EXHIBIT 10.1

CREDIT AGREEMENT

among

SANDS REGENT. INC.,

LAST CHANCE, INC.,

ZANTE, INC.

THE LENDERS NAMED HEREIN,

and

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Administrative Agent, L/C Issuer and Swing Line Lender

Dated as of April 2, 2004

-i-

(continued)

-ii-

(continued)

SCHEDULE I THE LENDERS	1

SCHEDULE II FUNDING DATE	1

SCHEDULE 4.01(f) ENVIRONMENTAL EXCEPTIONS	1

SCHEDULE 4.01(g) LITIGATION	1

SCHEDULE 4.01(h) A LAST CHANCE REAL PROPERTY	1

SCHEDULE 4.01(h) B ZANTE REAL PROPERTY	1

SCHEDULE 4.01(h) C RAIL CITY REAL PROPERTY	1

SCHEDULE 4.01(i) OTHER CONTINGENT OBLIGATIONS	1

SCHEDULE 4.01(j) A LAST CHANCE PERMITTED EXCEPTIONS	1

SCHEDULE 4.01(j) B ZANTE PERMITTED EXCEPTIONS	1

SCHEDULE 4.01(j) C RAIL CITY PERMITTED EXCEPTIONS	1

-iii-

(continued)

-iv-

CREDIT AGREEMENT

THIS CREDIT AGREEMENT, dated as of April 2, 2004, is entered into by and among: (1) THE SANDS REGENT, a Nevada corporation (“Sands”), LAST CHANCE, INC., a Nevada corporation (“Last Chance”) and ZANTE, INC., a Nevada corporation (“Zante” and, together with Last Chance and Sands, each a “Borrower” and collectively, the “Borrowers”); (2) each of the financial institutions from time to time listed in Schedule I hereto, as amended, restated, supplemented or otherwise modified from time to time (collectively, the “Lenders”); and (3) WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association (“Wells Fargo”, as administrative agent for the Lenders (in such capacity, the “Administrative Agent”) as sole lead arranger, as L/C Issuer and as Swing Line Lender.

RECITALS

A. The Borrowers have requested that the Lenders provide certain credit facilities to the Borrowers.

B. The Lenders are willing to provide such credit facilities on the terms and subject to the conditions set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the above Recitals and the mutual covenants herein contained, the parties hereto hereby agree as follows:

ARTICLE I. DEFINITIONS, ASSUMPTION AND INTERPRETATION.

1.01. Definitions. Unless otherwise indicated in this Agreement or any other Credit Document, each term set forth below, when used in this Agreement or any other Credit Document, shall have the respective meaning given to that term below or in the provision of this Agreement or other document, instrument or agreement referenced below.

“Acquisition” shall mean the acquisition by Sands of 100% of the stock of Rail City.

“Acquisition Date” shall mean the date on which the Acquisition occurs, which date shall not be later than June 30, 2004.

“Administrative Agent” shall have the meaning given to that term in clause (4) of the introductory paragraph hereof.

“Affiliate” shall mean, with respect to any Person, (a) each Person that, directly or indirectly, owns or controls, whether beneficially or as a trustee, guardian or other fiduciary, five percent (5%) or more of any class of Equity Securities of such Person, (b) each Person that controls, is controlled by or is under common control with such Person or any Affiliate of such Person or (c) each of such Person’s officers, directors, joint venturers and partners; provided, however, that in no case shall the Administrative Agent or any Lender be deemed to be an Affiliate of any Loan Party for purposes of this Agreement. For the purpose of this definition,

“control” of a Person shall mean the possession, directly or indirectly, of the power to direct or cause the direction of its management or policies, whether through the ownership of voting securities, by contract or otherwise.

“Agreement” shall mean this Credit Agreement, as the same may be amended, restated, supplemented or modified from time to time.

“Alliance Subordinated Indebtedness” shall have the meaning given to that term in Section 5.02(a).

“Applicable Lending Office” shall mean, with respect to any Lender, (a) in the case of its Base Rate Loans and Base Rate Portions, its Domestic Lending Office, and (b) in the case of its LIBOR Loans and LIBOR Portions, its Euro-Dollar Lending Office.

“Applicable Margin” shall mean, subject to Section 2.08(c), with respect to each Loan (and with respect to the calculation of Letter of Credit fees pursuant to Section 2.03(i)), the per annum margin which is determined pursuant to the Pricing Grid and added to the Base Rate or LIBOR Rate, as the case may be, for such Loan. The Applicable Margin shall be determined as provided in the Pricing Grid and may change for each fiscal quarter.

“Assignee Lender” shall have the meaning given to that term in Section 8.05(c).

“Assignment” shall have the meaning given to that term in Section 8.05(c).

“Assignment Agreement” shall have the meaning given to that term in Section 8.05(c).

“Assignment Effective Date” shall have, with respect to each Assignment Agreement, the meaning set forth therein.

“Assignor Lender” shall have the meaning given to that term in Section 8.05(c).

“Base Rate” shall mean, on any day, the greater of (a) the Prime Rate in effect on such date and (b) the Federal Funds Rate for such day plus one-half percent (0.50%).

“Base Rate Loan” shall mean, at any time, a Revolving Loan which then bears interest as provided in clause (i) of Section 2.01(c).

“Base Rate Portion” shall mean, at any time, a Portion of the Term Loan which then bears interest at a rate specified in clause (i) of Section 2.02(c).

“Belding” means David Belding, an individual.

“Belding Subordinated Indebtedness” shall have the meaning given to that term in Section 5.02(a).

“Borrower” and “Borrowers” shall have the meaning given to such terms in clause (1) of the introductory paragraph hereof.

“Borrowing” shall mean a Revolving Loan Borrowing, the Term Loan Borrowing or a Swing Line Borrowing, as the context may require.

“Borrowing Agent” shall mean Sands, in such capacity.

“Business Day” shall mean any day on which (a) commercial banks are not authorized or required to close in San Francisco, California and (b) if such Business Day is related to a LIBOR Loan or a LIBOR Portion, dealings in Dollar deposits are carried out in the London interbank market.

“CPLTD” shall mean California Prospectors, Ltd., a Nevada limited liability company.

“Capital Adequacy Requirement” shall have the meaning given to that term in Section 2.12(d).

“Capital Asset” shall mean, with respect to any Person, any tangible fixed or capital asset owned or leased (in the case of a Capital Lease) by such Person, or any expense incurred by such Person that is required by GAAP to be classified and accounted for as a non-current asset on such Person’s balance sheet, and the amount of such asset shall be determined in accordance with GAAP.

“Capital Expenditures” shall mean, with respect to any Person and any period, all amounts expended by such Person during such period to acquire or to construct Capital Assets (including renewals, improvements and replacements, but excluding repairs in the ordinary course) computed in accordance with GAAP (including all amounts paid or accrued on Capital Leases and other Indebtedness incurred or assumed to acquire Capital Assets).

“Capital Leases” shall mean any and all lease obligations that, in accordance with GAAP, are required to be capitalized on the books of a lessee.

“Cash Collateralize” shall mean to pledge and deposit with or deliver to the Administrative Agent, for the benefit of the L/C Issuer and the Lenders, as collateral for the Obligations, cash or deposit account balances in an amount equal to the L/C Obligations pursuant to documentation in form and substance satisfactory to the Administrative Agent and the L/C Issuer (which documents are hereby consented to by the Lenders). Derivatives of such term shall have a corresponding meaning.

“Cash Equivalents” shall mean:

(a) Direct obligations of, or obligations the principal and interest on which are unconditionally guaranteed by, the United States of America or obligations of any agency of the United States of America to the extent such obligations are backed by the full faith and credit of the United States of America, in each case maturing within one year from the date of acquisition thereof;

(b) Certificates of deposit maturing within one year from the date of acquisition thereof issued by a commercial bank or trust company organized under the laws of the United States of America or a state thereof or that is a Lender, provided that (i) such deposits are denominated in Dollars, (ii) such bank or trust company has capital, surplus and undivided profits of not less than $100,000,000 and (iii) such bank or trust company has certificates of deposit or other debt obligations rated at least A-1 (or its equivalent) by Standard and Poor’s Ratings Group or P-1 (or its equivalent) by Moody’s Investors Service, Inc.;

(c) Open market commercial paper maturing within 270 days from the date of acquisition thereof issued by a corporation organized under the laws of the United States of America or a state thereof, provided such commercial paper is rated at least A-1 (or its equivalent) by Standard and Poor’s Ratings Group or P-1 (or its equivalent) by Moody’s Investors Service, Inc.; and

(d) Any repurchase agreement entered into with a commercial bank or trust company organized under the laws of the United States of America or a state thereof or that is a Lender; provided that (i) such bank or trust company has capital, surplus and undivided profits of not less than $100,000,000, (ii) such bank or trust company has certificates of deposit or other debt obligations rated at least A-1 (or its equivalent) by Standard and Poor’s Ratings Group or P-1 (or its equivalent) by Moody’s Investors Service, Inc., (iii) the repurchase obligations of such bank or trust company under such repurchase agreement are fully secured by a perfected security interest in a security or instrument of the type described in clause (a), (b) or (c) above and (iv) such security or instrument so securing the repurchase obligations has a fair market value at the time such repurchase agreement is entered into of not less than 100% of such repurchase obligations.

“Change of Control” shall mean shall mean the occurrence of any of the following: (a) any reorganization, merger or consolidation of any Borrower with one or more Persons (other than a Borrower) where such Borrower is not the surviving corporation ; (b) any reorganization, merger or consolidation of any Borrower with one or more Persons (other than a Borrower) where such Borrower is the surviving corporation and the shareholders of such Borrower immediately prior to such transaction do not own greater than fifty percent (50%) of the issued and outstanding common stock of such Borrower immediately after such transaction; (c) Sands shall fail to own directly or indirectly 100% of all other Borrowers’ common stock; (d) the acquisition at any time by any Person other than Pete Cladianos, Jr, Pete Cladianos III or Deborah Lundgren (including a group, within the meaning of Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder (“Section 13(d)”)) of “beneficial ownership” (within the meaning of Section 13(d)) in excess of thirty percent (30%) of the total voting power of the voting Equity Securities of Sands; (e) either of Ferenc Szony or Rob Medeiros ceases to be actively involved in the management of the Borrowers to the same extent of his/her involvement as of the Closing Date; provided, however, it shall not be deemed a Change of Control so long as within 180 days of such cessation, such Person is replaced by a Person acceptable to the Required Lenders in their reasonable discretion or (f) if a majority of the board of directors of Sands shall no longer be composed of individuals (i) who were members of said board on the date hereof, (ii) whose election or nomination to said board was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of said board, or (iii) whose election or nomination to said board was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of said board.

“Change of Law” shall have the meaning given to that term in Section 2.12(b).

“Closing Date” means April 2, 2004.

“Collateral” shall mean all real and personal property of each Loan Party in which the Administrative Agent or any Lender has a Lien to secure the Obligations or any Guaranty.

“Collateral Certificate” shall mean a Collateral Certificate in form and substance satisfactory to the Administrative Agent.

“Commercial Letter of Credit” means any documentary letter of credit issued by the L/C Issuer either under this Agreement or as originally issued, in either case as the same may be supplemented, modified, amended, extended, restated or supplanted.

“Commitment Fee Percentage” shall mean, with respect to the Revolving Loan Commitments at any time, the per annum percentage which is used to calculate Commitment Fees for such Revolving Loan Commitments. The Commitment Fee Percentage shall be determined as provided in the Pricing Grid and may change for each fiscal quarter.

“Commitment Fees” shall have the meaning given to that term in Section 2.06(b).

“Commitments” shall mean, collectively, the Revolving Loan Commitments and the Term Loan Commitments.

“Compliance Certificate” shall have the meaning given to that term in Section 5.01(a)(iii).

“Contingent Obligation” shall mean, with respect to any Person, (a) any Guaranty Obligation of that Person; and (b) any direct or indirect obligation or liability, contingent or otherwise, of that Person (i) in respect of any Surety Instrument issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings or payments, (ii) as a partner or joint venturer in any partnership or joint venture, (iii) to purchase any materials, supplies or other property from, or to obtain the services of, another Person if the relevant contract or other related document or obligation requires that payment for such materials, supplies or other property, or for such services, shall be made regardless of whether delivery of such materials, supplies or other property is ever made or tendered, or such services are ever performed or tendered, (iv) any unfunded pension liability or (v) in respect to any Rate Contract that is not entered into in connection with a bona fide hedging operation that provides offsetting benefits to such Person. The amount of any Contingent Obligation shall (subject, in the case of Guaranty Obligations, to the last sentence of the definition of “Guaranty Obligation”) be deemed equal to the maximum reasonably anticipated liability in respect thereof, and shall, with respect to item (b)(iv) of this definition be marked to market on a current basis.

“Contractual Obligation” of any Person shall mean, any indenture, note, lease, loan agreement, security, deed of trust, mortgage, security agreement, guaranty, instrument, contract, agreement or other form of contractual obligation or undertaking to which such Person is a party or by which such Person or any of its Property is bound.

“Control Agreement” a control agreement among a Borrower or a Guarantor, a depository bank or securities intermediary, as the case may be, and the Administrative Agent, substantially in form as shall be acceptable to the Administrative Agent.

“Credit Documents” shall mean and include this Agreement, the Notes, each Guaranty, the Security Documents, each Letter of Credit Application, each Notice of Borrowing, each Notice of Interest Period Selection, all Lender Rate Contracts, the Collateral Certificate, each Notice of Conversion, the Fee Letter, all other documents, instruments and agreements signed by or on behalf of any Loan Party and delivered to the Administrative Agent or any Lender pursuant to Section 3.02 and all other documents, instruments and agreements signed by or on behalf of any Loan Party and delivered by any Loan Party to the Administrative Agent or any Lender in connection with this Agreement or any other Credit Document on or after the date of this Agreement, including, without limitation, any amendments, consents or waivers, as the same may be amended, restated, supplemented or modified from time to time.

“Credit Event” shall mean the making of any Loan (including a Swing Line Loan) or the making of an L/C Credit Extension.

“Date of Acceleration” shall mean the earlier of (i) the termination of the Revolving Loan Commitments and (ii) the declaration of all or a portion of the outstanding Revolving Loans or Term Loans to be immediately due and payable without presentment, demand, protest or any other notice of any kind (or automatic acceleration thereof, as the case may be).

“Debtor Relief Laws” shall mean the Bankruptcy Code of the United States of America, and all other applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws or Governmental Rules from time to time in effect affecting the rights of creditors generally.

“Deeds of Trust” shall mean, collectively, the Last Chance Deed of Trust, the Zante Deed of Trust and the Rail City Deed of Trust.

“Default” shall mean an Event of Default or any event or circumstance not yet constituting an Event of Default which, with the giving of any notice or the lapse of any period of time or both, would become an Event of Default.

“Default Rate” shall have the meaning given to that term in Section 2.08(c).

“Defaulting Lender” shall mean a Lender which has failed to fund its portion of any Borrowing which it is required to fund under this Agreement and has continued in such failure for three (3) Business Days after written notice from the Administrative Agent or, if the Administrative Agent fails to send such notice, from a Borrower.

“Distributions” shall mean dividends (in cash, Property or obligations) on, or other payments or distributions on account of, or the setting apart of money for a sinking or other analogous fund for, or the purchase, redemption, retirement or other acquisition of, any shares of any class of stock of any Loan Party or of any warrants, options or other rights to acquire the same (or to make any payments to any Person, such as “phantom stock” payments, where the amount is calculated with reference to the fair market or equity value of any Loan Party), but excluding dividends payable solely in shares of common stock of any Loan Party.

“Dollars” and “$” shall mean the lawful currency of the United States of America and, in relation to any payment under this Agreement, same day or immediately available funds.

“Domestic Lending Office” shall mean, with respect to any Lender, (a) initially, its office designated as such in Schedule I (or, in the case of any Lender which becomes a Lender by an assignment pursuant to Section 8.05(c), its office designated as such in the applicable Assignment Agreement) and (b) subsequently, such other office or offices as such Lender may designate to the Administrative Agent as the office at which such Lender’s Base Rate Loans and Base Rate Portions will thereafter be maintained and for the account of which all payments of principal of, and interest on, such Lender’s Base Rate Loans and Base Rate Portions will thereafter be made.

“Domestic Subsidiary” shall mean each direct or indirect Subsidiary of a Borrower which is organized under the laws of the United States of America or any state thereof.

“EBITDA” shall mean, with respect to the Loan Parties determined on a consolidated basis, for any period, Net Income for such period plus, without duplication, and to the extent deducted in determining such Net Income for such period, the sum of the following for such period: (i) cash Interest Expense for such period, (ii) income tax expense for such period, (iii) depreciation and amortization for such period, (iv) extraordinary or non-recurring charges for such period, (v) the aggregate amount of non-cash charges during such period, (vi) for the four quarters following such payment, remediation costs paid as a result of the findings of the Phase II environmental survey, but only to the extent such costs are subject to the indemnification provided by Alliance Gaming Corporation pursuant to the Stock Purchase Agreement and (vi) for the four quarters following such charges, charges relating to the execution and delivery of this Agreement and the Acquisition (but not including any costs related to the commission of a Phase II environmental survey), and minus, without duplication, and to the extent added in determining such Net Income for such period, the aggregate amount of extraordinary or non-recurring gains during such period. Pro forma credit shall be given for acquired companies’ EBITDA or the identifiable EBITDA of identifiable business units and divisions acquired calculated in a similar fashion (so long as such acquisition was permitted by this Agreement) as if owned on the first day of the applicable period; companies (or identifiable business units or divisions) sold, transferred or otherwise disposed of during any period will be treated as if not owned during the entire applicable period.

“Effective Amount” shall mean (i) with respect to Revolving Loans, Term Loans and Swing Line Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of Revolving Loans, Term Loans and Swing Line Loans, as the case may be, occurring on such date; and (ii) with respect to any L/C Obligations on any date, the amount of such L/C Obligations on such date after giving effect to any L/C Credit Extension occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements of outstanding unpaid drawings under any Letters of Credit or any reductions in the maximum amount available for drawing under Letters of Credit taking effect on such date.

“Eligible Assignee” shall mean a Person which is (a) to the extent required under applicable Gaming Laws, registered or licensed with, approved or found suitable by, or not disapproved, denied a license or approval or found unsuitable by (whichever may be required under applicable Gaming Laws), any applicable Governmental Authorities and (b) a commercial bank organized under the laws of the United States of America, or any state thereof, and having a combined capital and surplus of at least $100,000,000, (b) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development (the “OECD”), or a political subdivision of any such country, and having a combined capital and surplus of at least $100,000,000; provided that such bank is acting through a branch or agency located in the country in which it is organized or another country which is also a member of the OECD, or (c) a Person that is primarily engaged in the business of commercial banking and that is (i) a Subsidiary of a Lender, (ii) a Subsidiary of a Person of which a Lender is a Subsidiary, or (iii) a Person of which a Lender is a Subsidiary.

“Employee Benefit Plan” shall mean any employee benefit plan within the meaning of section 3(3) of ERISA maintained or contributed to by a Borrower or any ERISA Affiliate, other than a Multiemployer Plan.

“Environmental Damages” shall mean all claims, judgments, damages, losses, penalties, liabilities (including strict liability), costs and expenses, including costs of investigation, remediation, defense, settlement and attorneys’ fees and consultants’ fees, that are incurred at any time (a) as a result of the existence of any Hazardous Material upon, about or beneath any real property owned, leased or operated by the Loan Parties or migrating or threatening to migrate to or from any such real property, (b) arising from any investigation, proceeding or remediation of any location at which the Loan Parties or any predecessors are alleged to have directly or indirectly disposed of Hazardous Materials or (c) arising in any manner whatsoever out of any violation of Environmental Laws by any Loan Party or with respect to any real property owned by any Loan Party.

“Environmental Laws” shall mean the Clean Air Act, 42 U.S.C. Section 7401 et seq.; the Federal Water Pollution Control Act, 33 U.S.C. Section 1251 et seq.; the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 et seq.; the Comprehensive Environment Response, Compensation and Liability Act of 1980 (“CERCLA”), 42 U.S.C. Section 9601 et seq.; the Toxic Substances Control Act, 15 U.S.C. Section 2601 et seq.; the Occupational Safety and Health Act, 29 U.S.C. Section 651; the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. Section 11001 et seq.; the Mine Safety and Health Act of 1977, 30 U.S.C. Section 801 et seq.; the Safe Drinking Water Act, 42 U.S.C. Section 300f et seq.; and all other Governmental Rules relating to environmental, health and safety matters, including all Governmental Rules pertaining to the reporting, licensing, permitting, transportation, storage, disposal, investigation or remediation of emissions, discharges, releases, or threatened releases of Hazardous Materials into the air, surface water, groundwater, or land, or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transportation or handling of Hazardous Materials.

“Equity Securities” of any Person shall mean (a) all common stock, preferred stock, participations, shares, partnership interests, limited liability company interests or other equity interests in and of such Person (regardless of how designated and whether or not voting or non-voting) and (b) all warrants, options and other rights to acquire any of the foregoing.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended.

“ERISA Affiliate” shall mean any Person that is treated as a single employer with a Borrower under section 414(b) or (c) of the IRC.

“ERISA Event” shall mean (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by any Loan Party or any ERISA Affiliate from a Pension Plan subject to section 4063 of ERISA during a plan year in which it was a “substantial employer” (as defined in section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under section 4062(e) of ERISA which could reasonably be expected to give rise to any liability with respect to such withdrawal; (c) a complete or partial withdrawal by a Borrower or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Pension Plan or Multiemployer Plan amendment as a termination under sections 4041 or 4041A of ERISA, or the commencement of proceedings to terminate a Pension Plan or Multiemployer Plan; (e) an event or condition which could reasonably be expected to constitute grounds under section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or (f) the imposition of any liability under Title IV of ERISA, other than PBGC premiums due but not delinquent under section 4007 of ERISA, upon a Borrower or any ERISA Affiliate.

“Euro-Dollar Lending Office” shall mean, with respect to any Lender, (a) initially, its office designated as such in Schedule I (or, in the case of any Lender which becomes a Lender by an assignment pursuant to Section 8.05(c), its office designated as such in the applicable Assignment Agreement) and (b) subsequently, such other office or offices as such Lender may designate to the Administrative Agent as the office at which such Lender’s LIBOR Loans and LIBOR Portions will thereafter be maintained and for the account of which all payments of principal of, and interest on, such Lender’s LIBOR Loans and LIBOR Portions will thereafter be made.

“Event of Default” shall have the meaning given to that term in Section 6.01.

“Evergreen Letter of Credit” shall have the meaning given to that term in Section 2.03(b).

“Exchange Act” shall mean the Securities Exchange Act of 1934.

“Existing Credit Facility” shall mean that certain Credit Agreement, dated as of May 31, 2002, among the Borrowers and Nevada State Bank.

“Federal Funds Rate” shall mean, for any day, the rate per annum (rounded upwards to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided, that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate charged to Wells Fargo on such day on such transactions as determined by the Administrative Agent.

“Federal Reserve Board” shall mean the Board of Governors of the Federal Reserve System.

“Fee Letter” shall mean the letter agreement dated as of October 3, 2003, among Sands and Wells Fargo, as amended on December 23, 2003, regarding certain fees payable by the Borrowers to the Administrative Agent and the Lenders as expressly indicated therein.

“Financial Statements” shall mean, with respect to any accounting period for any Person, statements of income, retained earnings and cash flows of such Person for such period, and a balance sheet of such Person as of the end of such period, setting forth in each case in comparative form figures for the corresponding period in the preceding fiscal year if such period is less than a full fiscal year or, if such period is a full fiscal year, corresponding figures from the preceding annual audited financial statements, all prepared in reasonable detail and in accordance with GAAP.

“Fixed Charge Coverage Ratio” shall mean, as of the last day of any fiscal quarter, (a) EBITDA for the period of four consecutive fiscal quarters ending on such date minus the sum of, without duplication, (i) the aggregate amount of all Maintenance Capital Expenditures made during such period (net of the aggregate principal amount of all Indebtedness incurred or otherwise assumed by the Loan Parties to the extent expressly permitted by this Agreement, determined on a consolidated basis in accordance with GAAP, during such period to finance such Maintenance Capital Expenditures and excluding any Permitted Acquisition to the extent treated as a Capital Expenditure under GAAP), (ii) cash taxes for such period and (iii) Distributions made during such period, divided by (b) Fixed Charges for such period.

“Fixed Charges” shall mean, for any period, the sum for the Loan Parties (determined on a consolidated basis without duplication in accordance with GAAP), of the following items: (a) cash Interest Expense for such period, (b) scheduled payments of principal on Indebtedness and/or the repayment of any Permitted Subordinated Indebtedness during such period and (c) the portion of payments, other than optional payments, made under Capital Leases that should be treated as payment of principal in accordance with GAAP, to the extent actually paid during such period.

“Foreign Plan” shall mean any defined benefit plan as defined in section 3(35) of ERISA maintained by a Borrower or any of its Subsidiaries which is mandated or governed by any Governmental Rule of any Governmental Authority other than the United States.

“Funding Date” shall have the meaning given to that term in Section 3.02, it being agreed upon by the Borrowers and the Lenders that, upon determination of the actual Funding Date, the Administrative Agent shall insert Schedule II hereto, which schedule shall contain such actual Funding Date.

“GAAP” shall mean generally accepted accounting principles and practices as in effect in the United States of America from time to time, consistently applied.

“Gaming Authorities” shall mean, collectively, (a) the Nevada Gaming Commission, (b) the Nevada State Gaming Control Board and (c) any other Governmental Authorities that holds regulatory, licensing or permit authority over gambling, gaming or casino activities conducted by the Borrowers and their Subsidiaries.

“Gaming Facility” shall mean any casino and all other Property owned by a Loan Party which is ancillary thereto or used in connection therewith.

“Gaming Laws” shall mean all statutes, rules, regulations, ordinances, codes, administrative or judicial orders or decrees or other laws pursuant to which any Gaming Authority or other Governmental Authority possesses regulatory, licensing or permit authority over gambling or gaming activities conducted by any Loan Party within its jurisdiction.

“Gaming License” shall mean, collectively, any and all Governmental Authorizations (i) necessary to enable any Loan Party to engage in the casino, gambling or gaming business or otherwise continue to conduct its business as it is conducted on the Closing Date, or (ii) required by any Governmental Authority or under any Gaming Law.

“Governmental Authority” shall mean any domestic or foreign national, state or local government, any political subdivision thereof, any department, agency, authority or bureau of any of the foregoing, or any other entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including, without limitation, the Federal Deposit Insurance Corporation, the Federal Reserve Board, the Comptroller of the Currency, any central bank or any comparable authority.

“Governmental Authorization” shall mean any permit, license, registration, approval, finding of suitability, authorization, plan, directive, order, consent, exemption, waiver, consent order or consent decree of or from, or notice to, action by or filing with, any Governmental Authority.

“Governmental Charges” shall mean, with respect to any Person, all levies, assessments, fees, claims or other charges imposed by any Governmental Authority upon such Person or any of its property or otherwise payable by such Person.

“Governmental Rule” shall mean any law, rule, regulation, ordinance, order, code interpretation, judgment, decree, directive, Governmental Authorization guidelines, policy or similar form of decision of any Governmental Authority.

“Guarantor” shall mean CPLTD, and each other direct or indirect Subsidiary of a Borrower which becomes a party to the Guaranty.

“Guarantor Security Agreement” shall mean that certain Guarantor Security Agreement, dated as of the date hereof, among the Guarantor and the Administrative Agent.

“Guaranty” shall mean the Guaranty Agreement among the Guarantors and the Administrative Agent, delivered by the Borrowers pursuant to Section 5.01(i).

“Guaranty Obligation” shall mean, with respect to any Person, any direct or indirect liability of that Person with respect to any Indebtedness, lease, dividend, letter of credit or other obligation (the “primary obligations”) of another Person (the “primary obligor”), including any obligation of that Person, whether or not contingent, (a) to purchase, repurchase or otherwise acquire such primary obligations or any property constituting direct or indirect security therefor, or (b) to advance or provide funds (i) for the payment or discharge of any such primary obligation, or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet item, level of income or financial condition of the primary obligor, or (c) to purchase property, securities or services primarily for the purpose of assuring the beneficiary of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, or (d) otherwise to assure or hold harmless the holder of any such primary obligation against loss in respect thereof. The amount of any Guaranty Obligation shall be deemed equal to the stated or determinable amount of the primary obligation in respect of which such Guaranty Obligation is made or, if not stated or if indeterminable, the maximum liability in respect thereof.

“Hazardous Materials” shall mean all pollutants, contaminants and other materials, hazardous or toxic substances and wastes, including petroleum and petroleum products and byproducts, radioactive materials, asbestos, and polychlorinated biphenyls and any other materials that are classified or regulated as “hazardous,” “toxic” or similar descriptions under any applicable Environmental Law.

“Honor Date” shall have the meaning given to that term in Section 2.03(c)(i).

“ICC” shall have the meaning given to that term in Section 2.03(h).

“Indebtedness” of any Person shall mean, without duplication:

(a) All obligations of such Person evidenced by notes, bonds, debentures or other similar instruments and all other obligations of such Person for borrowed money (including obligations to repurchase receivables and other assets sold with recourse);

(b) All obligations of such Person for the deferred purchase price of property or services (including obligations under letters of credit and other credit facilities which secure or finance such purchase price) except for trade accounts payable not more than sixty (60) days past due;

(c) All obligations of such Person under conditional sale or other title retention agreements with respect to property acquired by such Person (to the extent of the value of such property if the rights and remedies of the seller or the lender under such agreement in the event of default are limited solely to repossession or sale of such property);

(d) All obligations of such Person as lessee under or with respect to Capital Leases;

(e) All obligations of such Person, contingent or otherwise, under or with respect to Surety Instruments;

(f) All net obligations of such Person, contingent or otherwise, under or with respect to Rate Contracts;

(g) All obligations arising in connection with the issuance of any Letters of Credit;

(h) All Guaranty Obligations of such Person with respect to the obligations of other Persons of the types described in clauses (a) - (g) above and all other Contingent Obligations (including unfunded pension liability) of such Person; and

(i) All obligations of other Persons of the types described in clauses (a) - (h) above to the extent secured by (or for which any holder of such obligations has an existing right, contingent or otherwise, to be secured by) any Lien in any property (including accounts and contract rights) of such Person, even though such Person has not assumed or become liable for the payment of such obligations.

“Interest Expense” shall mean, for any period, the sum, for the Loan Parties (calculated without regard to any limitations on the payment thereof and including amortization of Indebtedness discount and deferred financing costs, capitalized interest, interest paid in kind, commitment fees and letter of credit fees), determined on a consolidated basis without duplication in accordance with GAAP, of the following: (a) all interest, fees, charges and related expenses payable during such period to any Person in connection with Indebtedness or the deferred purchase price of assets that is treated as interest in accordance with GAAP (net of interest income for such period), (b) the portion of rent actually paid during such period under Capital Leases that should be treated as interest in accordance with GAAP, and (c) the net amounts payable (or minus the net amounts receivable) under Rate Contracts accrued during such period (whether or not actually paid or received during such period). For purposes of the foregoing, interest expense shall be determined after giving effect to any net payments made or received with respect to Rate Contracts.

“Interest Period” shall mean, with respect to any LIBOR Loan or LIBOR Portion, the time periods selected by the Borrowing Agent pursuant to Section 2.01(b), Section 2.01(d), Section 2.02(b) or Section 2.02(d) which commences on the first day of such Loan or Portion or the effective date of any conversion and ends on the last day of such time period, and thereafter, each subsequent time period selected by the Borrowing Agent pursuant to Section 2.01(e) or Section 2.02(e) which commences on the last day of the immediately preceding time period and ends on the last day of that time period.

“Investment” of any Person shall mean any loan or advance of funds by such Person to any other Person (other than advances to employees of such Person for moving and travel expenses, drawing accounts and similar expenditures in the ordinary course of business), any purchase or other acquisition of any Equity Securities or Indebtedness of any other Person, any capital contribution by such Person to or any other investment by such Person in any other Person (including any Guaranty Obligations of such Person and any indebtedness of such Person of the type described in clause (h) of the definition of “Indebtedness” on behalf of any other Person); provided, however, that Investments shall not include (a) accounts receivable or other indebtedness owed by customers of such Person which are current assets and arose from sales of inventory in the ordinary course of such Person’s business (except as otherwise set forth in this Agreement with respect to accounts receivable or other indebtedness owing from one Loan Party to another Loan Party), or (b) prepaid expenses of such Person incurred and prepaid in the ordinary course of business.

“IRC” shall mean the Internal Revenue Code of 1986.

“Joint Venture” shall mean a joint venture, limited liability company, corporation, partnership or other entity (other than a Subsidiary) in which a Borrower or a Subsidiary of a Borrower and one or more other Persons who are not Subsidiaries of a Borrower have ownership interests. “Joint Venture” shall include any direct or indirect Subsidiary of a Borrower which Subsidiary is not wholly owned, either directly or indirectly, by a Borrower.

“Last Chance Assignment” shall mean an assignment, in a form and substance acceptable to Administrative Agent, to be executed by Last Chance and CPTLD, as a condition precedent to the initial Credit Event, and to be recorded in the Official Records of Washoe County, Nevada, and Sierra County, California, whereby Last Chance and CPTLD presently assign to Administrative Agent in consideration of the credit facilities to be provided hereunder (reserving a revocable license to retain use and enjoy): (a) all of their right, title and interest under all subleases and other occupancy agreements which they have entered into with respect to the Last Chance Real Property; (b) all of their right title and interest under all leases and purchase contracts relating to equipment utilized in connection with the Last Chance Real Property; (c) all of their right, title and interest in and to all permits, licenses and contracts relating to the Last Chance Real Property, except Gaming Licenses and lottery licenses and except for those permits, licenses and contracts which are unassignable, and (d) all rents, issues, profits, revenues and income from the Last Chance Real Property and from any business activity conducted thereon; as such assignment may be amended, modified, extended, renewed, restated, substituted or replaced from time to time.

“Last Chance Deed of Trust” shall mean one, or more, deeds of trust and security agreement with assignment of rents, each in a form and substance satisfactory to the Administrative Agent, to be recorded in the Official Records of Washoe County, Nevada, and Sierra County, California, encumbering: (i) all of Last Chance’s and CPTLD’s right title and interest in the Last Chance Real Property under the Last Chance Prospector Documents, and all other interests of Last Chance and CPTLD in the Last Chance Real Property; and (ii) all personal property associated with the Last Chance Real Property; all as security for Borrowers’ payment and performance under this Agreement, and under the other Credit Documents; as such deed of trust may be amended, modified, extended, renewed, restated, substituted or replaced from time to time.

“Last Chance Estoppel Documents” shall mean an estoppel certificate, or certificates, each duly executed by the members of the Stremmel Group, each as parties to the Last Chance Prospector Documents pursuant to which they certify and represent to Administrative Agent that: (i) the Last Chance Prospector Documents represent the entire Agreement between the parties thereto with respect to the Last Chance Real Property and the Last Chance Water and Sewer Entitlements; (ii) the Last Chance Prospector Documents have not been modified, supplemented or amended except as described therein; (iii) to their best knowledge, there are no defaults, by any parties to the Last Chance Prospector Documents, then existing under any terms of the Last Chance Prospector Documents; and (iv) they consent to encumbrance of Last Chance’s and CPTLD’s interest under the Last Chance Prospector Documents with the applicable Security Documents; and also pursuant to which, Prospector, Target and Stremmel make such other agreements and certifications regarding the Last Chance Prospector Documents, as are required by Administrative Agent.

“Last Chance Lottery Property” shall mean that portion of the Last Chance Real Property which is described as Parcels 4 and 6 on Schedule 4.01(h)A.

“Last Chance Permitted Exceptions” shall mean a collective reference to: (i) those exceptions to Last Chance’s and CPTLD’s title in the Last Chance Real Property which are set forth on Schedule 4.01(j) A; and (ii) such other items which are acceptable to Administrative Agent in its sole discretion.

“Last Chance Prospector Documents” shall mean a collective reference to that certain Asset Purchase Agreement between Prospector and Last Chance dated December 27, 2001 and the Integrated Agreements which are referred to therein, which Integrated Agreements include, without limitation: (i) a management agreement providing for Last Chance to manage the Last Chance RV Park; (ii) various leases granting leasehold interests to Last Chance or CPTLD in the remaining Last Chance Real Property; (iii) various options to purchase the Last Chance Real Property, wherein Last Chance is the optionee; and (iv) the Last Chance Water and Sewer Agreement.

“Last Chance RV Park” shall mean that portion of the Last Chance Real Property which is described as Parcels 5 and 7 on Schedule 4.01(h)A.

“Last Chance Real Property” shall mean the real property which is described by Schedule 4.01(h)A.

“Last Chance Water and Sewer Agreement” shall mean that certain Water and Sewer Service Agreement between Prospector, Target, Stremmel Capital and Last Chance dated December 27, 2001 pursuant to which, among other things: (i) Prospector, Target and Stremmel Capital agree to provide water and sewer service to Last Chance (the “Last Chance Real Property”), on a first priority basis; and (ii) Last Chance is granted a right of first refusal with respect to certain assets which are owned by Prospector, Target and Stremmel Capital and which are to be utilized in providing the water and sewer service that is contemplated thereunder.

“Last Chance Water and Sewer Entitlements” shall mean a collective reference to: (i) Last Chance’s entitlement to water and sewer service to be provided by Prospector, Target and Stremmel Capital pursuant to the Last Chance Water and Sewer Agreement; and (ii) all other rights and interests to which Last Chance is entitled under the Last Chance Water and Sewer Agreement.

“L/C Advance” shall mean, with respect to each Lender, such Lender’s funding of any L/C Borrowing in accordance with its Revolving Proportionate Share.

“L/C Borrowing” shall mean an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the date when made or refinanced as a Revolving Loan Borrowing.

“L/C Credit Extension” shall mean, with respect to any Letter of Credit, the issuance thereof, the amendment thereof, the extension of the expiry date thereof, or the renewal or increase of the amount thereof.

“L/C Issuer” shall mean Wells Fargo (or Trade Bank, as agent for Wells Fargo) in its capacity as issuer of Letters of Credit hereunder, or any successor issuer of Letters of Credit hereunder.

“L/C Obligations” shall mean, as at any date of determination, the aggregate undrawn face amount of all outstanding Letters of Credit plus the aggregate of all Unreimbursed Amounts, including all L/C Borrowings.

“Lender Rate Contract(s)” means one or more Rate Contracts in an amount not exceeding the Indebtedness evidenced by this Agreement between a Borrower or the Borrowers and one or more of the Lenders, on terms acceptable to such Borrower or the Borrowers and that Lender or Lenders. Each Lender Rate Contract shall be a Credit Document and shall be secured by the Liens created by the Security Documents to the extent set forth in Section 2.15(a).

“Lenders” shall have the meaning given to that term in clause (2) of the introductory paragraph hereof and includes the L/C Issuer and the Swing Line Lender (unless the context otherwise requires).

“Letter of Credit” shall mean any letter of credit issued hereunder. A Letter of Credit may be a Commercial Letter of Credit or a Standby Letter of Credit.

“Letter of Credit Application” shall mean an application and agreement (including any master letter of credit agreement) for the issuance or amendment of a letter of credit in the form from time to time in use by the L/C Issuer.

“Letter of Credit Expiration Date” shall mean the day that is ten days prior to the Revolving Loan Maturity Date (or, if such day is not a Business Day, the next preceding Business Day).

“Letter of Credit Sublimit” shall mean an amount equal to the lesser of the Total Revolving Loan Commitment and $5,000,000. The Letter of Credit Sublimit is part of, and not in addition to, the Total Revolving Loan Commitment.

“Leverage Ratio” shall mean, as of any date of determination, the ratio of (a) Total Funded Debt on such date to (b) EBITDA for the four fiscal quarter period ending on the last day of the most recently completed fiscal quarter.

“LIBOR Loan” shall mean, at any time, a Revolving Loan which then bears interest as provided in clause (ii) of Section 2.01(c).

“LIBOR Portion” shall mean, at any time, a Portion of the Term Loan Borrowing or a Term Loan, as the case may be, which then bears interest at a rate specified in clause (ii) of Section 2.02(c).

“LIBOR Rate” shall mean, with respect to any Interest Period for the LIBOR Loans in any Revolving Loan Borrowing consisting of LIBOR Loans or any LIBOR Portion of the Term Loan, a rate per annum equal to the quotient (rounded upward if necessary to the nearest 1/16 of one percent) of (a) the rate per annum appearing on the Telerate Page 3750 (or such other display screen as may replace Page 3750 on Telerate Access Service or any successor publication) on the second Business Day prior to the first day of such Interest Period at or about 11:00 a.m. (London time) (or as soon thereafter as practicable) (for delivery on the first day of such Interest Period) for a term comparable to such Interest Period, divided by (b) one minus the Reserve Requirement for such Loans or Portion in effect from time to time. If for any reason rates are not available as provided in clause (a) of the preceding sentence, the rate to be used in clause (a) shall be, at the Administrative Agent’s discretion (in each case rounded upward if necessary to the nearest 1/16 of one percent), (i) the rate per annum at which Dollar deposits are offered to the Administrative Agent in the London interbank eurodollar currency market or (ii) the rate at which Dollar deposits are offered to the Administrative Agent in, or by the Administrative Agent to major banks in, any offshore interbank eurodollar market selected by the Administrative Agent, in each case on the second Business Day prior to the commencement of such Interest Period at or about 11:00 a.m. (for delivery on the first day of such Interest Period) for a term comparable to such Interest Period and in an amount approximately equal to the amount of the Loan or Portion to be made or funded by the Administrative Agent, as part of such Borrower. The LIBOR Rate shall be adjusted automatically as to all LIBOR Loans and LIBOR Portions then outstanding as of the effective date of any change in the Reserve Requirement.

“License Revocation” shall mean the loss, revocation, failure to renew or suspension of, or the appointment of any receiver, supervisor or similar official with respect to, any Gaming License issued by any Gaming Authority covering any Gaming Facility.

“Lien” shall mean, with respect to any property, any security interest, mortgage, pledge, lien, charge or other encumbrance in, of, or on such property or the income therefrom, including the interest of a vendor or lessor under a conditional sale agreement, Capital Lease or other title retention agreement, or any agreement to provide any of the foregoing, and the filing of any financing statement or similar instrument under the Uniform Commercial Code or comparable law of any jurisdiction.

“Loan” shall mean a Revolving Loan, Term Loan or a Swing Line Loan.

“Loan Account” shall have the meaning given to that term in Section 2.09(a).

“Loan Parties” shall mean, collectively, the Borrowers and all Subsidiaries of a Borrower.

“Maintenance Capital Expenditures” shall mean any Capital Expenditure for the maintenance, repair, restoration or refurbishment of the Gaming Facilities owned by any Loan Party on the date hereof or by Rail City on the Acquisition Date, but not any Capital Expenditure which adds to or further improves such Property.

“manifest error” shall mean, in the case of a certificate and any related supporting materials, an error that is obvious from the face of such certificate and such supporting material (or in the case of any other materials or documents, an error that is obvious from the face of such material or document).

“Margin Stock” shall have the meaning given to that term in Regulation U issued by the Federal Reserve Board.

“Material Adverse Effect” shall mean a material adverse effect on (a) the business, assets, operations, condition (financial or otherwise), operating performance, prospects or liabilities of a Borrower individually or the Loan Parties taken as a whole; (b) the ability of a Borrower to pay or perform the Obligations in accordance with the terms of this Agreement and the other Credit Documents or the ability of the Guarantors, collectively, to pay or perform any portion of their obligations in accordance with the terms of the Guaranty; (c) the rights and remedies of the Administrative Agent or any Lender under this Agreement or the other Credit Documents; (d) the validity or enforceability of the Lender’s security interest in the Collateral or the perfection or priority of such security interests, (e) the validity or enforceability of any of the Credit Documents or (f) the use, occupancy or operation of the Gaming Facilities taken as a whole.

“Material Documents” shall mean the articles of incorporation, certificate of incorporation, by-laws, and other organizational documents of the Borrowers and the Guarantors.

“Maturity” or “maturity” shall mean, with respect to any Loan, interest, fee or other amount payable by the Borrowers under this Agreement or the other Credit Documents, the date such Loan, interest, fee or other amount becomes due, whether upon the stated maturity or due date, upon acceleration or otherwise.

“Multiemployer Plan” shall mean any multiemployer plan within the meaning of section 3(37) of ERISA maintained or contributed to by a Borrower or any ERISA Affiliate.

“Negative Pledge” shall mean a Contractual Obligation which contains a covenant binding on a Borrower or any Subsidiary of a Borrower which prohibits Liens on any of its Property, other than (a) any such covenant contained in a Contractual Obligation granting or relating to a particular Permitted Lien which affects only the Property that is the subject of such Permitted Lien, (b) any such covenant that does not apply to Liens securing the Obligations, (c) any encumbrance or restriction that restricts in a customary manner the subletting, assignment or transfer of any property or asset that is subject to a lease, license or other contract or the assignment, encumbrance or hypothecation of such lease, license or other contract (but such encumbrance or restriction shall not affect the Liens created under the Security Documents to the extent permitted by such lease, license or contract, the UCC or other applicable Law), (d) any restriction related solely to the assets subject to a sale or other disposition permitted pursuant hereto imposed pursuant to an agreement entered into in connection with a sale or other disposition permitted pursuant hereto pending the closing of such sale or other disposition, (e) any restriction contained in the agreements governing any Indebtedness permitted pursuant to Section 5.02(a) so long as such restriction does not affect or restrict in any way the Liens created under the Security Documents or the ability of a Borrower or any of a Borrower’s Subsidiaries to create any Liens in favor of the Administrative Agent or the Lenders in the future.

“Net Income” shall mean with respect to any fiscal period, the net income of the Loan Parties for such period determined on a consolidated basis in accordance with GAAP, consistently applied.

“Net Proceeds” shall mean:

(a) With respect to any sale of any asset or property by any Person (or as a result of any loss, destruction, damage or other casualty of or to, or any condemnation, eminent domain or other similar proceedings, in respect of, any assets or property), the aggregate consideration received by such Person from such sale less the sum of (i) the actual amount of the reasonable fees and commissions payable to Persons other than such Person or any Affiliate of such Person, the reasonable legal expenses, taxes and other costs and expenses directly related to such sale that are to be paid by such Person and (ii) the amount of any Indebtedness (other than the Obligations) which is secured by such asset and is required to be repaid or prepaid by such Person as a result of such sale; and

(b) With respect to any issuance or incurrence of any Indebtedness by any Person, the aggregate consideration received by such Person from such issuance or incurrence less the sum of the actual amount of the reasonable fees and commissions payable to Persons other than such Person or any Affiliate of such Person, the reasonable legal expenses and the other reasonable costs and expenses directly related to such issuance or incurrence that are to be paid by such Person; and

(c) With respect to any issuance of Equity Securities by any Person, the aggregate consideration received by such Person from such issuance less the sum of the actual amount of the reasonable fees and commissions payable to Persons other than such Person or any Affiliate of such Person, the reasonable legal expenses and the other reasonable costs and expenses directly related to such issuance that are to be paid by such Person; provided, however, that for the purpose of this clause (c), an issuance of Equity Securities by a Loan Party shall not include any of the following: (i) any capital contribution from any Loan Party in the form of Equity Securities or any issuance or sale of Equity Securities by any Subsidiary of a Borrower to a Borrower or any Subsidiary of a Borrower; (ii) any sale or issuance by any Loan Party to directors, officers or employees of such Loan Party or any other Loan Party of Equity Securities including in the form of warrants, options or similar rights to acquire any other Equity Securities of such Loan Party in connection with any stock option or other employee benefit plan or as part of executive compensation, in each case, in the ordinary course of business or any sale or issuance of Equity Securities upon the exercise of any such warrants, options or similar rights; and (iii) the issuance by any Loan Party of Equity Securities in the ordinary course of business in connection with the formation of Subsidiaries pursuant to transactions otherwise permitted pursuant to Section 5.02(d).

“Net Worth” shall mean, as at any date of determination, total stockholders’ equity of the Loan Parties on such date (exclusive of any treasury stock) (determined on a consolidated basis without duplication in accordance with GAAP).

“Nonrenewal Notice Date” shall have the meaning given to that term in Section 2.03(b)(iii).

“Note” shall mean a Revolving Loan Note, a Term Loan Note or a Swing Line Note.

“Notice of Borrowing” shall mean a Notice of Revolving Loan Borrowing, the Notice of Term Loan Borrowing or a Notice of Swing Line Borrowing.

“Notice of Conversion” shall mean a Notice of Revolving Loan Conversion or Notice of Term Loan Conversion.

“Notice of Interest Period Selection” shall mean a Notice of Revolving Loan Interest Period Selection or Notice of Term Loan Interest Period Selection.

“Notice of Revolving Loan Borrowing” shall have the meaning given to that term in Section 2.01(b).

“Notice of Revolving Loan Conversion” shall have the meaning given to that term in Section 2.01(d).

“Notice of Revolving Loan Interest Period Selection” shall have the meaning given to that term in Section 2.01(e).

“Notice of Swing Line Borrowing” shall mean a notice of a Swing Line Borrowing pursuant to Section 2.04(b), which, if in writing, shall be substantially in the form of Exhibit G.

“Notice of Term Loan Borrowing” shall have the meaning given to that term in Section 2.02(b).

“Notice of Term Loan Conversion” shall have the meaning given to that term in Section 2.02(d).

“Notice of Term Loan Interest Period Selection” shall have the meaning given to that term in Section 2.02(e).

“Obligations” shall mean and include all loans, advances, debts, liabilities and obligations, howsoever arising, owed or owing by the Borrowers to the Administrative Agent or any Lender of every kind and description (whether or not evidenced by any note or instrument and whether or not for the payment of money), direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising pursuant to the terms of this Agreement or any of the other Credit Documents, including without limitation all interest (including interest that accrues after the commencement of any bankruptcy or other insolvency proceeding by or against a Borrower or the Borrowers), fees, charges, expenses, attorneys’ fees and accountants’ fees chargeable to and payable by the Borrowers hereunder and thereunder.

“Participant” shall have the meaning given to that term in Section 8.05(b).

“PBGC” shall mean the Pension Benefit Guaranty Corporation.

“Pension Plan” shall mean any Employee Benefit Plan” that is subject to Title IV of ERISA and is sponsored or maintained by any Loan Party or any ERISA Affiliate or to which any Loan Party or any ERISA Affiliate contributes or has an obligation to contribute, or in the case of a multiple employer plan (as described in Section 4064(a) of ERISA) has made contributions at any time during the immediately preceding five plan years.

“Permitted Acquisition” shall mean any acquisition permitted under Section 5.02(d)(iii).

“Permitted Indebtedness” shall have the meaning given to that term in Section 5.02(a).

“Permitted Liens” shall have the meaning given to that term in Section 5.02(b).

“Permitted Subordinated Indebtedness” shall mean, collectively, the Alliance Subordinated Indebtedness and the Belding Subordinated Indebtedness.

“Person” shall mean and include an individual, a partnership, a corporation (including a business trust), a joint stock company, an unincorporated association, a limited liability company, a joint venture, a trust or other entity or a Governmental Authority.

“Pledge Agreement” shall mean that certain Pledge Agreement, dated as of the date hereof, among the Borrowers and the Administrative Agent.

“Portion” shall mean a portion of the principal amount of the Term Loan.

“Pricing Grid” shall mean:

Pricing Grid (rates are expressed in basis points per annum)

Tier	Leverage Ratio of the Borrowers and their Subsidiaries	Applicable Margin for LIBOR Loans (bps)	Applicable Margin for Base Rate Loans (bps)	Commitment Fee (bps)
1	< 1.75	200.0	50.00	37.5
2	< 2.00 ≥ 1.75	250.0	100.00	37.5
3	< 2.50 ≥ 2.00	300.0	150.00	50.0
4	< 3.00 ≥ 2.50	350.0	200.0	50.0
5	≥ 3.00	400.0	250.0	50.0

Any increase or decrease in the Applicable Margin or Commitment Fee Percentage resulting from a change in the Leverage Ratio shall become effective as of the first day of the fiscal quarter of the Borrowers immediately following the date a Compliance Certificate is delivered pursuant to Section 5.01(a); provided, however, that if no Compliance Certificate is delivered during a fiscal quarter when due in accordance with such Section, then Tier 5 shall apply as of the first day of such following fiscal quarter. Notwithstanding anything to the contrary set forth herein or in the definitions of Applicable Margin or Commitment Fee Percentage, (I) the Applicable Margin in effect (a) from and after the Funding Date through and including the date six months after the Funding Date shall be determined based upon Tier 5 of the Pricing Grid and (b) from and after the day after the date six months after the Funding Date through and including the last day of the fiscal quarter during which such date occurs shall be determined by the most recently delivered Compliance Certificate, and (II) the Commitment Fee Percentage in effect (a) from and after the Funding Date through and including the date six months after the Funding Date shall be 0.50% per annum for each fiscal quarter and (b) from and after the day after the date six months after the Funding Date through and including the last day of the fiscal quarter during which such date occurs shall be determined by the most recently delivered Compliance Certificate.

“Prime Rate” shall mean, at any time, the per annum rate of interest most recently announced within Wells Fargo at its principal office in San Francisco, California as its Prime Rate, with the understanding that Wells Fargo’s Prime Rate is one of its base rates and serves as the basis upon which effective rates of interest are calculated for those loans making reference thereto, and is evidenced by the recording thereof after its announcement in such internal publication or publications as Wells Fargo may designate. Any change in the Base Rate resulting from a change in the Prime Rate shall become effective on the Business Day on which each change in the Prime Rate occurs.

“Property” means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

“Proportionate Share” shall mean a Revolving Proportionate Share or a Term Proportionate Share, as the context may require.

“Prospector” shall mean Prospector Gaming Enterprises, Inc., a Nevada corporation.

“Rail City” shall mean Plantation Investments, Inc., a Nevada corporation, dba “Rail City”.

“Rail City Assignment” shall mean an assignment, in a form and substance acceptable to Administrative Agent, to be executed by Rail City, as a condition precedent to the initial Credit Event, and to be recorded in the Official Records of Washoe County, Nevada, whereby Rail City presently assigns to Administrative Agent in consideration of the credit facilities to be provided hereunder (reserving a revocable license to retain use and enjoy): (a) all of its right, title and interest under all leases and other occupancy agreements which it has entered into with respect to the Rail City Real Property; (b) all of its right title and interest under all leases and purchase contracts relating to equipment utilized in connection with the Rail City Real Property; (c) all of its right, title and interest in and to all permits, licenses and contracts relating to the Rail City Real Property, except Gaming Licenses and except for those permits, licenses and contracts which are unassignable, and (c) all rents, issues, profits, revenues and income from the Rail City Real Property and from any business activity conducted thereon; as such assignment may be amended, modified, extended, renewed, restated, substituted or replaced from time to time.

“Rail City Deed of Trust” shall mean one or more deeds of trust and security agreement with assignment of rents, each in a form and substance satisfactory to the Administrative Agent, encumbering: (i) all of Rail City’s right title and interest in the Rail City Real Property including, without limitation, the licensee’s interest in the Rail City NDOT Parcel under the Rail City Parking License Documents; and (ii) all personal property associated with the Rail City Real Property; all as security for Borrowers’ payment and performance under this Agreement, and under the other Credit Documents; as such deed of trust may be amended, modified, extended, renewed, restated, substituted or replaced from time to time.

“Rail City Estoppel Documents” shall mean an estoppel certificate duly executed by the City of Sparks, as the licensor under the Rail City Parking License Documents pursuant to which the City of Sparks certifies and represents to Administrative Agent that: (i) the Rail City Parking License Documents represent the entire agreement between the parties thereto with respect to use of the Rail City NDOT Parcel by Rail City; (ii) the Rail City Parking License Documents have not been modified, supplemented or amended except as described therein; (iii) to its best knowledge, there are no defaults by the City of Sparks, or by Rail City, then existing under any terms of the Rail City Parking License Documents; and (iv) it consents to encumbrance of Rail City’s interest under the Rail City Parking License Documents with the applicable security documents; and also pursuant to which, the City of Sparks makes such other agreements and certifications regarding the Rail City Parking License Documents as are required by Administrative Agent.

“Rail City NDOT Parcel” shall mean that portion of the Rail City Real Property which is described as Parcel 7 on Schedule 4.01(h)C.

“Rail City Parking License Documents” shall mean a collective reference to: Chapter 180, Statutes of Nevada, 1973; Lease Agreement dated May 24, 1974, by and between the State of Nevada and the City of Sparks, recorded July 16, 1974, as Instrument No. 333955, Official Records, Washoe County, Nevada; License executed by and between the Cit of Sparks, a municipal corporation and Sage Investment Corporation, a Nevada corporation, and John P.

Richards, recorded December 19, 1973 in Book 785, page 308 as Document No. 411965; Assignment of License by Richards-Schnack Development Corporation, a Nevada corporation, and William D. Schnack to Plantation Investments, Inc., dated March 21, 1990, in Book 3057, page 0220, as Document 1390322, Official Records, Washoe County, Nevada.

“Rail City Permitted Exceptions” shall mean a collective reference to: (i) those exceptions to Rail City’s title in the Rail City Real Property which are set forth on Schedule 4.01(j) C; and (ii) such other items which are acceptable to Administrative Agent in its sole discretion.

“Rail City Real Property” shall mean the real property which is described by Schedule 4.01(h)C.

“Rate Contract” shall mean any agreement with respect to any swap, cap, collar, hedge, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions.

“Real Property Assignments” shall mean a collective reference to the Last Chance Assignment, the Zante Assignment and the Rail City Assignment.

“Register” shall have the meaning given to that term in Section 8.05(d).

“Reportable Event” shall have the meaning given to that term in Title IV of ERISA and applicable regulations thereunder.

“Required Lenders” shall mean (a) prior to the Funding Date, two or more Lenders (if there is more than one Lender at such time) whose Proportionate Shares then equal or exceed fifty-one percent (51.0%) of the Total Commitment and (b) from and after the Funding Date (i) prior to the Date of Acceleration, two or more Lenders (if there is more than one Lender at such time) Lenders whose Proportionate Shares then equal or exceed fifty-one percent (51.0%) of the sum of the Revolving Loan Commitments at such time and the outstanding amount of Term Loans at such time and (ii) from and after the Date of Acceleration, two or more Lenders (if there is more than one Lender at such time) Lenders whose Proportionate Shares then exceed fifty-one percent (51.0%) of the sum of all Loans and L/C Obligations outstanding at such time, except, in each case, at any time any Lender is a Defaulting Lender. In each case, at any time any Lender is a Defaulting Lender, all Defaulting Lenders shall be excluded in determining “Required Lenders”, and “Required Lenders” shall mean non-Defaulting Lenders otherwise meeting the criteria set forth in this definition.

“Requirement of Law” applicable to any Person shall mean (a) the Articles or Certificate of Incorporation and By-laws or other organizational or governing documents of such Person, (b) any Governmental Rule applicable to such Person, (c) any license, permit, approval or other authorization granted by any Governmental Authority to or for the benefit of such Person or (d) any judgment, decision or determination of any Governmental Authority or arbitrator, in each case applicable to or binding upon such Person or any of its Property or to which such Person or any of its Property is subject.

“Reserve Requirement” shall mean, with respect to any day in an Interest Period for a LIBOR Loan or LIBOR Portion, the aggregate of the maximum of the reserve requirement rates (expressed as a decimal) in effect on such day for eurocurrency funding (currently referred to as “Eurocurrency liabilities” in Regulation D of the Federal Reserve Board) maintained by a member bank of the Federal Reserve System. As used herein, the term “reserve requirement” shall include any basic, supplemental or emergency reserve requirements imposed on any Lender by any Governmental Authority.

“Responsible Officer” shall mean with respect to a Loan Party, the chief executive officer, president, chief financial officer, vice president, finance or treasurer of such Loan Party. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party and any request or other communication conveyed telephonically or otherwise by a Responsible Officer (or any Person reasonably believed by the Administrative Agent to be a Responsible Officer) shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer (or such Person reasonably believed by the Administrative Agent to be a Responsible Officer) shall be conclusively presumed to have acted on behalf of such Loan Party.

“Revolving Loan” shall have the meaning given to that term in Section 2.01(a). When used in this Agreement, the term “Revolving Loan” shall not include Swing Line Loans.

“Revolving Loan Borrowing” shall mean a borrowing by the Borrowers consisting of the Revolving Loans made by each of the Lenders to the Borrowers on the same date and of the same Type pursuant to a single Notice of Revolving Loan Borrowing.

“Revolving Loan Commitment” shall mean, with respect to each Lender, the Dollar amount set forth under the caption “Revolving Loan Commitment” opposite such Lender’s name on Part A of Schedule I, or, if changed, such Dollar amount as may be set forth for such Lender in the Register.

“Revolving Loan Maturity Date” shall mean the fifth anniversary of the Funding Date.

“Revolving Loan Note” shall have the meaning given to that term in Section 2.09(b).

“Revolving Proportionate Share” shall mean:

(a) With respect to any Lender at any time prior to the Date of Acceleration, the ratio (expressed as a percentage rounded to the eighth digit to the right of the decimal point) of (i) such Lender’s Revolving Loan Commitment at such time to (ii) the Total Revolving Loan Commitment at such time; and

(b) With respect to any Lender at any time on and after the Date of Acceleration, the ratio (expressed as a percentage rounded to the eighth digit to the right of the decimal point) of (i) the sum of (A) the aggregate Effective Amount of such Lender’s Revolving Loans, (B) such Lender’s Proportionate Share of the Effective Amount of all L/C Obligations, and (C) such Lender’s Proportionate Share of the aggregate Effective Amount of all Swing Line Loans to (ii) the sum of (A) the aggregate Effective Amount of all Revolving Loans and Swing Line Loans and (B) the Effective Amount of all L/C Obligations.

The initial Revolving Proportionate Share of each Lender is set forth under the caption “Revolving Proportionate Share” opposite such Lender’s name on Part A of Schedule I.

“Sale and Leaseback” means, with respect to any Person, the sale of Property owned by such Person (the “Seller”) to another Person (the “Buyer”), together with the substantially concurrent leasing of such Property by the Buyer to the Seller.

“Security Agreement” shall mean that certain Security Agreement, dated as of the date hereof, among the Borrowers and the Administrative Agent.

“Security Documents” shall mean and include the Security Agreement, the Guarantor Security Agreement, the Intellectual Property Security Agreement, any Control Agreements, each pledge agreement or security agreement delivered in accordance with Section 5.01(i) and all other instruments, agreements, certificates, opinions and documents (including Uniform Commercial Code financing statements and fixture filings and landlord waivers) delivered to the Administrative Agent or any Lender in connection with any Collateral or to secure the Obligations or the obligation of a Guarantor under the Guaranty.

“Solvent” shall mean, with respect to any Person on any date, that on such date (a) the fair value of the Property of such Person is greater than the fair value of the liabilities (including contingent, subordinated, matured and unliquidated liabilities) of such Person, (b) the present fair saleable value of the assets of such Person is greater than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay as such debts and liabilities mature and (d) such Person is not engaged in or about to engage in business or transactions for which such Person’s Property would constitute an unreasonably small capital.

“Standby Letter of Credit” means any of the standby letters of credit issued by the L/C Issuer under this Agreement, either as originally issued or as the same may be supplemented, modified, amended, extended, restated or supplanted.

“Stremmel Capital” shall mean Stremmel Capital Group, Ltd., a Nevada limited liability company.

“Stremmel Group” shall mean a collective reference to Prospector, Target, Stremmel Capital and Gold Ranch RV Resort LLC, a Nevada limited liability company.

“Subordinated Indebtedness” shall mean all Indebtedness of any Borrower owing to any Person, including the Permitted Subordinated Indebtedness, which is subordinate in right of payment to Obligations.

“Subsidiary” of any Person shall mean (a) any corporation of which more than 50% of the issued and outstanding Equity Securities having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency) is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more of its other Subsidiaries or by one or more of such Person’s other

Subsidiaries, (b) any partnership, joint venture, limited liability company or other association of which more than 50% of the equity interests having the power to vote, direct or control the management of such partnership, joint venture or other association is at the time owned and controlled by such Person, by such Person and one or more of the other Subsidiaries or by one or more of such Person’s other Subsidiaries or (c) any other Person included in the Financial Statements of such Person on a consolidated basis. Unless otherwise indicated in this Agreement, “Subsidiary” shall mean a Subsidiary of a Borrower.

“Surety Instruments” shall mean all letters of credit (including standby and commercial), banker’s acceptances, bank guaranties, shipside bonds, surety bonds and similar instruments.

“Swing Line” shall mean the revolving credit facility made available by the Swing Line Lender pursuant to Section 2.04.

“Swing Line Borrowing” shall mean a borrowing of a Swing Line Loan.

“Swing Line Lender” shall mean Wells Fargo in its capacity as provider of Swing Line Loans, or any successor swing line lender hereunder.

“Swing Line Loan” shall mean the meaning specified in Section 2.04(a).

“Swing Line Note” shall have the meaning given to that term in Section 2.09(d).

“Swing Line Sublimit” shall mean an amount equal to the lesser of (a) $2,000,000 and (b) the Total Revolving Loan Commitment. The Swing Line Sublimit is part of, and not in addition to, the Total Revolving Loan Commitment.

“Target” shall mean Target Investments LLC, a Nevada limited liability company.

“Taxes” shall have the meaning given to such term in Section 2.13(a).

“Term Loan” shall have the meaning given to that term in Section 2.02(a).

“Term Loan Borrowing” shall mean the borrowing by the Borrowers consisting of the Term Loans made by each of the Lenders on the Funding Date.

“Term Loan Commitment” shall mean, with respect to each Lender, the Dollar amount set forth under the caption “Term Loan Commitment” opposite such Lender’s name on Part A of Schedule I, or, if changed, such Dollar amount as may be set forth for such Lender in the Register.

“Term Loan Installment Date” shall have the meaning given to that term in Section 2.02(f).

“Term Loan Maturity Date” shall mean the fifth anniversary of the Funding Date.

“Term Loan Note” shall have the meaning given to that term in Section 2.09(c).

“Term Proportionate Share” shall mean:

(a) With respect to any Lender at any time prior to the Funding Date, the ratio (expressed as a percentage rounded to the eighth digit to the right of the decimal point) of (i) such Lender’s Term Loan Commitment at such time to (ii) the Total Term Loan Commitment at such time.

(b) With respect to any Lender at any time after the Funding Date, the ratio (expressed as a percentage rounded to the eighth digit to the right of the decimal point) of (i) the Effective Amount of such Lender’s Term Loan outstanding at such time to (ii) the Effective Amount of all Term Loans outstanding at such time.

The initial Term Proportionate Share of each Lender is set forth under the caption “Term Proportionate Share” opposite such Lender’s name on Schedule I.

“Termination Value” means, in respect of any one or more Rate Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Rate Contracts, (a) for any date on or after the date such Rate Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a) the amount(s) determined as the mark-to-market value(s) for such Rate Contracts, as determined by the Administrative Agent based upon the average of at least three mid-market or other readily available quotations provided by any recognized dealer in such Rate Contracts which may include any Lender.

“Total Funded Debt” shall mean all of the Loan Parties’ consolidated Indebtedness; provided that the term “Total Funded Debt” shall not include Indebtedness under clause (f) of the definition of Indebtedness until such time as a termination event or unwind event occurs under any Rate Contract provided for under clause (f) of such definition.

“Total Revolving Loan Commitment” shall mean, at any time, Twenty-Two Million Dollars ($22,000,000) or, if such amount is reduced pursuant to Section 2.05(a) or (b), the amount to which so reduced and in effect at such time.

“Total Term Loan Commitment” shall mean, at any time, Twenty Million Dollars ($20,000,000) or, if such amount is reduced pursuant to Section 2.05(a) or (b), the amount to which so reduced and in effect at such time.

“Trade Bank” shall mean Wells Fargo HSBC Trade Bank, N.A.

“Type” shall mean, with respect to any Loan, Borrowing or Portion at any time, the classification of such Loan, Borrowing or Portion by the type of interest rate it then bears, whether an interest rate based upon the Base Rate or the LIBOR Rate.

“UCC” shall have the meaning given to such term in the Security Agreement.

“UCP” has the meaning set forth in Section 2.03(h).

“Unreimbursed Amount” has the meaning set forth in Section 2.03(c)(i).

“Unused Commitment” shall mean, at any time, (a) the Total Revolving Loan Commitment at such time minus (b) the sum of the Effective Amount of all Revolving Loans and the Effective Amount of all L/C Obligations and Swing Line Loans outstanding at such time. For the avoidance of doubt, Swing Line Loans shall be counted as Revolving Loans for purposes of determining the amount of Unused Commitment.

“Wells Fargo” shall have the meaning given to that term in clause (3) of the introductory paragraph hereof.

“Zante Assignment” shall mean an assignment, in a form and substance acceptable to Administrative Agent, to be executed by Zante, as a condition precedent to the initial Credit Event, and to be recorded in the Official Records of Washoe County, Nevada, whereby Zante presently assigns to Administrative Agent in consideration of the credit facilities to be provided hereunder (reserving a revocable license to retain use and enjoy): (a) all of its right, title and interest under all leases and other occupancy agreements which it has entered into with respect to the Zante Real Property; (b) all of its right title and interest under all leases and purchase contracts relating to equipment utilized in connection with the Zante Real Property; (c) all of its right, title and interest in and to all permits, licenses and contracts relating to the Zante Real Property, except Gaming Licenses and except for those permits, licenses and contracts which are unassignable, and (c) all rents, issues, profits, revenues and income from the Zante Real Property and from any business activity conducted thereon; as such assignment may be amended, modified, extended, renewed, restated, substituted or replaced from time to time.

“Zante Deed of Trust” shall mean a deed of trust and security agreement with assignment of rents, in a form and substance satisfactory to the Administrative Agent, to be recorded in the Official Records of Washoe County, Nevada, encumbering: (i) all of Zante’s right title and interest in the Zante Real Property; and (ii) all personal property associated with the Zante Real Property; all as security for Borrowers’ payment and performance under this Agreement, and under the other Credit Documents; as such deed of trust may be amended, modified, extended, renewed, restated, substituted or replaced from time to time.

“Zante Permitted Exceptions” shall mean a collective reference to: (i) those exceptions to Zante’s title in the Zante Real Property which are set forth on Schedule 4.01(j) B; and (ii) such other items which are acceptable to Administrative Agent in its sole discretion.

“Zante Real Property” shall mean the real property which is described by Schedule 4.01(h)B.

1.02. GAAP. Unless otherwise indicated in this Agreement or any other Credit Document, all accounting terms used in this Agreement or any other Credit Document shall be construed, and all accounting and financial computations hereunder or thereunder shall be computed, in accordance with GAAP, applied in a manner consistent with the principles used in the preparation of the Financial Statements used in Section 4.01(i). If GAAP changes during the term of this Agreement such that any covenants contained herein would then be calculated in a different manner or with different components, other than changes in GAAP that require items to be included in the definition of Indebtedness that were not so required before such change, the Borrowers, the Lenders and the Administrative Agent agree to negotiate in good faith to amend this Agreement in such respects as are necessary to conform those covenants as criteria for evaluating the Borrowers’ financial condition to substantially the same criteria as were effective prior to such change in GAAP; provided, however, that, until the Borrowers, the Lenders and the Administrative Agent so amend this Agreement, all such covenants shall be calculated in accordance with GAAP as in effect immediately prior to such change.

1.03. Headings. The table of contents, captions and section headings appearing in this Agreement are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

1.04. Plural Terms. All terms defined in this Agreement or any other Credit Document in the singular form shall have comparable meanings when used in the plural form and vice versa.

1.05. Time. All references in this Agreement and each of the other Credit Documents to a time of day shall mean San Francisco, California time, unless otherwise indicated.

1.06. Governing Law. Unless otherwise expressly provided in any Credit Document, this Agreement and each of the other Credit Documents shall be governed by and construed in accordance with the laws of the State of Nevada without reference to conflicts of law rules. The scope of the foregoing governing law provision is intended to be all-encompassing of any and all disputes that may be brought in any court or any mediation or arbitration proceeding and that relate to the subject matter of the Credit Documents, including contract claims, tort claims, breach of duty claims and all other common law and statutory claims.

1.07. Construction. This Agreement is the result of negotiations among, and has been reviewed by, the Borrowers, the Lenders, the Administrative Agent and their respective counsel. Accordingly, this Agreement shall be deemed to be the product of all parties hereto, and no ambiguity shall be construed in favor of or against the Borrowers, any Lender or the Administrative Agent.

1.08. Entire Agreement. This Agreement and each of the other Credit Documents, taken together, constitute and contain the entire agreement of the Borrowers, the Lenders and the Administrative Agent and supersede any and all prior agreements, negotiations, correspondence, understandings and communications among the parties, whether written or oral, respecting the subject matter hereof including the commitment letter dated as of October 3, 2003, between Sands and Wells Fargo but excluding the Fee Letter.

1.09. Calculation of Interest and Fees. All calculations of interest and fees under this Agreement and the other Credit Documents for any period (a) shall include the first day of such period and exclude the last day of such period and (b) shall be calculated on the basis of a year of 360 days for actual days elapsed, except that during any period any Loan or Portion bears interest based upon the Prime Rate, such interest shall be calculated on the basis of a year of 365 or 366 days, as appropriate, for actual days elapsed.

1.10. References.

(a) References in this Agreement to “Recitals,” “Sections,” “Paragraphs,” “Exhibits” and “Schedules” are to recitals, sections, paragraphs, exhibits and schedules herein and hereto unless otherwise indicated.

(b) References in this Agreement or any other Credit Document to any document, instrument or agreement (i) shall include all exhibits, schedules and other attachments hereto or thereto, (ii) shall include all documents, instruments or agreements issued or executed in replacement thereof if such replacement is permitted hereby or thereby, and (iii) shall mean such document, instrument or agreement, or replacement or predecessor thereto, as amended, modified and supplemented from time to time and in effect at any given time if such amendment, modification or supplement is permitted hereby or thereby.

(c) References in this Agreement or any other Credit Document to any Governmental Rule (i) shall include any successor Governmental Rule, (ii) shall include all rules and regulations promulgated under such Governmental Rule (or any successor Governmental Rule), and (iii) shall mean such Governmental Rule (or successor Governmental Rule) and such rules and regulations, as amended, modified, codified or reenacted from time to time and in effect at any given time.

(d) References in this Agreement or any other Credit Document to any Person in a particular capacity (i) shall include any successors to and permitted assigns of such Person in that capacity and (ii) shall exclude such Person individually or in any other capacity.

1.11. Other Interpretive Provisions. The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement or any other Credit Document shall refer to this Agreement or such other Credit Document, as the case may be, as a whole and not to any particular provision of this Agreement or such other Credit Document, as the case may be. The words “include” and “including” and words of similar import when used in this Agreement or any other Credit Document shall not be construed to be limiting or exclusive. In the event of any inconsistency between the terms of this Agreement and the terms of any other Credit Document, the terms of this Agreement shall govern.

1.12. Rounding. Any financial ratios required to be maintained by the Borrowers pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed in this Agreement and rounding the result up or down to the nearest number (with a round-up if there is no nearest number) to the number of places by which such ratio is expressed in this Agreement.

1.13. Assumption/ Joint and Several. On the Acquisition Date, Sands shall acquire 100% of the stock of Rail City and Rail City shall execute a Joinder Agreement in substantially the form set forth on Exhibit M hereto (a “Joinder Agreement”) pursuant to which Rail City shall, effective on such date, assume all obligations and duties owing to the Administrative Agent, L/C Issuer, Swing Line Lender and the Lenders under this Agreement and the other Credit Documents including the Obligations (such obligations and duties are collectively referred to herein as the “Assumed Obligations”) and shall be deemed a Borrower hereunder. The Administrative Agent and the Lenders hereby consent to such assumption and agree that they will accept performance of the Assumed Obligations by Rail City as if such Assumed Obligations were performed by any other Borrower. Nothing herein or in the Joinder Agreement shall limit or reduce any other Borrowers’ obligations or duties under this Agreement or the other Credit Documents. All of the parties hereto agree that, upon the consummation of the Acquisition and the execution of the Joinder Agreement, Rail City and the other Borrowers shall be obligated for all of the Assumed Obligations on a joint and several basis, notwithstanding which such party may have directly received the proceeds of any particular Loan or the benefit of a particular Letter of Credit. The Borrowers (including Rail City) each acknowledge and agree that, for purposes of the Credit Documents, the Borrowers constitute a single integrated financial enterprise and that each receives a benefit from the availability of credit under this Agreement to the Borrowers. The Borrowers confirm that the disbursement of Loan proceeds to a joint account of the Borrowers maintained by all of the Borrowers constitute Loans to the Borrowers.

1.14. Borrowing Agent as Agent for the Borrowers. The Borrowers hereby irrevocably appoint the Borrowing Agent as their agent for giving and receiving notices and taking other actions under the Credit Documents on their behalf and agree to be bound and obligated in respect of any such notice or action as if the Borrowers had given or received such notice or taken such action themselves.

ARTICLE II. CREDIT FACILITIES.

2.01. Revolving Loan Facility.

(a) Revolving Loan Availability. On the terms and subject to the conditions of this Agreement, each Lender severally agrees to lend to the Borrowers from time to time during the period beginning on the Funding Date up to, but not including the Revolving Loan Maturity Date, such loans in Dollars as the Borrowers may request under this Section 2.01 (individually, a “Revolving Loan”); provided, however, that (i) the sum of (A) the Effective Amount of all Revolving Loans made by such Lender at any time outstanding and (B) such Lender’s Revolving Proportionate Share of the Effective Amount of all L/C Obligations and all Swing Line Loans at such time outstanding shall not exceed such Lender’s Revolving Loan Commitment at such time and (ii) the sum of (A) the Effective Amount of all Revolving Loans made by all the Lenders at any time outstanding and (B) the Effective Amount of all L/C Obligations and Swing Line Loans at such time outstanding shall not exceed the Total Revolving Loan Commitment at such time. All Revolving Loans shall be made on a pro rata basis by the Lenders in accordance with their respective Revolving Proportionate Shares, with each Revolving Loan Borrowing to be comprised of a Revolving Loan by each Lender equal to such Lender’s Revolving Proportionate Share of such Revolving Loan Borrowing. Except as otherwise provided herein, the Borrowers may borrow, repay and reborrow Revolving Loans until the Revolving Loan Maturity Date.

(b) Notice of Revolving Loan Borrowing. The Borrowers shall request each Revolving Loan Borrowing by delivering to the Administrative Agent an irrevocable written notice (which may be delivered by facsimile) substantially in the form of Exhibit A (a “Notice of

Revolving Loan Borrowing”), duly executed by a Responsible Officer of such Borrowing Agent and appropriately completed, which specifies, among other things:

(i) The principal amount of the requested Revolving Loan Borrowing, which shall be in the amount of (A) $100,000 or an integral multiple of $100,000 in excess thereof in the case of a Borrowing consisting of Base Rate Loans; or (B) $500,000 or an integral multiple of $100,000 in excess thereof in the case of a Borrowing consisting of LIBOR Loans;

(ii) Whether the requested Revolving Loan Borrowing is to consist of Base Rate Loans or LIBOR Loans;

(iii) If the requested Revolving Loan Borrowing is to consist of LIBOR Loans, the initial Interest Periods selected by such Borrowing Agent for such LIBOR Loans in accordance with Section 2.01(e); and

(iv) The date of the requested Revolving Loan Borrowing, which shall be a Business Day.

The Borrowers shall give each Notice of Revolving Loan Borrowing to the Administrative Agent not later than 9:00 a.m. at least three (3) Business Days before the date of the requested Revolving Loan Borrowing in the case of a Revolving Loan Borrowing consisting of LIBOR Loans and not later than 9:00 a.m. at least one (1) Business Day before the date of the requested Revolving Loan Borrowing in the case of a Revolving Loan Borrowing consisting of Base Rate Loans. Each Notice of Revolving Loan Borrowing shall be duly executed by a Responsible Officer of the Borrowing Agent and delivered to the Administrative Agent at the office or facsimile number and during the hours specified in Section 8.01. The Administrative Agent shall promptly notify each Lender of the contents of each Notice of Revolving Loan Borrowing and of the amount and Type of (and, if applicable, the Interest Period for) the Revolving Loan to be made by such Lender as part of the requested Revolving Loan Borrowing.

(c) Revolving Loan Interest Rates. Subject to Section 2.08(c), the Borrowers shall pay interest on the unpaid principal amount of each Revolving Loan from the date of such Revolving Loan until paid in full, at one of the following rates per annum:

(i) During such periods as such Revolving Loan is a Base Rate Loan, at a rate per annum equal to the Base Rate plus the Applicable Margin therefor, such rate to change from time to time as the Applicable Margin or Base Rate shall change; and

(ii) During such periods as such Revolving Loan is a LIBOR Loan, at a rate per annum equal at all times during each Interest Period for such LIBOR Loan to the LIBOR Rate for such Interest Period plus the Applicable Margin therefor, such rate to change from time to time during such Interest Period as the Applicable Margin or LIBOR Rate shall change.

All Revolving Loans in each Revolving Loan Borrowing shall, at any given time prior to maturity, bear interest at one, and only one, of the above rates. The number of Revolving Loan Borrowings consisting of LIBOR Loans shall not exceed four (4) at any time.

(d) Conversion of Revolving Loans. Subject to Section 2.14, the Borrowers may convert any Revolving Loan Borrowing from one Type of Revolving Loan Borrowing to the other Type; provided, however, that no Base Rate Loan may be converted into a LIBOR Loan after the occurrence and during the continuance of an Event of Default and provided, further, that any conversion of a LIBOR Loan on any day other than the last day of the Interest Period therefor shall be subject to the payments required under Section 2.14. The Borrowers shall request such a conversion by an irrevocable written notice (which may be delivered by facsimile) to the Administrative Agent substantially in the form of Exhibit B (a “Notice of Revolving Loan Conversion”), duly executed by a Responsible Officer of the Borrowing Agent and appropriately completed, which specifies, among other things:

(i) The Revolving Loan Borrowing which is to be converted;

(ii) The Type of Revolving Loan Borrowing into which such Revolving Loan Borrowing is to be converted;

(iii) If such Revolving Loan Borrowing is to be converted into a Revolving Loan Borrowing consisting of LIBOR Loans, the initial Interest Period selected by the Borrowing Agent for such LIBOR Loans in accordance with Section 2.01(e); and

(iv) The date of the requested conversion, which shall be a Business Day.

The Borrowers shall give each Notice of Revolving Loan Conversion to the Administrative Agent not later than 9:00 a.m. at least three (3) Business Days before the date of the requested conversion. Each Notice of Revolving Loan Conversion shall be delivered at the office or to the facsimile number and during the hours specified in Section 8.01. The Administrative Agent shall promptly notify each Lender of the contents of each Notice of Revolving Loan Conversion.

(e) LIBOR Loan Interest Periods.

(i) The initial and each subsequent Interest Period selected by the Borrowers for a Revolving Loan Borrowing consisting of LIBOR Loans shall be one (1), two (2), three (3) or six (6) months; provided, however, that (A) any Interest Period which would otherwise end on a day which is not a Business Day shall be extended to the next succeeding Business Day unless such next Business Day falls in another calendar month, in which case such Interest Period shall end on the immediately preceding Business Day; (B) any Interest Period which begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month; (C) no Interest Period shall end after the Revolving Loan Maturity Date; and (D) no LIBOR Loan shall be continued for an additional Interest Period after the occurrence and during the continuance of an Event of Default.

(ii) The Borrowers shall notify the Administrative Agent by an irrevocable written notice (which may be delivered by facsimile) substantially in the form of Exhibit C (a “Notice of Revolving Loan Interest Period Selection”), duly executed by a Responsible Officer of the Borrowing Agent and appropriately completed not later than 9:00 a.m. at least three (3) Business Days prior to the last day of each Interest Period for a Revolving

Loan Borrowing consisting of LIBOR Loans of the Interest Period selected by the Borrowers for the next succeeding Interest Period for such LIBOR Loans; provided, however, that no LIBOR Loan shall be continued for an additional Interest Period after the occurrence and during the continuance of an Event of Default. Each Notice of Revolving Loan Interest Period Selection shall be given to the office or the facsimile number and during the hours specified in Section 8.01. If (A) the Borrowers fail to notify the Administrative Agent of the next Interest Period for a Revolving Loan Borrowing consisting of LIBOR Loans in accordance with this Section 2.01(e) or (B) an Event of Default has occurred and is continuing on the last date of an Interest Period for any LIBOR Loan, such LIBOR Loan(s) shall automatically convert to Base Rate Loan(s) on the last day of the current Interest Period therefor. The Administrative Agent shall promptly notify each Lender of the contents of each Notice of Revolving Loan Interest Period Selection.

(f) Scheduled Revolving Loan Payments. The Borrowers shall repay the principal amount of all then-outstanding Revolving Loans on the Revolving Loan Maturity Date. The Borrowers shall pay accrued interest on the unpaid principal amount of each Revolving Loan in arrears (i) in the case of a Base Rate Loan, on the last Business Day of each fiscal quarter, (ii) in the case of a LIBOR Loan, on the last day of each Interest Period applicable to such Revolving Loan (and, if any such Interest Period is longer than three (3) months, every three (3) months after the first day of such Interest Period); (iii) in the case of a LIBOR Loan, on the date of conversion of any Revolving Loan Borrowing from one Type of Revolving Loan Borrowing to the other Type of Revolving Loan Borrowing; (iv) in the case of all Revolving Loans following the occurrence and during the continuance of an Event of Default, on demand, and (v) in the case of all Revolving Loans, upon prepayment (to the extent thereof) and at maturity. All interest that is not paid when due shall be due upon demand.

(g) Purpose. The Borrowers shall use the proceeds of the Revolving Loans (i) to finance the Acquisition, (ii) to refinance certain existing Indebtedness of the Borrowers; (iii) to pay fees and expenses incurred in connection with the transactions contemplated by this Agreement and (iv) to provide for working capital and general corporate purposes of the Borrowers and their Subsidiaries. No part of the proceeds of any Loan or any Letter of Credit shall be used, whether directly or indirectly, to purchase, acquire or carry any Margin Stock or for any purpose that entails a violation of any of the regulations of the Federal Reserve Board, including Regulations T, U and X.

2.02. Term Loan Facility.

(a) Term Loan Availability. On the terms and subject to the conditions set forth in this Agreement, each Lender severally agrees to lend to the Borrowers in a single advance on the Funding Date, a loan in Dollars under this Section 2.02 in the amount of such Lender’s Term Loan Commitment (individually, a “Term Loan”); provided, however, that (i) the principal amount of the Term Loan made by such Lender shall not exceed such Lender’s Term Loan Commitment on the Funding Date and (ii) the aggregate principal amount of all Term Loans made by all Lenders shall not exceed the Total Term Loan Commitment on the Funding Date. The Term Loans shall be made on a pro rata basis by the Lenders in accordance with their respective Term Proportionate Shares, with the Term Loan Borrowing to be comprised of a Term Loan by each Lender equal to such Lender’s Term Proportionate Share of the Term Loan

Borrowing. The Borrowers may not reborrow the principal amount of a Term Loan after repayment or prepayment thereof.

(b) Notice of Term Loan Borrowing. The Borrowers shall request the Term Loan Borrowing by delivering to the Administrative Agent an irrevocable written notice (which may be delivered by facsimile) substantially in the form of Exhibit D (a “Notice of Term Loan Borrowing”), duly executed by a Responsible Officer the Borrowing Agent and appropriately completed, which specifies, among other things:

(i) (A) The principal Portion of such Term Loan which is to be a Base Rate Portion and (B) the principal Portion(s) of such Term Loan which is (are) to be LIBOR Portion(s);

(ii) If any Portion of such Term Loan is initially to be a LIBOR Portion, the initial Interest Period selected by the Borrowers for each such Portion in accordance with Section 2.02(e); and

(iii) The date of such Term Loan Borrowing, which shall be the Funding Date.

The Borrowers shall give the Notice of Term Loan Borrowing to the Administrative Agent not later than 9:00 a.m. at least three (3) Business Days before the Funding Date if any Portion of the applicable Term Loan is initially to be a LIBOR Portion and not later than 9:00 a.m. at least one (1) Business Day before the Funding Date if the only Portion of the applicable Term Loan is initially to be a Base Rate Portion. The Notice of Term Loan Borrowing shall be duly executed by a Responsible Officer of the Borrowing Agent and delivered (which delivery may be by facsimile) to the Administrative Agent at the office or facsimile number and during the hours specified in Section 8.01. The Administrative Agent shall promptly notify each Lender of the contents of the Notice of Term Loan Borrowing.

(c) Term Loan Interest Rates. Subject to Section 2.08(c), the Borrowers shall pay interest on the unpaid principal amount of each Term Loan from the date of such Term Loan until paid in full, at the following rates per annum:

(i) During such periods as any Portion of such Term Loan is a Base Rate Portion, at a rate per annum on such Portion equal to the Base Rate plus the Applicable Margin therefor, such rate to change from time to time as the Applicable Margin or Base Rate shall change; and

(ii) During such periods as any Portion of such Term Loan is a LIBOR Portion, at a rate per annum on such Portion equal at all times during each Interest Period for such Portion to the LIBOR Rate for such Interest Period plus the Applicable Margin therefor, such rate to change from time to time as the Applicable Margin or LIBOR Rate shall change.

Each Base Rate Portion of the Term Loan shall be in a minimum amount of $100,000 or an integral multiple of $100,000 in excess thereof and each LIBOR Portion of the Term Loan shall be in a minimum amount of $500,000 or an integral multiple of $100,000 in excess thereof (except to the extent that any lesser Portion results from a mandatory prepayment of the Term

Loans pursuant to Section 2.07(c)). The number of LIBOR Portions of the Term Loan Borrowing shall not exceed four (4) at any time.

(d) Conversion of Term Loan Portions. Subject to Section 2.14, the Borrowers may convert any Portion of the Term Loan from one Type of Portion to another Type; provided, however, that any conversion of a LIBOR Portion into a Base Rate Portion shall be made on, and only on, the last day of an Interest Period for such LIBOR Portion and no Base Rate Portion may be converted into a LIBOR Portion after the occurrence and during the continuance of an Event of Default. The Borrowers shall request a conversion by delivering to the Administrative Agent an irrevocable written notice (which may be delivered by facsimile) substantially in the form of Exhibit E (each a “Notice of Term Loan Conversion”), duly executed by a Responsible Officer of the Borrowing Agent and appropriately completed, which specifies, among other things:

(i) The Portion of the Term Loan which is to be converted;

(ii) The amount and Type of each Portion of the Term Loan into which it is to be converted;

(iii) If any Portion of the Term Loan is to be converted into a LIBOR Portion, the initial Interest Period selected by the Borrowers for such Portion in accordance with Section 2.02(e); and

(iv) The date of the requested conversion, which shall be a Business Day.

The Borrowers shall give each Notice of Term Loan Conversion to the Administrative Agent not later than 9:00 a.m. at least three (3) Business Days before the date of the requested conversion. Each Notice of Term Loan Conversion shall be delivered to the Administrative Agent at the office or to the facsimile number and during the hours specified in Section 8.01. The Administrative Agent shall promptly notify each Lender of the contents of each Notice of Term Loan Conversion.

(e) LIBOR Portion Interest Periods.

(i) The initial and each subsequent Interest Period selected by the Borrowers for a LIBOR Portion of the Term Loan shall be one (1), two (2), three (3), or six (6) months; provided, however, that (A) any Interest Period which would otherwise end on a day which is not a Business Day shall be extended to the next succeeding Business Day unless such next Business Day falls in another calendar month, in which case such Interest Period shall end on the immediately preceding Business Day; (B) any Interest Period which begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month; (C) no Interest Period shall end after a Term Loan Installment Date unless, after giving effect to such Interest Period, the aggregate principal amount of the Base Rate Portion and all LIBOR Portions having Interest Periods ending on or prior to such Term Loan Installment Date equals or exceeds the principal payment due on such Term Loan Installment Date; (D) no Interest Period shall end after the Term Loan Maturity Date; and (E) no LIBOR

Portion of the Term Loan shall be continued for an additional Interest Period after the occurrence and during the continuance of an Event of Default.

(ii) The Borrowers shall notify the Administrative Agent by an irrevocable written notice substantially (which may be delivered by facsimile) in the form of Exhibit F (a “Notice of Term Loan Interest Period Selection”), duly executed by a Responsible Officer of the Borrowing Agent and appropriately completed, not later than 9:00 a.m. at least three (3) Business Days prior to the last day of each Interest Period for a LIBOR Portion of the Term Loan of the Interest Period selected by the Borrowers for the next succeeding Interest Period for such Portion. Each Notice of Term Loan Interest Period Selection shall be given to the office or the facsimile number and during the hours specified in Section 8.01. If the Borrowers shall fail to notify the Administrative Agent of the next Interest Period for a LIBOR Portion of the Term Loan in accordance with this Section 2.02(e), such Portion shall automatically convert to a Base Rate Portion on the last day of the current Interest Period therefor.

(f) Scheduled Term Loan Payments. The Borrowers shall repay the principal amount of the Term Loans in installments, payable on the last Business Day in each March, June, September and December, commencing on June 30, 2004 (each such date, a “Term Loan Installment Date”), which installments shall be in the following amounts:

Term Loan Installment Date	Principal Amount Due
Quarter ending June 30, 2004 through quarter ending March 31, 2005	$ 750,000
Quarter ending June 30, 2005 through quarter ending March 31, 2006	$ 875,000
Quarter ending June 30, 2006 through quarter ending March 31, 2007	$1,000,000
Quarter ending June 30, 2007 through quarter ending March 31, 2008	$1,125,000
Quarter ending June 30, 2008 through quarter ending March 31, 2009	$1,250,000
Term Loan Maturity Date	Remaining outstanding principal amount of Term Loans, if any

; provided, however, that the principal payment due on the Term Loan Maturity Date shall be in the amount necessary to pay all remaining unpaid principal on the Term Loan. The Borrowers shall pay accrued interest on the unpaid principal amount of each Term Loan in arrears (i) in the case of a Base Rate Portion, on the last Business Day in each fiscal quarter, (ii) in the case of a LIBOR Portion, on the last day of each Interest Period (and if any such Interest Period is equal to or longer than three (3) months, every three (3) months after the first day of such Interest Period); (iii) in the case of a LIBOR Portion, on the date of conversion of such Portion from one Type of Term Loan to the other Type of Term Loan; (iv) in the case of the Term Loan following the occurrence and during the continuance of an Event of Default, on demand, and (v) upon prepayment (to the extent thereof) and at maturity. All interest that is not paid when due shall be due upon demand.

(g) Purpose. The Borrowers shall use the proceeds of the Term Loans (i) to finance the Acquisition, (ii) to refinance certain existing Indebtedness of the Borrowers; and (iii) to pay fees and expenses incurred in connection with the transactions contemplated by this Agreement.

2.03. Letters of Credit.

(a) The Letter of Credit Commitment.

(i) On the terms and subject to the conditions set forth herein, (A) the L/C Issuer agrees, in reliance upon the agreements of the other Lenders set forth in this Section 2.03, (1) from time to time on any Business Day during the period from the Funding Date until the Letter of Credit Expiration Date, to issue Letters of Credit in Dollars for the account of a Borrower, and to amend or, in the case of Standby Letters of Credit, renew Letters of Credit previously issued by it, in accordance with subsection (b) below, and (2) to honor drafts under the Letters of Credit; and (B) the Lenders severally agree to participate in Letters of Credit issued for the account of a Borrower; provided that the L/C Issuer shall not be obligated to make any L/C Credit Extension with respect to any Letter of Credit, and no Lender shall be obligated to participate in any Letter of Credit if (x) as of the date of such L/C Credit Extension, the sum of (I) the Effective Amount of all outstanding Revolving Loans made by such Lender at the time of such L/C Credit Extension and (II) such Lender’s Revolving Proportionate Share of the Effective Amount of all L/C Obligations and all Swing Line Loans at such time outstanding exceeds or would exceed such Lender’s Revolving Loan Commitment then in effect, (y) as of the date of such L/C Credit Extension, the sum of (I) the Effective Amount of all outstanding Revolving Loans made by all the Lenders at the time of such L/C Credit Extension and (II) the Effective Amount of all L/C Obligations and Swing Line Loans at such time outstanding exceeds or would exceed the Total Revolving Loan Commitment then in effect or (z) as of the date of such L/C Credit Extension, the Effective Amount of the aggregate L/C Obligations would exceed the Letter of Credit Sublimit. Within the foregoing limits, and on the terms and subject to the conditions hereof, the Borrowers’ ability to obtain Letters of Credit shall be fully revolving, and accordingly the Borrowers may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed.

(ii) Notwithstanding the L/C Issuer’s agreements in Section 2.03(a), the L/C Issuer shall be under no obligation to issue any Letter of Credit if:

(A) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the L/C Issuer from issuing such Letter of Credit, or any Requirement of Law applicable to the L/C Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the L/C Issuer shall prohibit, or request that the L/C Issuer refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the L/C Issuer with respect to such Letter of Credit any restriction, reserve or capital requirement (for which the L/C Issuer is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon the L/C Issuer any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which the L/C Issuer in good faith deems material to it;

(B) subject to Section 2.03(b)(iii), (1) in the case of any Standby Letter of Credit, the expiry date of such requested Letter of Credit would occur more than twelve months after the date of issuance or last renewal or (2) in the case of any Commercial Letter of Credit, the expiry date of such requested Letter of Credit would occur more than 180 days after the date of issuance or last renewal, in either case unless the Required Lenders have approved such expiry date;

(C) the expiry date of such requested Letter of Credit would occur after the Letter of Credit Expiration Date, unless all the Lenders have approved such expiry date;

(D) the issuance of such Letter of Credit would violate one or more policies of the L/C Issuer or the terms and conditions of the applicable Letter of Credit Application;

(E) such Letter of Credit is in violation of the UCP or other applicable law; or

(F) such Letter of Credit is in a face amount less than $100,000 (or the Dollar equivalent thereof on the date of issuance), in the case of a commercial Letter of Credit, or $100,000 (or the Dollar equivalent thereof on the date of issuance), in the case of any other type of Letter of Credit.

(iii) The L/C Issuer shall be under no obligation to amend any Letter of Credit if (A) the L/C Issuer would have no obligation at such time to issue such Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit.

(b) Procedures for Issuance and Amendment of Letters of Credit; Evergreen Letters of Credit.

(i) Each Letter of Credit shall be issued or amended, as the case may be, upon the request of the Borrowers delivered to the L/C Issuer (with a copy to the Administrative Agent) in the form of a Letter of Credit Application, appropriately completed and signed by a Responsible Officer of the Borrowing Agent. Such L/C Application must be received by the L/C Issuer and the Administrative Agent not later than 9:00 a.m., at least two Business Days (or such later date and time as the L/C Issuer may agree in a particular instance in its sole discretion) prior to the proposed issuance date or date of amendment, as the case may be. In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the L/C Issuer: (A) the proposed issuance date of the requested Letter of Credit (which date shall be a Business Day); (B) the amount thereof; (C) the currency in which such Letter of Credit is to be issued; (D) the expiry date thereof; (E) the name and address of the beneficiary thereof; (F) the documents to be presented by such beneficiary in case of any drawing thereunder; (G) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder, (H) the account party thereunder, and (I) such other matters as the L/C Issuer may require. In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the L/C Issuer (A) the Letter of Credit to be amended; (B) the proposed date of amendment thereof (which date shall be a Business Day); (C) the nature of the proposed amendment; and (D) such other matters as the L/C Issuer may require.

(ii) Promptly after receipt of any Letter of Credit Application, the L/C Issuer will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such L/C Application from the Borrowers and, if not, the L/C Issuer will provide the Administrative Agent with a copy thereof. Upon receipt by the L/C Issuer of confirmation from the Administrative Agent that the requested issuance or amendment is permitted in accordance with the terms hereof, then, subject to the terms and conditions hereof, the L/C Issuer shall, on the requested date, issue a Letter of Credit for the account of the applicable Borrower or enter into the applicable amendment, as the case may be, in each case in accordance with the L/C Issuer’s usual and customary business practices.

Immediately upon the issuance of each Letter of Credit, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the L/C Issuer a participation in such Letter of Credit in an amount equal to the product of such Lender’s Revolving Proportionate Share times the amount of such Letter of Credit. The Administrative Agent shall promptly notify each Lender upon the issuance of a Letter of Credit.

(iii) If the Borrowers so request in any applicable Letter of Credit Application, the L/C Issuer may, in its sole and absolute discretion, agree to issue a Letter of Credit that has automatic renewal provisions (each, an “Evergreen Letter of Credit”); provided that any such Evergreen Letter of Credit must permit the L/C Issuer to prevent any such renewal at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the “Nonrenewal Notice Date”) in each such twelve-month period to be agreed upon at the time such Letter of Credit is issued. Unless otherwise directed by the L/C Issuer, no Borrower shall be required to make a specific request to the L/C Issuer for any such renewal. Once an Evergreen Letter of Credit has been issued, the Lenders shall be deemed to have authorized (but may not require) the L/C Issuer to permit the renewal of such Letter of Credit at any time to a date not later than the Letter of Credit Expiration Date; provided, however, that the L/C Issuer shall not permit any such renewal if it has received notice (which may be by telephone or in writing) on or before the Business Day immediately preceding the Nonrenewal Notice Date from the Administrative Agent that the Required Lenders have elected not to permit such renewal. Notwithstanding anything to the contrary contained herein, the L/C Issuer shall have no obligation to permit the renewal of any Evergreen Letter of Credit at any time.

(iv) Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the L/C Issuer will also deliver to the Borrowers and the Administrative Agent a true and complete copy of such Letter of Credit or amendment.

(c) Drawings and Reimbursements; Funding of Participations.

(i) Upon any drawing under any Letter of Credit, the L/C Issuer shall promptly notify the Borrowers and the Administrative Agent of the amount to be paid by the L/C Issuer as a result of such drawing and the date on which payment is to be made by the L/C Issuer to the beneficiary of such Letter of Credit in respect of such drawing. Not later than 9:00 a.m., on the date of any payment by the L/C Issuer under a Letter of Credit (each such date, an “Honor Date”), the Borrowers shall reimburse the L/C Issuer through the Administrative Agent in an amount equal to the amount of such drawing. If the Borrowers fail to so reimburse the L/C Issuer by such time, the Administrative Agent shall promptly notify each Lender of the Honor Date, the amount of the unreimbursed drawing (the “Unreimbursed Amount”), and such Lender’s Revolving Proportionate Share thereof. In such event, the Borrowers shall be deemed to have requested a Revolving Loan Borrowing of Base Rate Loans to be disbursed on the Honor Date in an amount equal to the Unreimbursed Amount, without regard to the minimum and multiples specified in Section 2.01 for the principal amount of Base Rate Loans, but subject to the amount of the unutilized portion of the Total Revolving Loan Commitment and the conditions set forth in Section 3.03 (other than the delivery of a Notice of Revolving Loan Borrowing). Any notice given by the L/C Issuer or the Administrative Agent pursuant to this Section 2.03(c)(i) may be given by telephone if immediately confirmed in writing; provided, that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

(ii) Each Lender (including the Lender acting as L/C Issuer) shall upon any notice pursuant to Section 2.03(c)(i) make funds available to the Administrative Agent for the account of the L/C Issuer at the Administrative Agent’s office in an amount equal to its Revolving Proportionate Share of the Unreimbursed Amount not later than 1:00 p.m. on the Business Day specified in such notice by the Administrative Agent, whereupon, subject to the provisions of Section 2.03(c)(iii), each Lender that so makes funds available shall be deemed to have made a Base Rate Loan to the Borrowers in such amount. The Administrative Agent shall remit the funds so received to the L/C Issuer.

(iii) With respect to any Unreimbursed Amount that is not fully refinanced by a Revolving Loan Borrowing because the conditions set forth in Section 3.03 cannot be satisfied or for any other reason, the Borrowers shall be deemed to have incurred from the L/C Issuer an L/C Borrowing in the amount of the Unreimbursed Amount that is not so refinanced, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the rate applicable to Revolving Loans upon the occurrence and during the continuance of an Event of Default. In such event, each Lender’s payment to the Administrative Agent for the account of the L/C Issuer pursuant to Section 2.03(c)(ii) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Lender in satisfaction of its participation obligation under this Section 2.03.

(iv) Until each Lender funds its Revolving Loan or L/C Advance pursuant to this Section 2.03(c) to reimburse the L/C Issuer for any amount drawn under any

Letter of Credit, interest in respect of such Lender’s Revolving Proportionate Share of such amount shall be solely for the account of the L/C Issuer.

(v) Each Lender’s obligation to make Revolving Loans or L/C Advances to reimburse the L/C Issuer for, or participate in, amounts drawn under Letters of Credit, as contemplated by this Section 2.03(c), shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against the L/C Issuer, the Borrowers or any other Person for any reason whatsoever; (B) the occurrence or continuance of a Default or Event of Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing. Any such reimbursement shall not relieve or otherwise impair the obligation of the Borrowers to reimburse the L/C Issuer for the amount of any payment made by the L/C Issuer under any Letter of Credit, together with interest as provided herein.

(vi) If any Lender fails to make available to the Administrative Agent for the account of the L/C Issuer any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.03(c) by the time specified in Section 2.03(c)(ii), the L/C Issuer shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the L/C Issuer at a rate per annum equal to the Federal Funds Rate from time to time in effect. A certificate of the L/C Issuer submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this clause (vi) shall be conclusive absent manifest error.

(d) Repayment of Participations.

(i) At any time after the L/C Issuer has made a payment under any Letter of Credit and has received from any Lender such Lender’s L/C Advance in respect of such payment in accordance with Section 2.03(c), if the Administrative Agent receives for the account of the L/C Issuer any payment related to such Letter of Credit (whether directly from the Borrowers or otherwise, including proceeds of Cash Collateral applied thereto by the Administrative Agent), or any payment of interest thereon, the Administrative Agent will distribute to such Lender its Revolving Proportionate Share thereof in the same funds as those received by the Administrative Agent.

(ii) If any payment received by the Administrative Agent for the account of the L/C Issuer pursuant to Section 2.03(c)(i) is required to be returned, each Lender shall pay to the Administrative Agent for the account of the L/C Issuer its Revolving Proportionate Share thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Lender, at a rate per annum equal to the Federal Funds Rate from time to time in effect.

(e) Obligations Absolute. The obligation of the Borrowers to reimburse the L/C Issuer for each drawing under each Letter of Credit, and to repay each L/C Borrowing and each drawing under a Letter of Credit that is refinanced by a Borrowing of Revolving Loans, shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement and the other Credit Documents under all circumstances, including the following:

(i) any lack of validity or enforceability of such Letter of Credit, this Agreement, or any other agreement or instrument relating thereto;

(ii) any change in the time, manner or place of payment of, or in any other term of, all or any of the obligations of the Borrowers in respect of any Letter of Credit or any other amendment or waiver of, or any consent to departure from, all or any of the Credit Documents;

(iii) the existence of any claim, counterclaim, set-off, defense or other right that a Borrower or any Subsidiary of a Borrower may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the L/C Issuer or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;

(iv) any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;

(v) any payment by the L/C Issuer under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by the L/C Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law; or

(vi) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Borrowers.

The Borrowers shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with the Borrowers’ instructions or other irregularity, the Borrowers will immediately notify the L/C Issuer. The Borrowers shall be conclusively deemed to have waived any such claim against the L/C Issuer and its correspondents unless such notice is given as aforesaid.

(f) Role of L/C Issuer. Each of the Borrowers and the Lenders agrees that, in paying any drawing under a Letter of Credit, the L/C Issuer shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. Neither the Administrative Agent nor the L/C Issuer nor any of their respective affiliates, directors, officers, employees, agents or advisors nor any of the correspondents, participants or assignees of the L/C Issuer shall be liable to any Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Lenders or the Required Lenders, as applicable; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Letter of Credit Application. The Borrowers hereby assume all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude the Borrowers’ pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. Neither the Administrative Agent nor the L/C Issuer nor any of their respective affiliates, directors, officers, employees, agents or advisors nor any of the correspondents, participants or assignees of the L/C Issuer shall be liable or responsible for any of the matters described in clauses (i) through (v) of Section 2.03(e); provided, however, that anything in such clauses to the contrary notwithstanding, the Borrowers may have a claim against the L/C Issuer, and the L/C Issuer may be liable to the Borrowers, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Borrowers which the Borrowers prove were caused by the L/C Issuer’s willful misconduct or gross negligence or the L/C Issuer’s willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit. In furtherance and not in limitation of the foregoing, the L/C Issuer may accept documents that appear on their face to be in substantial compliance with the terms of a Letter of Credit, without responsibility for further investigation, regardless of any notice or information to the contrary, and the L/C Issuer shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.

(g) Cash Collateral. Upon the request of the Administrative Agent, (i) if the L/C Issuer has honored any full or partial drawing request under any Letter of Credit and such drawing has resulted in an L/C Borrowing or (ii) if, as of the Letter of Credit Expiration Date, any Letter of Credit may for any reason remain outstanding and partially or wholly undrawn, the Borrowers shall immediately Cash Collateralize the Obligations in an amount equal to 107% of the then Effective Amount of the L/C Obligations. The Borrowers hereby grant the Administrative Agent, for the benefit of the L/C Issuer and the Lenders, a Lien on all such cash and deposit account balances described in the definition of “Cash Collateralize” as security for the Obligations. Cash collateral shall be maintained in blocked, non-interest bearing deposit accounts at Wells Fargo or other institutions satisfactory to it which accounts, in any case, are subject to Control Agreements pursuant to which the Lenders have “control” as such term is used in the UCC, sufficient to perfect a security interest in such cash collateral. The Lien held by the Administrative Agent in such cash collateral to secure the Obligations shall be released upon the satisfaction of each of the following conditions: (a) no Letters of Credit shall be outstanding, (b) all L/C Obligations shall have been repaid in full and (c) no Default shall have occurred and be continuing.

(h) Applicability of ISP98 and UCP. Unless otherwise expressly agreed by the L/C Issuer and the Borrowers when a Letter of Credit is issued, (i) the rules of the “International Standby Practices 1998” published by the Institute of International Banking Law

& Practice (or such later version thereof as may be in effect at the time of issuance) shall apply to each Standby Letter of Credit, and (ii) the rules of the Uniform Customs and Practice for Documentary Credits (the “UCP”), as most recently published by the International Chamber of Commerce (the “ICC”) at the time of issuance (including the ICC decision published by the Commission on Banking Technique and Practice on April 6, 1998 regarding the European single currency (euro)) shall apply to each Commercial Letter of Credit.

(i) Letter of Credit Fees. The Borrowers agree to pay the following Letter of Credit fees:

(i) With respect to each Commercial Letter of Credit, concurrently with the issuance of each such Commercial Letter of Credit, to the Administrative Agent for the account of each Lender in accordance with its Revolving Proportionate Share, a one-time non-refundable Commercial Letter of Credit fee equal to 1/4 of 1% of the stated amount of such Commercial Letter of Credit; provided, however, that the applicable Commercial Letter of Credit fee payable in connection with the issuance of any Commercial Letter of Credit shall be no less than $250. Such fee, when due, shall be fully earned and when paid, shall be non-refundable.

(ii) With respect to each Standby Letter of Credit, to the Administrative Agent for the account of each Lender in accordance with its Revolving Proportionate Share, a Standby Letter of Credit fee for each such Standby Letter of Credit for the period from the date of issuance of such Standby Letter of Credit until the expiry thereof, at a per annum rate equal to the Applicable Margin for LIBOR Loans (plus an additional 2% if an Event of Default has occurred and is continuing) applicable from time to time during such period multiplied by the actual daily maximum amount available to be drawn under such Standby Letter of Credit. Such fee for each Standby Letter of Credit shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the issuance of such Standby Letter of Credit and on the Letter of Credit Expiration Date. Each such fee, when due, shall be fully earned, and when paid, shall be non-refundable. If there is any change in the Applicable Margin for LIBOR Loans during any quarter, the Applicable Margin used for the calculation of the Letter of Credit Fee shall be the Applicable Margin for LIBOR Loans on each day during such quarter.

(j) Fronting Fee and Documentary and Processing Charges Payable to L/C Issuer. The Borrowers shall pay directly to the L/C Issuer for its own account a fronting fee in an amount with respect to each Letter of Credit (whether standby or commercial) equal to the greater of $250 and 1/4 of 1% of the amount of such Letter of Credit, due and payable upon each L/C Credit Extension with respect to such Letter of Credit and such fee shall be payable in Dollars; provided, that in the case of an increase in the amount of a Letter of Credit after the issuance thereof, such fronting fee shall be payable only on the increased amount thereof. In addition, the Borrowers shall pay directly to the L/C Issuer for its own account the customary issuance, presentation, amendment, negotiation and other processing fees, and other standard costs and charges, of the L/C Issuer relating to letters of credit as from time to time in effect. Such fees and charges are due and payable on demand and once paid, are nonrefundable.

(k) Conflict with Letter of Credit Application. In the event of any conflict between the terms hereof and the terms of any Letter of Credit Application, the terms hereof shall control.

(l) Trade Bank as L/C Issuer. The parties hereto acknowledge and agree that, at its option, Wells Fargo, as L/C Issuer may arrange for Letters of Credit to be issued by Trade Bank as agent for Wells Fargo. All parties hereto understand and agree that to the extent any Letters of Credit are issued by Trade Bank as agent for Wells Fargo, (i) Trade Bank is agent only to Wells Fargo and not to the Borrowers and has no obligations to the Borrowers, (ii) the Letters of Credit issued by Trade Bank will be deemed Letters of Credit issued by the L/C Issuer for all purposes hereunder and (iii) any of the obligations performed or rights exercised pursuant to or in connection with the issuance of any Letter of Credit by Trade Bank shall be deemed obligations performed or rights exercised by Wells Fargo as L/C Issuer. To the extent that the L/C Issuer is required to provide any notices to, or take any other actions for the benefit of, the Administrative Agent hereunder, with respect to any Letter of Credit issued by Trade Bank, no such notice or action shall be required.

2.04. Swing Line.

(a) The Swing Line. On the terms and subject to the conditions set forth herein, the Swing Line Lender agrees to make loans (each such loan, a “Swing Line Loan”) in Dollars to the Borrowers from time to time on any Business Day during the period from the Funding Date to the date ten days prior to the Revolving Loan Maturity Date in an aggregate amount not to exceed at any time outstanding the amount of the Swing Line Sublimit, notwithstanding the fact that such Swing Line Loans, when aggregated with the Effective Amount of Revolving Loans of the Swing Line Lender in its capacity as a Lender of Revolving Loans, may exceed the amount of such Lender’s Revolving Loan Commitment; provided, however, that after giving effect to any Swing Line Loan, (i) the aggregate Effective Amount of all Revolving Loans, Swing Line Loans and L/C Obligations shall not exceed the Total Revolving Loan Commitment at such time, and (ii) the aggregate Effective Amount of the Revolving Loans of any Lender (other than the Swing Line Lender), plus such Lender’s Revolving Proportionate Share of the Effective Amount of all L/C Obligations, plus such Lender’s Revolving Proportionate Share of the Effective Amount of all Swing Line Loans shall not exceed such Lender’s Revolving Loan Commitment, and provided, further, that the Swing Line Lender shall not make any Swing Line Loan to refinance an outstanding Swing Line Loan. Within the foregoing limits, and subject to the other terms and conditions hereof, the Borrowers may borrow under this Section 2.04, prepay under Section 2.07, and reborrow under this Section 2.04. Each Swing Line Loan shall be a Base Rate Loan. Immediately upon the making of a Swing Line Loan, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Swing Line Lender a risk participation in such Swing Line Loan in an amount equal to the product of such Lender’s Revolving Proportionate Share times the amount of such Swing Line Loan.

(b) Borrowing Procedures. Each Swing Line Borrowing shall be made upon the Borrowers’ irrevocable notice to the Swing Line Lender and the Administrative Agent, which may be given by telephone. Each such notice must be received by the Swing Line Lender and the Administrative Agent not later than 12:00 noon, on the requested borrowing date, and shall specify (i) the amount to be borrowed, which amount shall be a minimum amount of $100,000 or an integral multiple of $100,000 in excess thereof and (ii) the requested borrowing date, which shall be a Business Day. Each such telephonic notice must be confirmed promptly by delivery to the Swing Line Lender and the Administrative Agent of a written Notice of Swing Line Borrowing, appropriately completed and signed by a Responsible Officer of the Borrowing Agent, which notice may be delivered by facsimile. Promptly after receipt by the Swing Line Lender of any telephonic Notice of Swing Line Borrowing, the Swing Line Lender will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has also received such Notice of Swing Line Borrowing and, if not, the Swing Line Lender will notify the Administrative Agent (by telephone or in writing) of the contents thereof. Unless the Swing Line Lender has received notice (by telephone or in writing) from the Administrative Agent (including at the request of any Lender) prior to 2:00 p.m., on the date of the proposed Swing Line Borrowing (A) directing the Swing Line Lender not to make such Swing Line Loan as a result of the limitations set forth in the first proviso to the first sentence of Section 2.04(a), or (B) that one or more of the applicable conditions specified in Section 3.03 is not then satisfied, then, subject to the terms and conditions hereof, the Swing Line Lender will, not later than 4:00 p.m., on the borrowing date specified in such Notice of Swing Line Borrowing, make the amount of its Swing Line Loan available to the Borrowers at its office by crediting the account of the Borrowers on the books of the Swing Line Lender in immediately available funds.

(c) Refinancing of Swing Line Loans.

(i) The Swing Line Lender at any time in its sole and absolute discretion may request, on behalf of the Borrowers (which hereby irrevocably requests the Swing Line Lender to act on its behalf) under this subsection (c), that each Lender make a Base Rate Loan in an amount equal to such Lender’s Revolving Proportionate Share of the amount of Swing Line Loans then outstanding. Such request shall be made in accordance with the requirements of Section 2.01, without regard to the minimum and multiples specified therein for the principal amount of Base Rate Loans, but subject to the unutilized portion of the Total Revolving Loan Commitment and the conditions set forth in Section 3.03. The Swing Line Lender shall furnish the Borrowers with a copy of the applicable Revolving Loan Notice promptly after delivering such notice to the Administrative Agent. Each Lender shall make an amount equal to its Revolving Proportionate Share of the amount specified in such Revolving Loan Notice available to the Administrative Agent in immediately available funds for the account of the Swing Line Lender at the Administrative Agent’s Office not later than 12:00 noon, on the day specified in such Revolving Loan Notice, whereupon, subject to Section 2.04(c)(ii), each Lender that so makes funds available shall be deemed to have made a Base Rate Loan to the Borrowers in such amount. The Administrative Agent shall remit the funds so received to the Swing Line Lender.

(ii) If for any reason any Revolving Loan Borrowing cannot be requested in accordance with Section 2.04(c)(i) or any Swing Line Loan cannot be refinanced by such a Revolving Loan Borrowing, the Revolving Loan Notice submitted by the Swing Line Lender shall be deemed to be a request by the Swing Line Lender that each of the Lenders fund its participation in the relevant Swing Line Loan and each Lender’s payment to the Administrative Agent for the account of the Swing Line Lender pursuant to Section 2.04(c)(i) shall be deemed payment in respect of such participation.

(iii) If any Lender fails to make available to the Administrative Agent for the account of the Swing Line Lender any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.04(c) by the time specified in Section 2.04(c)(i), the Swing Line Lender shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the Swing Line Lender at a rate per annum equal to the Federal Funds Rate from time to time in effect. A certificate of the Swing Line Lender submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this clause (iii) shall be conclusive absent manifest error.

(iv) Each Lender’s obligation to make Revolving Loans or to purchase and fund participations in Swing Line Loans pursuant to this Section 2.04(c) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against the Swing Line Lender, the Borrowers or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default or Event of Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing. Any such purchase of participations shall not relieve or otherwise impair the obligation of the Borrowers to repay Swing Line Loans, together with interest as provided herein.

(d) Repayment of Participations.

(i) At any time after any Lender has purchased and funded a participation in a Swing Line Loan, if the Swing Line Lender receives any payment on account of such Swing Line Loan, the Swing Line Lender will distribute to such Lender its Revolving Proportionate Share of such payment (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender’s participation was outstanding and funded) in the same funds as those received by the Swing Line Lender.

(ii) If any payment received by the Swing Line Lender in respect of principal or interest on any Swing Line Loan is required to be returned by the Swing Line Lender, each Lender shall pay to the Swing Line Lender its Revolving Proportionate Share thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned, at a rate per annum equal to the Federal Funds Rate. The Administrative Agent will make such demand upon the request of the Swing Line Lender.

(e) Interest for Account of Swing Line Lender. Subject to Section 2.08(c), each Swing Line Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Margin for Base Rate Loans. The Swing Line Lender shall be responsible for invoicing the Borrowers for interest on the Swing Line Loans. Until each Lender funds its Base Rate Loan or participation pursuant to this Section 2.04 to refinance such Lender’s Revolving Proportionate Share of any Swing Line Loan, interest in respect of such Revolving Proportionate Share shall be solely for the account of the Swing Line Lender. The Borrowers shall pay accrued interest on the unpaid principal amount of each Swing Line Loan upon prepayment (to the extent thereof), on the last Business Day of each fiscal quarter and at maturity.

(f) Payments Directly to Swing Line Lender. The Borrowers shall make all payments of principal and interest in respect of the Swing Line Loans directly to the Swing Line Lender.

2.05. Amount Limitations, Commitment Reductions, Etc.

(a) Total Revolving Loan Commitment. The Effective Amount of all Revolving Loans, L/C Obligations and Swing Line Loans outstanding at any time shall not exceed the Total Revolving Loan Commitment at such time.

(b) Optional Reduction or Cancellation of Commitments. The Borrowers may, upon three (3) Business Days written notice to the Administrative Agent (each a “Reduction Notice”), duly executed and delivered by a Responsible Officer of the Borrowing Agent, permanently reduce the Total Revolving Loan Commitment by the amount of $500,000 or an integral multiple of $100,000 in excess thereof or cancel the Total Revolving Loan Commitment in its entirety; provided, however, that:

(i) The Borrowers may not reduce the Total Revolving Loan Commitment prior to the Revolving Loan Maturity Date, if, after giving effect to such reduction, the Effective Amount of all Revolving Loans, L/C Obligations and Swing Line Loans then outstanding would exceed the Total Revolving Loan Commitment; and

(ii) The Borrowers may not cancel the Total Revolving Loan Commitment prior to the Revolving Loan Maturity Date, if, after giving effect to such cancellation, any Revolving Loan would then remain outstanding.

Any Reduction Notice shall be irrevocable; provided that any Reduction Notice may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by the Borrowers (by written notice to the Administrative Agent on or prior to the specified effective date previously provided in the applicable Reduction Notice) if such condition is not satisfied.

(c) Mandatory Reduction or Termination of Commitments.

(i) The Total Revolving Loan Commitment shall be automatically and permanently reduced by an amount equal to the maximum amount that would be required to be applied as a mandatory prepayment of the Swing Line Loans and the Revolving Loans pursuant to Section 2.07(c)(iii), (iv), (v) or (vi) (without regard to the actual usage of such Commitment), such reduction to be effective on the date of the required prepayment.

(ii) The Total Revolving Loan Commitment shall be automatically and permanently reduced to zero on the Revolving Loan Maturity Date.

(iii) The Total Term Loan Commitment shall automatically and permanently reduced to zero at the close of business on the Funding Date.

(d) Effect of Commitment Reductions. From the effective date of any reduction of the Total Revolving Loan Commitment, the Commitment Fees payable pursuant to

Section 2.06(b) shall be computed on the basis of the Total Revolving Loan Commitment as so reduced. Once reduced or cancelled, the Total Revolving Loan Commitment may not be increased or reinstated without the prior written consent of all Lenders. Any reduction of the Total Revolving Loan Commitment pursuant to Section 2.05(a) shall be applied ratably to reduce each Lender’s Revolving Loan Commitment in accordance with clause (i) of Section 2.11(a).

2.06. Fees.

(a) Administrative Agent’s Fee and Arrangement Fee. The Borrowers shall pay to the Administrative Agent, for its own account, the agent’s fees and the arrangement fee, and such other compensation in the amounts and at the times set forth in the Fee Letter.

(b) Commitment Fees. The Borrowers shall pay to the Administrative Agent, for the ratable benefit of the Lenders as provided in clause (v) of Section 2.11(a), commitment fees (collectively, the “Commitment Fees”) equal to the Commitment Fee Percentage of the daily average Unused Commitment for the period beginning on the date of this Agreement and ending on the Revolving Loan Maturity Date. The Borrowers shall pay the Commitment Fees in arrears on the last Business Day in each March, June, September and December (commencing June 30, 2004) and on the Revolving Loan Maturity Date (or if the Total Revolving Commitment is cancelled on a date prior to the Revolving Loan Maturity Date, on such prior date).

2.07. Prepayments.

(a) Terms of All Prepayments. Upon the prepayment of any Loan (whether such prepayment is an optional prepayment under Section 2.07(b), a mandatory prepayment required by Section 2.07(c) or a mandatory prepayment required by any other provision of this Agreement or the other Credit Documents, including a prepayment upon acceleration), the Borrowers shall pay (i) to the Administrative Agent for the account of the Lender that made such Loan all accrued interest and fees to the date of such prepayment on the amount prepaid and (ii) to such Lender if such prepayment is the prepayment of a LIBOR Loan or of a LIBOR Portion on a day other than the last day of an Interest Period for such LIBOR Loan or such LIBOR Portion, all amounts payable to such Lender pursuant to Section 2.14.

(b) Optional Prepayments.

(i) At their option, the Borrowers may, without premium or penalty but subject to Section 2.14 in the case of LIBOR Loans and LIBOR Portions, upon one (1) Business Day’s notice from the Borrowing Agent to the Administrative Agent in the case of Base Rate Loans or Base Rate Portions or three (3) Business Days’ notice from the Borrowing Agent to the Administrative Agent in the case of LIBOR Loans or LIBOR Portions, prepay the Base Rate Loans or Base Rate Portions in any Borrowing and all accrued but unpaid interest thereon in part, in a minimum principal amount of $100,000 or an integral multiple of $100,000 in excess thereof, or in whole and prepay the LIBOR Loans or LIBOR Portions in any Borrowing and all accrued but unpaid interest thereon in part, in a minimum principal amount of $500,000 or an integral multiple of $100,000 in excess thereof, or in whole. Each such notice shall specify the date and amount of such prepayment; provided that if such prepayment is on any day other than on the last day of the Interest Period applicable to such LIBOR Loan, the

Borrowers shall be subject to the payments required by Section 2.14. If such notice is given by the Borrowing Agent, the Borrowers shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. All prepayments under this Section 2.07(b) which are applied to reduce the principal amount of the Loans shall be applied to the Term Loans and shall reduce the most remote remaining scheduled payments. All prepayments shall be applied first to the accrued but unpaid interest on and fees in connection with, and then any principal of the Term Loans until paid in full (in the manner set forth in Section 2.07(d)), second to the accrued but unpaid interest on and then any principal of the Swing Line Loans until paid in full, third to the accrued but unpaid interest on and then any principal of the Revolving Loans until paid in full and finally to Cash Collateralize the Obligations in an amount equal to the Effective Amount of the L/C Obligations. In each case, to the extent possible, such principal payment shall be first applied to prepay Base Rate Loans and Base Rate Portions and then if any funds remain, to prepay LIBOR Loans and LIBOR Portions; provided that if an Event of Default has occurred and is continuing at the time any such prepayment is made, the Lenders shall apply such prepayments to such Obligations as the Administrative Agent may determine in its discretion which determination shall be effective as to all Lender (but for regulatory purposes, the Lenders may apply such payments internally as they shall determine).

(ii) At their option, the Borrowers may, upon notice by a Responsible Officer of the Borrowing Agent to the Swing Line Lender (with a copy to the Administrative Agent), at any time or from time to time, voluntarily prepay Swing Line Loans in whole or in part without premium or penalty; provided, that (A) such notice must be received by the Swing Line Lender and the Administrative Agent not later than 1:00 p.m. on the date of the prepayment, and (B) any such prepayment shall be in a minimum principal amount of $100,000 or an integral multiple of $100,000 in excess thereof. Each such notice shall specify the date and amount of such prepayment. If such notice is given by the Borrowing Agent, the Borrowers shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein.

(c) Mandatory Prepayments. The Borrowers shall prepay the Loans as follows:

(i) If, at any time, the Effective Amount of all Revolving Loans, Swing Line Loans and L/C Obligations then outstanding exceeds the Total Revolving Loan Commitment at such time, the Borrowers shall immediately (A) prepay the Swing Line Loans to the extent Swing Line Loans in a sufficient amount are then outstanding, (B) then prepay the Revolving Loans to the extent Revolving Loans in a sufficient amount are then outstanding and (C) otherwise, Cash Collateralize the Obligations in an amount equal to the then Effective Amount of the L/C Obligations, in an aggregate principal amount equal to such excess.

(ii) The Borrowers shall repay each Swing Line Loan on the earlier to occur of (A) the date ten Business Days after such Loan is made and (B) Revolving Loan Maturity Date.

(iii) If, during any calendar year, any Loan Party sells or otherwise disposes of any assets (other than sales permitted under Sections 5.02(c)), the Borrowers shall,

immediately after the completion of each sale or other disposition, prepay the outstanding Term Loans and the other Obligations in the manner set forth in Section 2.07(d), in an aggregate principal amount equal to one hundred percent (100%) of the Net Proceeds from such sale or other disposition; provided, however, that if such sale or other disposition occurs prior to the time when the Term Loans have been loaned to the Borrowers, such sale or other disposition shall result in an automatic and permanent reduction of the Term Loan Commitment in an amount equal to the amount that would otherwise have been required to be prepaid pursuant to this Section had such Term Loans been outstanding at such time. Notwithstanding the foregoing, the Borrowers shall not be required to make a prepayment pursuant to this clause (iii) with respect to any sale (a “Relevant Sale”) if the Borrowing Agent advises the Administrative Agent in writing at the time the Net Proceeds from such Relevant Sale are received that the Borrowers intend to reinvest all or any portion of such Net Proceeds in replacement assets to the extent (A) such Net Proceeds are in fact committed to be reinvested by the Borrowers pursuant to a purchase contract providing for the acquisition of such replacement assets that is executed by one or more Borrower and the related seller within 90 days from the date of such Relevant Sale and (B) the acquisition of such replacement assets occurs within 180 days from the date on which such purchase contract is so executed and delivered. If, at any time after the occurrence of a Relevant Sale and prior to the acquisition of the related replacement assets, the 90 or 180-day period provided in clause (A) or (B) of the preceding sentence shall elapse without execution of the related purchase contract (in the case of clause (A)) or the occurrence of the related acquisition (in the case of clause (B)) or a Default shall occur, then the Borrowers shall immediately prepay the Loans in the amount and in the manner described in the first sentence of this clause (iii).

(iv) If, at any time after the Funding Date, any Loan Party issues or incurs any Indebtedness for borrowed money, including Indebtedness evidenced by notes, bonds, debentures or other similar instruments but excluding Permitted Indebtedness, the Borrowers shall, immediately after such issuance or incurrence, prepay the outstanding Term Loans and the other Obligations in the manner set forth in Section 2.07(d), in an aggregate principal amount equal to one hundred percent (100%) of the Net Proceeds of such Indebtedness; provided, however, that if such issuance or incurrence occurs prior to the time when the Term Loans have been loaned to the Borrowers, such issuance or incurrence shall result in an automatic and permanent reduction of the Term Loan Commitment in an amount equal to the amount that would otherwise have been required to be prepaid pursuant to this Section had such Term Loans been outstanding at such time.

(v) If, at any time, any Loan Party issues or sells any Equity Securities resulting in Net Proceeds, the Borrowers shall, immediately after such issuance or sale, prepay the outstanding Term Loans and the other Obligations in the manner set forth in Section 2.07(d), in an aggregate principal amount equal to fifty percent (50%) of the Net Proceeds of such Equity Securities; provided, however, that if such issuance or sale occurs prior to the time when the Term Loans have been loaned to the Borrowers, such issuance or sale shall result in an automatic and permanent reduction of the Term Loan Commitment in an amount equal to the amount that would otherwise have been required to be prepaid pursuant to this Section had such Term Loans been outstanding at such time; and provided, further, however, that if some or all of the proceeds of such issuance or sale of Equity Securities are used to prepay all or a portion of the Permitted Subordinated Indebtedness, the amount used to prepay such Permitted Subordinated

Indebtedness shall not be included in the calculation of any mandatory prepayment required pursuant to this Section 2.07(c)(v).

(vi) If at any time, the Borrowers prepay or redeem all or portion of the Alliance Subordinated Indebtedness prior to the stated maturity or at maturity thereof in accordance with Section 5.02(f) hereof, the Borrowers shall, concurrently with such prepayment or redemption, prepay the outstanding Term Loans and the other Obligations in the manner set forth in Section 2.07(d), in an aggregate principal amount equal to one hundred percent (100%) of the amount of such prepayment or redemption; provided, however, that the Borrowers shall not be required to prepay the Term Loans and other Obligations to the extent such prepayment or redemption of the Alliance Subordinated Indebtedness is being made with the proceeds of Equity Securities in accordance with the final proviso in Section 2.07(c)(v) hereof.

(vii) The Borrowers shall deliver to the Administrative Agent, at the time of each prepayment required under this Section 2.07(c), (A) a certificate signed by a Responsible Officer of the Borrowing Agent setting forth in reasonable detail the calculation of the amount of such prepayment and (B) to the extent practicable, at least three days prior written notice of such prepayment. Each notice of prepayment shall specify the prepayment date and the Type and principal amount of each Loan (or portion thereof) to be prepaid. In the event that the Borrowers shall subsequently determine that the actual amount was greater than the amount set forth in such certificate, the Borrowers shall promptly make an additional prepayment of the Loans (and/or, if applicable, the Revolving Loan Commitments shall be permanently reduced) in an amount equal to the amount of such excess, and the Borrowers shall concurrently therewith deliver to the Administrative Agent a certificate signed by a Responsible Officer of the Borrowing Agent demonstrating the derivation of the additional amount resulting in such excess.

(d) Application of Term Loan Prepayments. Subject to Section 2.08(d), all prepayments of the Term Loans shall be applied as follows: first, to reduce the principal amount payable by the Borrowers on the most remote scheduled Term Loan Installment Date and all accrued but unpaid interest thereon until such scheduled payment (and unpaid interest) is reduced to zero and second, to reduce the aggregate principal amount payable by the Borrowers on the then remaining Term Loan Installment Dates in the inverse order of their due dates. If after giving effect to such application of a prepayment, the Term Loans have been paid in full, any unapplied portion thereof shall be applied as follows: (A) to prepay the Swing Line Loans to the extent Swing Line Loans are then outstanding, (B) then to prepay the Revolving Loans to the extent Revolving Loans are then outstanding and (C) otherwise, to Cash Collateralize the Obligations in an amount equal to 107% of the then Effective Amount of the L/C Obligations. Without modifying the order of application of prepayments set forth in the preceding sentence, all such prepayments shall, to the extent possible, be first applied to prepay Base Rate Loans and Base Rate Portions and then if any funds remain, to prepay LIBOR Loans and LIBOR Portions.

2.08. Other Payment Terms.

(a) Place and Manner. All payments to be made by the Borrowers under this Agreement or any other Credit Document shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. The Borrowers shall make all payments due to each Lender or the Administrative Agent under this Agreement or any other Credit Document by payments to the Administrative Agent at the Administrative Agent’s office located at the address specified in Section 8.01, with each payment due to a Lender to be for the account of such Lender and such Lender’s Applicable Lending Office. The Borrowers shall make all payments under this Agreement or any other Credit Document in lawful money of the United States and in same day or immediately available funds not later than 11:00 a.m. on the date due. The Administrative Agent shall promptly disburse to each Lender each payment received by the Administrative Agent for the account of such Lender.

(b) Date. Whenever any payment due hereunder shall fall due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall be included in the computation of interest or fees, as the case may be.

(c) Default Rate. On and after the occurrence of an Event of Default, until the time when such Event of Default shall have been cured or waived by the Required Lenders or all the Lenders (as required by this Agreement), the Borrowers shall pay interest on the aggregate, outstanding principal amount of all Obligations hereunder at a per annum rate equal to the otherwise applicable interest rate plus two percent (2.00%) or, if no such per annum rate is applicable to any such Obligations, at a per annum rate equal to the Base Rate, plus the Applicable Margin for Base Rate Loans (the “Default Rate”) payable on demand. Overdue interest shall itself bear interest at the Default Rate, and shall be compounded with the principal Obligations daily, to the fullest extent permitted by applicable Laws.

(d) Application of Payments. All payments hereunder shall be applied first to unpaid fees, costs and expenses then due and payable under this Agreement or the other Credit Documents, second to accrued interest then due and payable under this Agreement or the other Credit Documents and finally to reduce the principal amount of outstanding Loans and L/C Borrowings.

(e) Failure to Pay the Administrative Agent. Unless the Administrative Agent shall have received notice from the Borrowing Agent at least one (1) Business Day prior to the date on which any payment is due to the Lenders hereunder that the Borrowers will not make such payment in full, the Administrative Agent shall be entitled to assume that the Borrowers have made or will make such payment in full to the Administrative Agent on such date and the Administrative Agent may, in reliance upon such assumption, cause to be paid to the Lenders on such due date an amount equal to the amount then due such Lenders. If and to the extent the Borrowers shall not have so made such payment in full to the Administrative Agent, each such Lender shall repay to the Administrative Agent forthwith on demand such amount distributed to such Lender and not paid by the Borrowers, together with interest thereon, for each day from the date such amount is distributed to such Lender until the date such Lender repays such amount to the Administrative Agent, at a per annum rate equal to (i) the Federal Funds Rate for the first three (3) days and (ii) the rate applicable to Base Rate Loans thereafter. A certificate of the Administrative Agent submitted to any Lender with respect to any amount owing by such Lender under this Section 2.08(e) shall be conclusive absent manifest error.

2.09. Loan Accounts; Notes.

(a) Loan Accounts. The obligation of the Borrowers to repay the Loans made to it by each Lender and to pay interest thereon at the rates provided herein shall be evidenced by an account or accounts maintained by such Lender on its books (individually, a “Loan Account”), except that any Lender may request that its Loans be evidenced by a note or notes pursuant to Section 2.09(b) and Section 2.09(c). Each Lender shall record in its Loan Accounts (i) the date and amount of each Loan made by such Lender, (ii) the interest rates applicable to each such Loan and each Portion thereof and the effective dates of all changes thereto, (iii) the Interest Period for each LIBOR Loan and LIBOR Portion, (iv) the date and amount of each principal and interest payment on each Loan and Portion and (v) such other information as such Lender may determine is necessary for the computation of principal and interest payable to it by the Borrowers hereunder; provided, however, that any failure by a Lender to make, or any error by any Lender in making, any such notation shall not affect the Borrowers’ Obligations. The Loan Accounts shall be conclusive absent manifest error with respect to the matters noted therein. In addition to the Loan Accounts, each Lender and the Administrative Agent shall maintain in accordance with its usual practice accounts or records evidencing the purchases and sales by such Lender of participations in Letters of Credit and Swing Line Loans. In the event of any conflict between the accounts and records maintained by the Administrative Agent and the accounts and records of any Lender in respect of such matters, the accounts and records of the Administrative Agent shall control.

(b) Revolving Loan Notes. If any Lender so requests, such Lender’s Revolving Loans shall be evidenced by a promissory note substantially in the form of Exhibit H (individually, a “Revolving Loan Note”) which note shall be (i) payable to the order of such Lender, (ii) in the amount of such Lender’s Revolving Loan Commitment, (iii) dated the Funding Date and (iv) otherwise appropriately completed. The Borrowers authorize each Lender to record on the schedule annexed to such Lender’s Revolving Loan Note the date and amount of each Revolving Loan made by such Lender and of each payment or prepayment of principal thereon made by the Borrowers, and agrees that all such notations shall be conclusive absent manifest error with respect to the matters noted; provided, however, that any failure by a Lender to make, or any error by any Lender in making, any such notation shall not affect the Borrowers’ Obligations. The Borrowers further authorize each Lender to attach to and make a part of such Lender’s Revolving Loan Note continuations of the schedule attached thereto as necessary. If, because any Lender designates separate Applicable Lending Offices for Base Rate Loans and LIBOR Loans, such Lender requests that separate promissory notes be executed to evidence separately such Loans, then each such note shall be substantially in the form of Exhibit H, mutatis mutandis to reflect such division, and shall be (w) payable to the order of such Lender, (x) in the amount of such Lender’s Commitment, (y) dated the Funding Date and (z) otherwise appropriately completed. Such notes shall, collectively, constitute a Revolving Loan Note.

(c) Term Loan Notes. If any Lender so requests, such Lender’s Term Loan shall be evidenced by a promissory note substantially in the form of Exhibit I (individually, a “Term Loan Note”) which note shall be (i) payable to the order of such Lender, (ii) in the amount of such Lender’s Term Loan, (iii) dated the Funding Date and (iv) otherwise appropriately completed. If, because any Lender designates separate Applicable Lending Offices for Base Rate Portions and LIBOR Portions, such Lender requests that separate promissory notes be executed to evidence separately such Portions, then each such note shall be substantially in the form of Exhibit I, mutatis mutandis to reflect such division, and shall be (w) payable to the order of such Lender, (x) in the amount of such Lender’s Term Loan, (y) dated the Funding Date and (z) otherwise appropriately completed. Such notes shall, collectively, constitute a Term Loan Note.

(d) Swing Line Notes. The Swing Line Lender’s Swing Line Loans shall be evidenced by a promissory note substantially in the form of Exhibit J (individually, a “Swing Line Note”) which note shall be (i) payable to the order of the Swing Line Lender, (ii) in the amount of the Swing Line Lender’s Swing Line Loans, (iii) dated the Funding Date and (iv) otherwise appropriately completed.

2.10. Loan Funding.

(a) Lender Funding and Disbursement to the Borrowers. Each Lender shall, before 11:00 a.m. on the date of each Revolving Borrowing, make available to the Administrative Agent at the Administrative Agent’s office specified in Section 8.01, in same day or immediately available funds, such Lender’s Revolving Proportionate Share or Term Proportionate Share, as the case may be, of such Borrowing. After the Administrative Agent’s receipt of such funds and upon satisfaction of the applicable conditions set forth in Section 3.03 (and, if such Revolving Borrowing is the initial Credit Extension, Section 3.02), the Administrative Agent shall promptly make all funds so received available to the Borrowers in like funds as received by the Administrative Agent either by (i) crediting the account of the Borrowers maintained on the books of the Administrative Agent (which account shall be a joint account of the Borrowers) with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to the Administrative Agent by the Borrowing Agent to such account; provided, however, that if, on the date of the Borrowing there are Swing Line Loans and/or L/C Borrowings outstanding, then the proceeds of such Borrowing shall be applied, first, to the payment in full of any such L/C Borrowings, second, to the payment in full of any such Swing Line Loans, and third, to the Borrowers as provided above.

(b) Lender Failure to Fund. Unless the Administrative Agent shall have received notice from a Lender prior to the date of any Revolving Borrowing that such Lender will not make available to the Administrative Agent such Lender’s Revolving Proportionate Share of such Revolving Borrowing, the Administrative Agent shall be entitled to assume that such Lender has made or will make such portion available to the Administrative Agent on the date of such Revolving Borrowing in accordance with Section 2.10(a), and the Administrative Agent may on such date, in reliance upon such assumption, disburse or otherwise credit to the Borrowers a corresponding amount. If any Lender does not make the amount of its such Lender’s Revolving Proportionate Share of any Revolving Borrowing available to the Administrative Agent on or prior to the date of such Revolving Borrowing, such Lender shall pay to the Administrative Agent, on demand, interest which shall accrue on such amount from the date of such Revolving Borrowing until such amount is paid to the Administrative Agent at rates equal to (i) the daily Federal Funds Rate during the period from the date of such Revolving Borrowing through the third Business Day thereafter and (ii) the rate applicable to Base Rate Loans thereafter. A certificate of the Administrative Agent submitted to any Lender with respect to any amount owing by such Lender under this Section 2.10(b) shall be conclusive absent manifest error with respect to such amount. If the amount of any Lender’s Revolving Proportionate Share of any Revolving Borrowing is not paid to the Administrative Agent by such

Lender within three (3) Business Days after the date of such Revolving Borrowing, the Borrowers shall repay such amount to the Administrative Agent, on demand, together with interest thereon, for each day from the date such amount was disbursed to the Borrowers until the date such amount is repaid to the Administrative Agent, at the interest rate applicable at the time to the Loans comprising such Revolving Borrowing.

(c) Lenders’ Obligations Several. The failure of any Lender to make the Loan to be made by it as part of any Borrowing or to fund participations in Letters of Credit and Swing Line Loans shall not relieve any other Lender of its obligation hereunder to make its Loan as part of such Borrowing or fund its participations in Letters of Credit and Swing Line Loans, but no Lender shall be obligated in any way to make any Loan or fund any participation in Letters of Credit or Swing Line Loans which another Lender has failed or refused to make or otherwise be in any way responsible for the failure or refusal of any other Lender to make any Loan required to be made by such other Lender on the date of any Borrowing or to fund any participation required to be funded by such other Lender.

2.11. Pro Rata Treatment.

(a) Borrowings, Commitment Reductions, Etc. Except as otherwise provided herein:

(i) Each Revolving Loan and reduction of the Total Revolving Loan Commitment shall be made or shared among the Lenders pro rata according to their respective Revolving Proportionate Shares;

(ii) The Term Loan Borrowing shall be made or shared among the Lenders pro rata according to their respective Term Proportionate Shares;

(iii) Each payment of principal on Loans in any Borrowing shall be shared among the Lenders which made or funded the Loans in such Borrowing pro rata according to the respective unpaid principal amounts of such Loans then owed to such Lenders;

(iv) Each payment of interest on Loans in any Borrowing shall be shared among the Lenders that made or funded the Loans in such Borrowing pro rata according to (A) the respective unpaid principal amounts of such Loans so made or funded by such Lenders and (B) the dates on which such Lenders so made or funded such Loans;

(v) Each payment of Commitment Fees shall be shared among the Lenders with Revolving Loan Commitments (except for Defaulting Lenders) pro rata according to (A) their respective Revolving Proportionate Shares and (B) in the case of each Lender which becomes a Lender hereunder after the date hereof, the date upon which such Lender so became a Lender;

(vi) Each payment of any fees due in connection with any amendment hereto or any waiver of or forbearance from any Event of Default existing hereunder shall be shared among those Lenders consenting to such amendment, waiver or forbearance or as otherwise agreed to by such Lenders;

(vii) Each payment of interest (other than interest on Loans) and fees (other than Commitment Fees) shall be shared among the Lenders and the Administrative Agent owed the amount upon which such interest accrues pro rata according to (A) the respective amounts so owed such Lenders and the Administrative Agent and (B) the dates on which such amounts became owing to such Lenders and the Administrative Agent; and

(viii) All other payments under this Agreement and the other Credit Documents shall be for the benefit of the Person or Persons specified.

(b) Sharing of Payments, Etc. If any Lender shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of setoff, or otherwise) on account of the Loans made by it, or the participations in L/C Obligations or in Swing Line Loans held by it, in excess of its ratable share of payments on account of the Loans and the L/C Obligations obtained by all Lenders entitled to such payments, such Lender shall forthwith purchase from the other Lenders such participations in the Loans and/or participations in L/C Obligations or in Swing Line Loans as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase shall be rescinded and each other Lender shall repay to the purchasing Lender the purchase price to the extent of such recovery together with an amount equal to such other Lender’s ratable share (according to the proportion of (i) the amount of such other Lender’s required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. The Borrowers agree that any Lender so purchasing a participation from another Lender pursuant to this Section 2.11(b) may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of setoff) with respect to such participation as fully as if such Lender were the direct creditor of the Borrowers in the amount of such participation.

2.12. Change of Circumstances.

(a) Inability to Determine Rates. If, on or before the first day of any Interest Period for any LIBOR Loan or LIBOR Portion, (i) any Lender shall advise the Administrative Agent that the LIBOR Rate for such Interest Period cannot be adequately and reasonably determined due to the unavailability of funds in or other circumstances affecting the London interbank market or (ii) any Lender shall advise the Administrative Agent that the rate of interest for such Loan or Portion, as the case may be, does not adequately and fairly reflect the cost to such Lender of making or maintaining such LIBOR Loan or LIBOR Portion, the Administrative Agent shall immediately give written notice of such condition to the Borrowers and the other Lenders. After the giving of any such notice and until the Administrative Agent shall otherwise notify the Borrowers that the circumstances giving rise to such condition no longer exist, the Borrowers’ right to request the making of, conversion to or a new Interest Period for LIBOR Loans or LIBOR Portions shall be suspended. Any LIBOR Loans or LIBOR Portions outstanding at the commencement of any such suspension shall be converted at the end of the then current Interest Period for such LIBOR Loans or LIBOR Portions into Base Rate Loans or Base Rate Portions, as the case may be, unless such suspension has then ended.

(b) Illegality. If, after the date of this Agreement, the adoption of any Governmental Rule, any change in any Governmental Rule or the application or requirements thereof (whether such change occurs in accordance with the terms of such Governmental Rule as enacted, as a result of amendment or otherwise), any change in the interpretation or administration of any Governmental Rule by any Governmental Authority, or compliance by any Lender with any request or directive (whether or not having the force of law) of any Governmental Authority (a “Change of Law”) shall make it unlawful or impossible for any Lender to make or maintain any LIBOR Loan or LIBOR Portion, such Lender shall immediately notify the Administrative Agent and the Borrowers in writing of such Change of Law. Upon receipt of such notice, (i) the Borrowers’ right to request the making of, conversion to or a new Interest Period for LIBOR Loans or LIBOR Portions with respect to such Lender shall be terminated, and (ii) the Borrowers shall, at the request of such Lender, either (A) pursuant to Section 2.01(d) or Section 2.02(d), as the case may be, convert any such then outstanding LIBOR Loans or LIBOR Portions of such Lender into Base Rate Loans or Base Rate Portions, as the case may be, at the end of the current Interest Period for such LIBOR Loans or LIBOR Portions or (B) immediately repay or convert any such LIBOR Loans or LIBOR Portions of such Lender if such Lender shall notify the Borrowers that such Lender may not lawfully continue to fund and maintain such LIBOR Loans or LIBOR Portions. Any conversion or prepayment of LIBOR Loans or LIBOR Portions made pursuant to the preceding sentence prior to the last day of an Interest Period for such LIBOR Loans or LIBOR Portions shall be deemed a prepayment thereof for purposes of Section 2.14. After any Lender notifies the Administrative Agent and the Borrowers of such a Change of Law and until such Lender notifies the Administrative Agent and the Borrowers that it is no longer unlawful or impossible for such Lender to make or maintain a LIBOR Loan or LIBOR Portion, (such notice to be given promptly in writing to the Administrative Agent and the Borrowers at such time as it is no longer unlawful or impossible for such Lender to make or maintain a LIBOR Loan or LIBOR Portion), all Revolving Loans and all Portions of the Term Loan of such Lender shall be Base Rate Loans and Base Rate Portions, respectively.

(c) Increased Costs. If, after the date of this Agreement, any Change of Law:

(i) Shall subject any Lender to any tax, duty or other charge with respect to any LIBOR Loan or LIBOR Portion, or shall change the basis of taxation of payments by the Borrowers to any Lender on such a LIBOR Loan or LIBOR Portion or in respect to such a LIBOR Loan or LIBOR Portion under this Agreement (except for changes in the rate of taxation on the overall net income of any Lender imposed by its jurisdiction of incorporation or the jurisdiction in which its principal executive office or Applicable Lending Office is located); or

(ii) Shall impose, modify or hold applicable any reserve (excluding any Reserve Requirement or other reserve to the extent included in the calculation of the LIBOR Rate for any Loans or Portions), special deposit or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances or loans by, or any other acquisition of funds by any Lender for any LIBOR Loan or LIBOR Portion; or

(iii) Shall impose on any Lender any other condition related to any LIBOR Loan or LIBOR Portion or such Lender’s Commitments;

and the effect of any of the foregoing is to increase the cost to such Lender of making, renewing, or maintaining any such LIBOR Loan or LIBOR Portion or its Commitments or to reduce any amount receivable by such Lender hereunder; then the Borrowers shall from time to time, within five (5) Business Days after demand by such Lender, pay to such Lender additional amounts sufficient to reimburse such Lender for such increased costs or to compensate such Lender for such reduced amounts. A certificate setting forth in reasonable detail the amount of such increased costs or reduced amounts, submitted by such Lender to the Borrowers shall be conclusive absent manifest error.

(d) Capital Requirements. If, after the date of this Agreement, any Lender determines that (i) any Change of Law affects the amount of capital required or expected to be maintained by such Lender or any Person controlling such Lender (a “Capital Adequacy Requirement”) and (ii) the amount of capital maintained by such Lender or such Person which is attributable to or based upon the Loans, the Letters of Credit, the Commitments or this Agreement must be increased as a result of such Capital Adequacy Requirement (taking into account such Lender’s or such Person’s policies with respect to capital adequacy), the Borrowers shall pay to such Lender or such Person, within ten (10) Business Days after demand of such Lender (which demand shall be accompanied by the certificate referred to below), such amounts as such Lender or such Person shall determine are necessary to compensate such Lender or such Person for the increased costs to such Lender or such Person of such increased capital. A certificate setting forth in reasonable detail the amount of such increased costs, submitted by any Lender to the Borrowers shall be conclusive absent manifest error. The obligations of the Borrowers under this Section 2.12(d) shall survive the payment and performance of the Obligations and the termination of this Agreement. Notwithstanding the foregoing, the Borrowers shall not be required to compensate a Lender pursuant to this Section 2.12(d) for any increased costs incurred more than 180 days prior to the date that such Lender notifies the Borrowers of the Change in Law giving rise to such increased costs and of such Lender’s intention to claim compensation therefor.

(e) Notice, Reasonable Commercial Efforts. Any Lender which becomes aware of (i) any Change of Law that will make it unlawful or impossible for such Lender to make or maintain any LIBOR Loan or LIBOR Portion or (ii) any Change of Law or other event or condition that will obligate a Borrower to pay any amount pursuant to Section 2.12(c) or Section 2.12(d) shall notify the Borrowers and the Administrative Agent thereof as promptly as practical. If any Lender has given notice of any such Change of Law or other event or condition and thereafter becomes aware that such Change of Law or other event or condition has ceased to exist, such Lender shall notify the Borrowers and the Administrative Agent thereof as promptly as practical. Each Lender affected by any Change of Law which makes it unlawful or impossible for such Lender to make or maintain any LIBOR Loan or LIBOR Portion or to which a Borrower is obligated to pay any amount pursuant to Section 2.12(c) or Section 2.12(d) shall use reasonable commercial efforts (including changing the jurisdiction of its Applicable Lending Office) to avoid the effect of such Change of Law or to avoid or materially reduce any amounts which a Borrower is obligated to pay pursuant to Section 2.12(c) or Section 2.12(d) if, in the reasonable opinion of such Lender, such efforts would not be disadvantageous to such Lender or contrary to such Lender’s normal lending practices.

2.13. Taxes on Payments.

(a) Except as otherwise expressly provided in this Section 2.13, any and all payments by the Borrowers in respect of principal or interest on any Loan, fee, or other Obligation or other amount due to any Lender under this Agreement shall be made free and clear of, and without deduction for, any and all present or future United States federal, state or local and foreign taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, including withholding taxes imposed by the United States, any jurisdiction under the laws of which a Borrower is organized, and other jurisdiction or any political subdivision thereof, but excluding (i) taxes imposed on such Lender’s overall net income and franchise taxes imposed on such Lender by the United States or the jurisdiction of such Lender’s Applicable Lending Office or any political subdivision thereof and (ii) any branch profits taxes imposed on any Lender by the United States or by the jurisdiction of such Lender’s Applicable Lending Office or any political subdivision thereof (all such nonexcluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being referred to herein as “Taxes”). If a Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder to any Lender, then (i) subject to the last sentence of Section 2.13(f), the sum payable shall be increased by the amount necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.13) such Lender shall receive an amount equal to the sum it would have received had no such deductions been made, (ii) such Borrower shall make all required deductions and (iii) such Borrower shall pay the full amount deducted to the relevant taxing authority or other Governmental Authority in accordance with applicable law (other than with respect to income taxes for which such Lender(s) are entitled to receive a credit from the relevant taxing authority).

(b) In addition, the Borrowers agree to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies that arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any other Credit Document (hereinafter referred to as “Other Taxes”).

(c) Subject to the last sentence of Section 2.13(f), the Borrowers will indemnify the Administrative Agent and each Lender for the full amount of Taxes or Other Taxes (including any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 2.13) paid by such Lender, and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. Such indemnification shall be made within 30 days following the date such Lender makes written demand therefor accompanied by documentation evidencing payment of such Taxes or Other Taxes.

(d) Within 30 days after the date of any payment of Taxes or Other Taxes withheld hereunder (and, with respect to any Taxes or Other Taxes not so withheld, to the extent available), the Borrowers will furnish to the Administrative Agent, at its address set forth in Section 8.01, the original or a certified copy of a receipt evidencing payment thereof.

(e) Without prejudice to the survival of any other agreement contained herein, the agreements and obligations contained in this Section 2.13 shall survive the payment in full of principal, interest and all other Obligations hereunder.

(f) Each Lender that is organized under the laws of a jurisdiction outside the United States of America agrees that if and to the extent it is legally able to do so, it shall deliver to the Borrowers and the Administrative Agent, on or before the first date of any payment by the Borrowers hereunder, such certificates, documents or other evidence, as required by the Internal Revenue Code or Treasury Regulations issued pursuant thereto, including Internal Revenue Service Form W-8BEN or W-8ECI (as applicable to it) and any other certificate or statement or exemption required by Treasury Regulation section 1.1441-1(a) or section 1.1441-6(c) or any subsequent version thereof, properly completed and duly executed by such Lender establishing that such payment is (i) not subject to withholding under the Internal Revenue Code because such payment is effectively connected with the conduct by such Lender of a trade or business in the United States of America or (ii) totally exempt from United States withholding tax or subject to a reduced rate of such tax under a provision of an applicable tax treaty. Each Lender that has delivered such certificate or form shall, upon such certificate or form’s obsolescence, expiration or invalidity or upon the Borrowers’ reasonable request, replace or update such certificate or form as necessary. Within 30 days after the reasonable request of a Borrower or the Administrative Agent, each Lender that is not a foreign Lender shall deliver to the Borrowers and the Administrative Agent one or more Internal Revenue Service Forms W-9. Each Lender shall promptly notify the Borrowers and the Administrative Agent upon the obsolescence, expiration or invalidity of any form previously delivered by such Lender pursuant to this paragraph. A Lender shall not be entitled to any additional amounts under Section 2.13(a) or to any indemnification under Section 2.13(c) with respect to any Tax (x) that is in effect and would apply to amounts payable to such Lender, at the time such Lender becomes a party to this Agreement by assignment or designates a new Applicable Lending Office, except to the extent that (a) in the case of a Lender who becomes a Lender by assignment, the assignor of such Lender at the time of assignment, or (b) in the case of a designation of a new Applicable Lending Office, such Lender immediately prior to such designation, would have been entitled to receive additional amounts or indemnity from the Borrowers with respect to any withholding tax pursuant to Section 2.13(a) or Section 2.13(c), (y) that is attributable to such Lender’s failure to comply with this Section 2.13(f) or Section 2.13(g) or (z) has already been reimbursed to such Lender pursuant to the terms of Section 2.12(c).

(g) Each Lender that is entitled to an exemption from or reduction of non-U.S. withholding tax or other tax under the law of the jurisdiction in which the Borrowers are located, or any treaty to which such jurisdiction is a party, with respect to any payments under this Agreement shall deliver to the Borrowers and the Administrative Agent, at the time or times prescribed by applicable law or reasonably requested by the Borrowers, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or other Tax or at a reduced rate, provided that such Lender is legally entitled to complete, execute and deliver such documentation and, in such Lender’s sole judgment, such completion, execution or delivery would not materially prejudice the legal position of such Lender or be contrary to its internal policies.

(h) Any Lender claiming any additional amounts in respect of Taxes payable pursuant to this Section 2.13 shall use reasonable efforts (consistent with legal and regulatory restrictions and such Lender’s internal policies) to file any certificate or document requested by the Borrowers or to change its Applicable Lending Office to another of its offices, branches or Affiliates, if the making of such a filing or change of Applicable Lending Office would avoid the need for or reduce the amount of any such Taxes attributable to the Loans and would not, in the sole determination of such Lender, result in any unreimbursed loss, cost or expense or otherwise be disadvantageous to such Lender.

(i) Nothing contained in this Section 2.13 shall require any Lender or the Administrative Agent to make available any of its tax returns or any other information that it deems to be confidential or proprietary.

2.14. Funding Loss Indemnification. If the Borrowers shall (a) repay, prepay or convert any LIBOR Loan or LIBOR Portion on any day other than the last day of an Interest Period therefor (whether a scheduled payment, an optional prepayment or conversion, a mandatory prepayment or conversion, a payment upon acceleration or otherwise), (b) fail to borrow any LIBOR Loan or LIBOR Portion for which a Notice of Borrowing has been delivered to the Administrative Agent (whether as a result of the failure to satisfy any applicable conditions or otherwise) or (c) fail to convert any Revolving Loans into LIBOR Loans or any Portion of a Term Loan into a LIBOR Portion in accordance with a Notice of Conversion delivered to the Administrative Agent (whether as a result of the failure to satisfy any applicable conditions or otherwise), the Borrowers shall pay to the appropriate Lender within five (5) Business Days after demand a prepayment fee, failure to borrow fee or failure to convert fee, as the case may be (determined as though 100% of the LIBOR Loan or LIBOR Portion had been funded in the London interbank eurodollar currency market) equal to the sum of:

(a) $250; plus

(b) the amount, if any, by which (i) the additional interest would have accrued on the amount prepaid or not borrowed at the LIBOR Rate plus the Applicable Margin for LIBOR Loans if that amount had remained or been outstanding through the last day of the applicable Interest Period exceeds (ii) the interest that such Lender could recover by placing such amount on deposit in the London interbank eurodollar currency market for a period beginning on the date of the prepayment or failure to borrow and ending on the last day of the applicable Interest Period (or, if no deposit rate quotation is available for such period, for the most comparable period for which a deposit rate quotation may be obtained); plus

(c) all out-of-pocket expenses reasonably incurred by such Lender reasonably attributable to such payment, prepayment or failure to borrow.

Each Lender’s determination of the amount of any prepayment fee payable under this Section 2.14 shall be conclusive in the absence of manifest error. The obligations of the Borrowers under this Section 2.14 shall survive the payment and performance of the Obligations and the termination of this Agreement.

2.15. Security.

(a) Security Documents. The Loans, together with all other Obligations, shall be secured by the Liens created by the Security Documents. So long as the terms thereof are in compliance with this Agreement, each Lender Rate Contract shall be secured by the Lien of the Security Documents (a) on a pari passu basis to the extent of the associated Termination Value, and (b) to the extent of any excess, on a basis which is in all respects subordinated to all other Obligations.

(b) Further Assurances. The Borrowers shall deliver, and shall cause each Guarantor to deliver, to the Administrative Agent such additional mortgages, deeds of trust, security agreements, pledge agreements, Control Agreements, lessor consents and estoppels (containing appropriate mortgagee and lender protection language) and other instruments, agreements, certificates, opinions and documents (including Uniform Commercial Code financing statements, fixture filings and landlord waivers) as the Administrative Agent may request to:

(i) Grant, perfect, maintain, protect and evidence security interests in favor of the Administrative Agent, for the benefit of the Administrative Agent and the Lenders, in any or all present and future real and personal property of the Borrowers and the Guarantors which would constitute Collateral under the Security Documents prior to the Liens or other interests of any Person, except for Permitted Liens; and

(ii) Otherwise establish, maintain, protect and evidence the rights provided to the Administrative Agent, for the benefit of the Administrative Agent and the Lenders, pursuant to the Security Documents.

The Borrowers shall fully cooperate with the Administrative Agent and the Lenders and perform all additional acts requested by the Administrative Agent or any Lender to effect the purposes of this Section 2.15.

2.16. Replacement of the Lenders. If (a) any Lender shall become a Defaulting Lender more than one (1) time in a period of twelve (12) consecutive months, (b) any Lender shall continue as a Defaulting Lender for more than five (5) Business Days at any time, (c) any Lender shall suspend its obligation to make or maintain LIBOR Loans or LIBOR Portions pursuant to Section 2.12(b) for a reason which is not applicable to any other Lender, (d) any Lender shall demand any payment under Section 2.12(c), 2.12(d) or 2.13(a) for a reason which is not applicable to any other Lender or (e) any Borrower shall receive a notice from any applicable Governmental Authority that a Lender is no longer qualified or suitable to make Loans to such Borrower under the applicable Gaming Laws (and such Lender is notified by such Borrower and the Administrative Agent in writing of such disqualification), including because such Lender has been denied a license, qualification or finding of suitability or has failed to deliver information required under the applicable Gaming Laws, then the Administrative Agent may (or upon the written request of the Borrowers, shall) replace such Lender (the “affected Lender”), or cause such affected Lender to be replaced, with another lender (the “replacement Lender”) satisfying the requirements of an Assignee Lender under Section 8.05(c), by having the affected Lender sell and assign all of its rights and obligations under this Agreement and the other Credit Documents (including for purposes of this Section 2.16, participations in L/C Obligations and in Swing Line Loans) to the replacement Lender pursuant to Section 8.05(c); provided, however, that if the

Borrowers seek to exercise such right, it must do so within ninety (90) days after it first knows of the occurrence of the event or events giving rise to such right, and neither the Administrative Agent nor any Lender shall have any obligation to identify or locate a replacement Lender for the Borrowers (it being expressly agreed that in such circumstances it is the Borrowers’ obligation to identify or locate a replacement Lender that is an Eligible Assignee and is reasonably acceptable to the Administrative Agent). Upon receipt by any affected Lender of a written notice from the Administrative Agent stating that the Administrative Agent is exercising the replacement right set forth in this Section 2.16, such affected Lender shall sell and assign all of its rights and obligations under this Agreement and the other Credit Documents (including for purposes of this Section 2.16, participations in L/C Obligations and in Swing Line Loans) to the replacement Lender pursuant to an Assignment Agreement and Section 8.05(c) for a purchase price equal to the sum of the principal amount of the affected Lender’s Loans so sold and assigned (or such other amount is agreed to by such affected Lender and such replacement Lender), all accrued and unpaid interest thereon and its ratable share of all fees to which it is entitled.

2.17. Lending Offices; Mitigation Obligations.

(a) Right to Designate Lending Offices. Subject to subsection (b) below, each Lender shall have the right at any time and from time to time to designate a different office of such Lender as its Domestic Lending office and/or its Euro-Dollar Lending Office, provided that such Lender shall promptly notify the Administrative Agent and the Borrowers in writing of any such designation.

(b) Mitigation Obligations. If the Borrowers are required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Sections 2.12(c), 2.12(d) or 2.13(a), then such Lender shall use reasonable commercial efforts to designate a Domestic Lending office or its Euro-Dollar Lending Office for funding or booking its Loans, Portions or obligations in respect of Letters of Credit (or any participation therein) hereunder or to assign its rights and obligations hereunder to another of its offices, branches or Affiliates, if, in the reasonable judgment of such Lender, such designation or assignment (i) would eliminate or materially reduce amounts payable pursuant to Sections 2.12(c), 2.12(d) or 2.13(a), as applicable, in the future and (ii) would not subject the Administrative Agent, the L/C Issuer or such Lender or any of its Affiliates to any unreimbursed cost or expense and would not otherwise be disadvantageous to the Administrative Agent, the L/C Issuer or such Lender or any of its Affiliates.

ARTICLE III. CONDITIONS PRECEDENT.

3.01. Conditions Precedent to Effectiveness of Credit Agreement.

(a) The effectiveness of this Agreement shall be subject to the satisfaction of the following conditions listed below:

(i) Delivery of this Agreement, duly executed by the Borrowers, each Lender, the L/C Issuer, the Swing Line Lender and the Administrative Agent;

(ii) A certificate of the Secretary or an Assistant Secretary of each of the Borrowers, dated the Closing Date certifying that attached thereto are true and correct copies of resolutions duly adopted by the board of directors of such Borrower and continuing in effect, which authorize the execution, delivery and performance by such Borrower of this Agreement and the other Credit Documents executed or to be executed by such Borrower and the consummation of the transactions contemplated hereby and thereby;

(iii) A certificate of the Secretary or an Assistant Secretary of each of the Guarantors, dated the Closing Date certifying that attached thereto are true and correct copies of resolutions duly adopted by the board of directors of such Guarantor and continuing in effect, which authorize the execution, delivery and performance by such Guarantor of this Agreement and the other Credit Documents executed or to be executed by such Guarantor and the consummation of the transactions contemplated hereby and thereby; and

(iv) Such Uniform Commercial Code financing statements and fixture filings (appropriately completed) shall have been filed in such jurisdictions as the Administrative Agent may request to perfect the Liens granted to the Lenders in this Agreement, the Security Documents and the other Credit Documents.

(v) Delivery of a true and correct copy of all of the Last Chance Prospector Documents.

(vi) Delivery of a true and correct copy of all of the Rail City Parking License Documents.

3.02. Conditions Precedent to Initial Credit Event. The occurrence of the initial Credit Event is subject to: (i) in the case of all conditions listed below which can be satisfied by the delivery of documentation or other items by the Borrowers, receipt by the Administrative Agent of such documentation or other items, each in form and substance satisfactory to the Administrative Agent and each Lender, and with sufficient copies for, the Administrative Agent and each Lender and (ii) in the case of all other conditions listed below, the Administrative Agent’s determination that such conditions have been satisfied; the first date on which all such conditions have been satisfied shall hereinafter be referred to as the “Funding Date”.

(a) Principal Credit Documents.

(i) A Revolving Loan Note payable to each Lender requesting such a note, each duly executed by the Borrowers;

(ii) A Term Loan Note payable to each Lender requesting such a note, each duly executed by the Borrowers;

(iii) A Swing Line Note payable to the Swing Line Lender in the principal amount of the Swing Line Sublimit, duly executed by the Borrowers;

(iv) The Guaranty, duly executed by each Guarantor;

(v) The Collateral Certificate, duly executed by the Borrowers;

(vi) The Security Agreement, duly executed by the Borrowers;

(vii) Pledge Agreement, duly executed by the Borrowers; and

(viii) The Guarantor Security Agreement, duly executed by the Guarantors.

(b) Borrowers Organizational Documents. A certificate of the Secretary or an Assistant Secretary of each of the Borrowers, dated the Funding Date (A) certifying that attached thereto is the certificate of incorporation or articles of incorporation of such Borrower, certified as of a recent date prior to the Funding Date by the Secretary of State of such Borrower’s state of incorporation; (B) certifying that attached thereto is a true and correct copy of the bylaws of such Borrower as in effect on the Funding Date; (C) certifying that there are no proceedings for the dissolution or liquidation of such Borrower; (D) attaching certificates of good standing (or comparable certificates) for such Borrower, certified as of a recent date prior to the Funding Date by the Secretaries of State (or comparable official) of such Borrower’s state of incorporation and each other state in which such Borrower is qualified to do business; and (E) attaching certificates of the Franchise Tax Board, Secretary of State or comparable official of the state of Nevada and each other state in which such Borrower is qualified to do business, dated as of a date close to the Funding Date, stating that such Borrower is in good tax standing under the laws of such states.

(c) Guarantor Organizational Documents. A certificate of the Secretary or an Assistant Secretary of each of each Guarantor, dated the Funding Date (A) certifying that attached thereto is the certificate of incorporation or articles of incorporation of such Guarantor, certified as of a recent date prior to the Funding Date by the Secretary of State of such Guarantor’s state of incorporation; (B) certifying that attached thereto is a true and correct copy of the bylaws of such Guarantor as in effect on the Funding Date; (C) certifying that there are no proceedings for the dissolution or liquidation of such Guarantor; (D) attaching certificates of good standing (or comparable certificates) for such Guarantor, certified as of a recent date prior to the Funding Date by the Secretaries of State (or comparable official) of such Guarantor’s state of incorporation and each other state in which such Guarantor is qualified to do business; and (E) attaching certificates of the Franchise Tax Board, Secretary of State or comparable official of the state of California or Nevada, as applicable, and each other state in which such Guarantor is qualified to do business, dated as of a date close to the Funding Date, stating that such Guarantor is in good tax standing under the laws of such states.

(d) Financial Statements, Financial Condition, Etc.

(i) A copy of the unaudited Financial Statements of the Borrowers for the fiscal quarters ended September 30, 2003 and December 31, 2003 and for the fiscal year to such date (prepared on a consolidated and consolidating basis), in each case certified by the chief financial officer of each such Borrower to present fairly the financial condition, results of operations and other information reflected therein and to have been prepared in accordance with GAAP (subject to normal year-end audit adjustments);

(ii) A copy of the audited Financial Statements of the Borrowers for the fiscal year ended June 30, 2003 (prepared on a consolidated basis), prepared by Deloitte & Touche LLP or such other certified public accountant as the Borrowers, the Administrative

Agent deem acceptable and a copy of the unqualified opinion delivered by such accountants in connection with such Financial Statements;

(iii) A copy of the most recently completed annual report (Form 5500 Series) filed with the Internal Revenue Service with respect to each Employee Benefit Plan of the Borrowers and their Subsidiaries, certified by a senior officer of the Borrowers;

(iv) A copy of the budget and projected financial statements of the Loan Parties by fiscal year for each of the fiscal years through the Revolving Loan Maturity Date, including, in each case, projected balance sheets, statements of income and retained earnings and statements of cash flow of the Loan Parties, all in reasonable detail and acceptable to the Administrative Agent;

(v) The pro forma EBITDA of the Borrowers and their Subsidiaries, taken as a whole (including actual results of Rail City and excluding any anticipated cost savings) for the 12 months ending on the last day of the most recently completed month is not less than $12,750,000 as well as balance sheets, income statements and cash flows evidencing such pro form EBITDA, all in reasonable detail and acceptable to the Administrative Agent;

(vi) The Leverage Ratio for the Borrowers and their Subsidiaries (taken as a whole) for the 12 month period ending on the last day of the most recently completed month (assuming that any Loans anticipated to be borrowed hereunder were outstanding during such twelve month period) does not exceed 3.50:1.00 as well as balance sheets, income statements and cash flows evidencing such Leverage Ratio, all in reasonable detail and acceptable to the Administrative Agent; and

(vii) Such other financial, business and other information regarding the Borrowers or any of their Subsidiaries as the Administrative Agent, the L/C Issuer, the Swing Line Lender or any Lender may reasonably request, including information as to possible contingent liabilities, tax matters, environmental matters and obligations for employee benefits and compensation.

(e) Collateral Documents.

(i) To the extent not filed prior to the Closing Date in accordance with Section 3.01(a)(iv) above, such Uniform Commercial Code financing statements and fixture filings (appropriately completed) shall have been filed in such jurisdictions as the Administrative Agent may request to perfect the Liens granted to the Lenders in this Agreement, the Security Documents and the other Credit Documents;

(ii) Such Uniform Commercial Code termination statements (appropriately completed) shall have been filed in such jurisdictions as the Administrative Agent may request to terminate any financing statement evidencing Liens of other Persons in the Collateral which are prior to the Liens granted to the Lenders in this Agreement, the Security Documents and the other Credit Documents, except for any such prior Liens which are expressly permitted by this Agreement to be prior;

(iii) Uniform Commercial Code search certificates from the jurisdictions in which Uniform Commercial Code financing statements are to be filed pursuant to subsection (e)(i) above or such other jurisdictions as the Administrative Agent deems necessary reflecting no other financing statements or filings which evidence Liens of other Persons in the Collateral which are prior to the Liens granted to the Lenders in this Agreement, the Security Documents and the other Credit Documents, except for any such prior Liens (a) which are expressly permitted by this Agreement to be prior or (b) for which the Administrative Agent has received a termination statement pursuant to subsection (e)(ii) above;

(iv) Such additional searches as the Administrative Agent may request in connection with the perfection of any security interest or the recording of any real estate documents, including judgment searches, litigation searches, tax lien searches, bankruptcy searches or any other searches deemed necessary by the Administrative Agent in its discretion;

(v) The stock certificates representing all of the outstanding Equity Securities owned by the Borrowers and each Subsidiary of a Borrower, in each case pledged to the Administrative Agent and the Lenders pursuant to the Security Agreement (or any other pledge or security agreement), together with undated stock powers duly executed by the applicable Borrower in blank and attached thereto to the extent not previously delivered;

(vi) A Control Agreement with each bank at which a Borrower maintains a deposit account in the United States of America, each appropriately completed, duly executed by such Borrower, and the Administrative Agent and acknowledged by the depositary bank to which addressed;

(vii) A Control Agreement with each securities intermediary at which a Borrower maintains a securities account in the United States of America, each appropriately completed, duly executed by such Borrower, and the Administrative Agent and acknowledged by the securities intermediary to which addressed to the extent not previously delivered;

(viii) The Deeds of Trust and the Real Property Assignments shall have each been duly executed and recorded in all appropriate jurisdictions;

(ix) The Last Chance Estoppel Documents and the Rail City Estoppel Documents shall have each been executed by all of the parties thereto, and shall have each been delivered to Administrative Agent.

(x) ALTA standard coverage Lender’s policies of title insurance (or a commitment therefor) insuring the validity and priority of each of the Deeds of Trust (subject only to such exceptions as the Administrative Agent may approve), in such amounts and with such endorsements as the Administrative Agent may require, issued by a title insurer acceptable to the Administrative Agent, together with such policies of co-insurance or re-insurance (or commitments therefor) as the Administrative Agent may require;

(xi) Preliminary title reports or lot book guarantees issued by a title insurer acceptable to the Administrative Agent with respect to the property listed in Schedule 4.01(h);

(xii) Phase I environmental reports or such other environmental reports or updates to environmental reports as the Administrative Agent requests, for all real property owned, leased or operated by any Loan Party or Rail City as of the date hereof;

(xiii) A certificate of the Borrowers certifying that, to their knowledge, the Borrowers and their Subsidiaries possess all material environmental permits necessary for the conduct of their respective businesses; and

(xiv) Such other documents, instruments and agreements as the Administrative Agent may reasonably request to establish and perfect the Liens granted to the Administrative Agent or any Lender in this Agreement, the Security Documents and the other Credit Documents.

(f) Opinions.

(i) A favorable written opinion from Bible, Hoy & Trachok, special counsel for the Borrowers, dated the Funding Date, addressed to the Administrative Agent for the benefit of the Administrative Agent and the Lenders covering such legal matters as the Administrative Agent may request and otherwise in form and substance satisfactory to the Administrative Agent; and

(ii) Delivery of a “fairness opinion” by PKF Consulting addressed to Sands relating to the purchase price paid by Sands for Rail City in the Acquisition.

(g) Conditions Related to the Acquisition.

(i) With respect to the Acquisition, the purchase price shall not exceed $38,500,000, the Borrowers shall not undertake any undue risk in the reasonable determination of the Administrative Agent, there shall have been no material adverse change in Rail City or its business since the date hereof, and such other conditions to the closing of the Acquisition as are set forth in the Stock Purchase Agreement (the “Stock Purchase Agreement”), by and among Alliance Gaming Corporation, APT Games and Sands shall have been satisfied or waived, which waiver shall have been approved by the Administrative Agent and the Required Lenders, and no event or circumstance known to the Borrowers exists that would prevent or reduce the likelihood of the consummation of the Acquisition on the date set forth in the Stock Purchase Agreement, all as evidenced by a certificate executed by a Responsible Officer of Sands;

(ii) There shall not exist (a) any order, decree, judgment, ruling or injunction which restrains the consummation of the Acquisition in the manner contemplated by the Acquisition Documents, or (b) any pending or threatened action, suit, investigation or proceeding which, in the Administrative Agent’s reasonable judgment, is expected to materially and adversely affect the Borrowers and their subsidiaries, taken as a whole, or the ability of Sands and Rail City to consummate the Acquisition in the manner contemplated by the Acquisition Documents, or the ability of the Borrowers and their Subsidiaries to perform their respective material obligations under the Credit Documents or the ability of Administrative Agent or the Lenders to exercise their rights thereunder;

(iii) All governmental, shareholder and third party consents (including Hart-Scott Rodino clearance) and approvals necessary in connection with the Acquisition and the other transactions contemplated by the Acquisition Documents shall have been obtained; all such consents and approvals shall be in force and effect; and all applicable waiting periods shall have expired without any action being taken by any authority that could, in the Administrative Agent’s reasonable judgment, be expected to restrain, prevent or impose any material adverse conditions on the Acquisition or such other transactions, and no law or regulation shall be applicable which in the reasonable judgment of Administrative Agent could have such effect;

(iv) The Administrative Agent shall have received audited Financial Statements for Rail City for the fiscal years ending June 30, 2003 and June 30, 2002;

(v) Rail City shall have executed a Joinder Agreement; and

(vi) The Administrative Agent and Rail City, as applicable, shall have taken such steps, including the filing of UCC financing statements and the recording of mortgages as the Administrative Agent deems necessary to perfect a first priority security interest in the Property of Rail City.

(h) Other Items.

(i) A duly completed Notice of Revolving Loan Borrowing in the event that a Revolving Borrowing is to be made on the Funding Date;

(ii) A duly completed Notice of Term Loan Borrowing in the event that a Term Loan Borrowing is to be made on the Funding Date;

(iii) Original certificates of insurance, lender loss payable and mortgagee endorsements naming the Administrative Agent as mortgagee, lender loss payee and additional insured, as required by Section 5.01(d) of this Agreement;

(iv) Evidence that all existing Indebtedness (including the Existing Credit Agreement) of the Loan Parties has been or concurrently with the Funding Date is being repaid in full (other than Indebtedness described on Schedule 5.02(a));

(v) The Permitted Subordinated Indebtedness shall have been subordinated to the Obligations on terms satisfactory to the Administrative Agent and the Lenders, including payment and remedy blockage provisions upon the occurrence of a Default or Event of Default;

(vi) No event or circumstance shall have occurred that has resulted or could result in a material adverse change in the business, assets, operations, condition (financial or otherwise) or prospects of the Borrowers and their Subsidiaries (taken as a whole);

(vii) Evidence that no material disruption of or a material adverse change in conditions in the financial, banking or capital markets shall have occurred which the Administrative Agent, in either of their sole discretion, deems material in connection with its ability to syndicate the Revolving Loan Commitment or Term Loan Commitment;

(viii) There shall not exist any pending or threatened action, suit, investigation or proceeding, which, if adversely determined, could materially and adversely affect the Loan Parties, any transaction contemplated hereby or the ability of any Loan Party to perform its obligations under the Credit Documents or the ability of the Lenders to exercise their rights thereunder;

(ix) Copies of all Rate Contracts to which the Borrowers or any Subsidiary of a Borrower is a party;

(x) An organization chart for the Borrowers and their Subsidiaries, setting forth the relationship among such Persons, certified by an the Secretary or an Assistant Secretary of each of the Borrowers;

(xi) Each Loan Party has obtained all Governmental Authorizations and all consents of other Persons, in each case that are necessary or advisable to have been obtained prior to the Funding Date in connection with the transactions herein and all Governmental Authorizations and all consents of other Persons material to the continued operation of the business conducted by the Loan Parties in substantially the same manner as conducted prior to the Funding Date. Each such Governmental Authorization or consent is in full force and effect, except in a case where the failure to obtain or maintain a Governmental Authorization or consent, either individually or in the aggregate, could not have a Material Adverse Effect. All applicable waiting periods have expired without any action being taken or threatened by any competent authority that would restrain, prevent or otherwise impose adverse conditions on the transactions contemplated by the Credit Documents. No action, request for stay, petition for review or rehearing, reconsideration, or appeal with respect to any of the foregoing is pending, and the time for any applicable Governmental Authority to take action to set aside its consent on its own motion has expired;

(xii) A certificate of a Responsible Officer of the Borrowers, addressed to the Administrative Agent and dated the Funding Date, certifying that:

(A) The representations and warranties set forth in Article IV and in the other Credit Documents are true and correct in all material respects as of such date (except for such representations and warranties made as of a specified date, which shall be true as of such date);

(B) No Default has occurred and is continuing as of such date; and

(C) The conditions set forth in Sections 3.02(d)(v) and (vi), Section 3.02(g)(i) and Section 3.02(h)(x) have been satisfied;

(xiii) A certified copy of each of the Material Documents, duly executed by each party thereto;

(xiv) All fees and expenses payable to the Administrative Agent and the Lenders on or prior to the Funding Date (including all fees payable to the Administrative Agent pursuant to the Administrative Agent’s Fee Letter);

(xv) All customary fees and expenses of counsel to the Administrative Agent through the Funding Date; and

3.03. Conditions Precedent to each Credit Event. The occurrence of each Credit Event (including the initial Credit Event) is subject to the further conditions that:

(a) The Borrowers shall have delivered to the Administrative Agent and, if applicable, the L/C Issuer or the Swing Line Lender, the Notice of Borrowing, Letter of Credit Application, Notice of Conversion or Notice of Interest Period Selection, as the case may be, for such Credit Event in accordance with this Agreement; and

(b) On the date such Credit Event is to occur and after giving effect to such Credit Event, the following shall be true and correct:

(i) The representations and warranties of the Loan Parties set forth in Article IV and in the other Credit Documents are true and correct in all material respects as if made on such date (except for representations and warranties expressly made as of a specified date, which shall be true as of such date);

(ii) No Default has occurred and is continuing or will result from such Credit Event;

(iii) No material adverse change in the business, assets, operations, condition (financial or otherwise) or prospects of the Loan Parties (taken as a whole) having occurred since the date of latest audited financial statements delivered to the Administrative Agent and the Lenders prior to the date of this Agreement; and

(iv) All of the Credit Documents are in full force and effect.

The submission by the Borrowers to the Administrative Agent of each Notice of Borrowing and each Letter of Credit Application shall be deemed to be a representation and warranty by the Borrowers that each of the statements set forth above in this Section 3.03(b) is true and correct as of the date of such notice.

3.04. Initial Credit Event. The occurrence of the initial Credit Event is subject to the further conditions that the Borrowers shall (i) on or prior to the Funding Date, terminate the Existing Credit Facility, repay in full all obligations existing thereunder with, among other things, the proceeds of the Loans advanced to the Borrowers on the Funding Date and obtain a release of all obligations and collateral under the Existing Credit Facility from Nevada State Bank.

ARTICLE IV. REPRESENTATIONS AND WARRANTIES.

4.01. Representations and Warranties. In order to induce the Administrative Agent and the Lenders to enter into this Agreement, each Borrower hereby represents and warrants to the Administrative Agent and the Lenders for themselves and each of the other Loan Parties as follows and agrees that each of said representations and warranties shall be deemed to survive until full, complete and indefeasible payment and performance of the Obligations and shall apply anew to each Borrowing hereunder:

(a) Due Incorporation, Qualification, etc. Each Loan Party (i) is a corporation, partnership or limited liability company duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or formation; (ii) has the power and authority to own, lease and operate its properties and carry on its business as now conducted; and (iii) is duly qualified, licensed to do business and in good standing as a foreign corporation, partnership or limited liability company, as applicable, in each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification or license and where the failure to be so qualified or licensed, individually or in the aggregate could reasonably be expected to have a Material Adverse Effect.

(b) Authority. The execution, delivery and performance by each Loan Party of each Credit Document executed, or to be executed, by such Loan Party and the consummation of the transactions contemplated thereby (i) are within the power of such Loan Party and (ii) have been duly authorized by all necessary actions on the part of such Loan Party.

(c) Enforceability. Each Credit Document executed, or to be executed, by each Loan Party has been, or will be, duly executed and delivered by such Loan Party and constitutes, or will constitute, a legal, valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and general principles of equity.

(d) Non-Contravention. The execution and delivery by each Loan Party of the Credit Documents executed by such Loan Party and the performance and consummation of the transactions (including the use of loan proceeds) contemplated thereby (including the consummation of the Acquisition) do not (i) violate any Requirement of Law applicable to such Loan Party; (ii) violate any provision of, or result in the breach or the acceleration of, or entitle any other Person to accelerate (whether after the giving of notice or lapse of time or both), any Contractual Obligation of such Loan Party; (iii) result in the creation or imposition of any Lien (or the obligation to create or impose any Lien) upon any Property, asset or revenue of such Loan Party (except for Permitted Liens) or (iv) violate any provision of any existing law, rule, regulation, order, writ, injunction or decree of any court or Governmental Authority to which it is subject, where such breach could result in a Material Adverse Effect.

(e) Approvals.

(i) Except as is provided in Section 8.17 hereof, no consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Authority or other Person (including the equity holders of any Person) is required in connection with (A) the execution and delivery of the Credit Documents executed by any Loan Party or the performance or consummation of the transactions contemplated thereby (including the consummation of the Acquisition) or (B) the exercise by the Administrative Agent of any default rights or remedies in respect of any Collateral (whether specifically granted or created pursuant to any of the Security Documents or created or provided for by any Governmental Rule), except for those which have been made or obtained and are in full force and effect and as to clause (B) except those required by applicable law which are applicable to all Persons.

(ii) Except as is provided in Section 8.17 hereof, all Gaming Licenses and Governmental Authorizations material to the conduct of the business of the Borrowers and all Subsidiaries of a Borrower as currently conducted have been duly obtained and are in full force and effect without any known conflict with the rights of others and free from any unduly burdensome restrictions, except where any such failure to obtain such Gaming License or Governmental Authorizations or any such conflict or restriction could not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect. No Loan Party has received any written notice or other written communications from any Gaming Authority or other Governmental Authority having jurisdiction thereof regarding (i) any revocation, withdrawal, suspension, termination or modification of, or the imposition of any material conditions with respect to, any Gaming License or other Governmental Authorization, or (ii) any other limitations on the conduct of business by any Loan Party, except where any such revocation, withdrawal, suspension, termination, modification, imposition or limitation could not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

(iii) Except as is provided in Section 8.17 hereof, no Governmental Authorization is required for either (x) the pledge or grant by any Loan Party of the Liens purported to be created in favor of the Lenders in connection herewith or any other Credit Document or (y) the exercise by the Administrative Agent on behalf of the Lenders of any rights or remedies in respect of any Collateral (whether specifically granted or created pursuant to any of the Security Documents or created or provided for by any Governmental Rule), except for (1) such Governmental Authorizations that have been obtained and are in full force and effect and fully disclosed to Administrative Agent in writing, (2) filings or recordings contemplated in connection with this Agreement or any Security Document and (3) prior to the Funding Date, Governmental Authorizations required from Gaming Authorities which have been or on or promptly after the Closing Date shall be applied for by the Borrowers.

(f) No Violation or Default. No Loan Party is in violation of or in default with respect to (i) any Requirement of Law applicable to such Person or (ii) any Contractual Obligation of such Person (nor is there any waiver in effect which, if not in effect, could result in such a violation or default), where, in each case, such violation or default could reasonably be expected to have a Material Adverse Effect. Without limiting the generality of the foregoing, except as set forth on Schedule 4.01(f), no Loan Party (A) has violated any Environmental Laws, (B) has any liability under any Environmental Laws or (C) has received notice or other communication of claim or an investigation by any Governmental Authority having authority to enforce Environmental Laws, where such violation, liability, claim or investigation could reasonably be expected to have a Material Adverse Effect. No Default has occurred and is continuing.

(g) Litigation. Except as set forth in Schedule 4.01(g), no actions (including derivative actions), suits, proceedings (including arbitration proceedings or mediation proceedings) or investigations are pending or, to the best of each Borrower’s knowledge, threatened against any Loan Party at law or in equity in any court or before any other

Governmental Authority which (i) if adversely determined (and there exists a reasonable possibility of such an adverse determination) could reasonably be expected to result in a Material Adverse Effect or (ii) seek to enjoin, either directly or indirectly, the execution, delivery or performance by any Loan Party of the Credit Documents or the transactions contemplated thereby (including the Acquisition).

(h) Title; Possession Under Leases.

(i) All real property which is owned or leased by Last Chance or CPTLD, or which is occupied by Last Chance or CPTLD pursuant to a license, management agreement or similar arrangement, is described by Schedule 4.01(h)A. Pursuant to the Last Chance Prospector Documents, Last Chance has: (i) a valid Leasehold interest in all of the Last Chance Real Property (except for the Last Chance RV Park and the Last Chance Lottery Property); (ii) the right to occupy and operate the Last Chance RV Park as the manager thereof (and to retain certain proceeds from such operation); (iii) an option to purchase all of the Last Chance Real Property; and (iv) the right to utilize the Last Chance Water and Sewer Entitlements in conduct of its casino and other business operations at the Last Chance Real Property, and CPLTD has a valid leasehold interest in the Last Chance Lottery Property; all in accordance with the terms and conditions of the Last Chance Prospector Documents. The Last Chance Prospector Documents, which have been delivered by Borrowers in accordance with Section 3.01(a)(v), represent the entire agreement between the Stremmel Group, Last Chance and CPLTD regarding ownership and occupation of the Last Chance Real Property and use of the Last Chance Water and Sewer Entitlements by Last Chance. The Last Chance Prospector Documents are each fully enforceable in accordance with their respective terms except as enforcement may be limited by bankruptcy and similar laws affecting the enforcement of creditors’ rights generally. Neither Last Chance, CPLTD, nor any member of the Stremmel Group are in default of any of their respective obligations under the Last Chance Prospector Documents, nor are there any circumstances existing which would constitute such a default with notice, or lapse of time, or both. The interests which Last Chance and CPLTD hold in the Last Chance Real Property and in the Last Chance Water and Sewer Entitlements are free and clear of all exceptions and conditions of title, other than the Last Chance Permitted Exceptions.

(ii) All real property which is owned or leased by Zante, or which is occupied by Zante pursuant to a license, management agreement or similar arrangement, is described by Schedule 4.01(h)B. Zante is the owner of the fee interest in all of the Zante Real Property without exception or condition of title other than the Zante Permitted Exceptions.

(iii) All real property which is owned or leased by Rail City, or which is occupied by Rail City pursuant to a license, management agreement or similar arrangement, is described by Schedule 4.01(h)C. Rail City is the owner of the fee interest in all of the Rail City Real Property (other than the Rail City NDOT Parcel). Pursuant to the Rail City Parking License Documents, Rail City holds a valid nonexclusive license to utilize the Rail City NDOT Parcel for public parking, including parking by patrons of the casino operated by Rail City at the Rail City Real Property. The Rail City Parking

Documents, which have been delivered by Borrowers in accordance with Section 3.01(a)(vi), represent the entire agreement between the City of Sparks and Rail City regarding use of the Rail City NDOT Parcel by Rail City, and are each fully enforceable in accordance with their respective terms except as enforcement may be limited by bankruptcy and similar laws affecting the enforcement of creditors’ rights generally. From and after the Acquisition Date, neither the City of Sparks to the knowledge of Borrower’s, nor Rail City, are in default of any of their respective obligations under the Rail City Parking License Documents, nor are there any circumstances existing which would constitute such a default with notice, or lapse of time, or both. Rail City’s license in the Rail City NDOT Parcel, and its fee interest in the remainder of the Rail City Real Property, is all free and clear of any exceptions or conditions of title other than the Rail City Permitted Exceptions.

(iv) The Loan Parties own and have good and marketable title, or a valid leasehold interest in, all their respective properties and assets as reflected in the most recent Financial Statements delivered to the Administrative Agent (except those assets and properties disposed of in the ordinary course of business or otherwise in compliance with this Agreement since the date of such Financial Statements) and all respective assets and properties acquired by the Loan Parties, as applicable, since such date (except those disposed of in the ordinary course of business or otherwise in compliance with this Agreement). Such assets and properties are subject to no Lien, except for Permitted Liens. Each of the Loan Parties has complied with all material obligations under all material leases to which it is a party and enjoys peaceful and undisturbed possession under such leases.

(i) Financial Statements. The Financial Statements of the Loan Parties which have been delivered to the Administrative Agent (i) are in accordance with the books and records of the Loan Parties, which have been maintained in accordance with good business practice; (ii) have been prepared in conformity with GAAP; and (iii) fairly present in all material respects the financial conditions and results of operations of the Borrowers and their Subsidiaries as of the date thereof and for the period covered thereby. No Loan Party has any Contingent Obligations, liability for taxes or other outstanding obligations which, in any such case, are material in the aggregate, except (i) as of the Closing Date, as disclosed on Schedule 4.01(i) or as disclosed or provided for in the audited Financial Statements for the fiscal year ended June 30, 2003 and the fiscal year to date period ended September 30, 2003, furnished by the Borrowers to the Administrative Agent prior to the date hereof, or (ii) as of the last day of any fiscal quarter or fiscal year, as applicable, following the Closing Date, as disclosed or provided for in the Financial Statements delivered for such fiscal quarter or fiscal year to the Administrative Agent pursuant to clause (i) or (ii) of Section 5.01(a) and in the Compliance Certificate delivered concurrently with such Financial Statements.

(j) Creation, Perfection and Priority of Liens.

(i) As of the Funding Date (i) the execution and delivery of the Security Documents by the Loan Parties, together with the filing of any Uniform Commercial Code financing statements and the recording of the U.S. Patent and Trademark Office filings delivered to the Administrative Agent for filing and recording, and the recording of any mortgages or deeds of trust delivered to the Administrative Agent for recording (but not yet recorded), are effective to create in favor of the Administrative Agent for the benefit of itself and the Lenders, as security for the Obligations, a valid and perfected first priority Lien on all of the Collateral as of the Funding Date (subject only to Permitted Liens), and (ii) all filings and other actions necessary or desirable to perfect and maintain the perfection and first priority status of such Liens have been duly made or taken and remain in full force and effect.

(ii) The Intellectual Property Security Agreement is effective to create in favor of the Administrative Agent, for the benefit of itself and the Lenders, a legal, valid, binding and enforceable security interest in the Collateral described therein as security for the Obligations to the extent that a legal, valid, binding and enforceable security interest in such Collateral may be created under applicable law of the United States of America and any states thereof, including without limitation, the UCC and the United States Trademark Act of 1946, the United States Patent Act of 1972 or the United States Copyright Act of 1976, as applicable (the “IP Collateral”). Upon the proper and timely filing of (i) the Intellectual Property Security Agreement (or the short form security documents attached thereto) in the appropriate indexes of the United States Patent and Trademark Office relative to patents and trademarks (within three (3) months after the Funding Date), and the United States Copyright Office relative to copyrights (within thirty (30) days after the Funding Date), where the documents filed with the United States Patent and Trademark Office and the United States Copyright Office do not contain any conditional assignment provisions, together with provisions for payment of all requisite fees, and (ii) UCC financing statements in appropriate form for filing in the applicable filing offices, the Intellectual Property Security Agreement shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in the IP Collateral described therein, as security for the Obligations, prior and superior to the Lien of any other Person (except Permitted Liens).

(k) Equity Interests. All outstanding Equity Securities of the Loan Parties are duly authorized, validly issued, fully paid and non-assessable. Except as set forth on Schedule 4.01(k), there are no outstanding subscriptions, options, conversion rights, warrants or other agreements or commitments of any nature whatsoever (firm or conditional) obligating any of the Loan Parties to issue, deliver or sell, or cause to be issued, delivered or sold, any additional Equity Securities of the Loan Parties, or obligating such Loan Party to grant, extend or enter into any such agreement or commitment. All Equity Securities of the Loan Parties have been offered and sold in compliance with all federal and state securities laws and all other Requirements of Law, except where any failure to comply could not reasonably be expected to have a Material Adverse Effect.

(l) No Agreements to Sell Assets; Etc. No Loan Party has any legal obligation, absolute or contingent, to any Person to sell any of its assets or the assets of any of its Subsidiaries (except as permitted by Section 5.02(c)), or to effect any merger, consolidation or other reorganization of the Borrowers or any Subsidiary of a Borrower (except for the Acquisition and as permitted by Section 5.02(d)) or to enter into any agreement with respect thereto.

(m) Employee Benefit Plans.

(i) Based upon the latest valuation of each Pension Plan (if any) that any Loan Party or any ERISA Affiliate maintains or contributes to, or has any obligation under (which occurred within twelve months of the date of this representation), the aggregate benefit liabilities of such plan within the meaning of section 4001 of ERISA did not exceed the aggregate value of the assets of such plan. No Loan Party has any liability with respect to any post-retirement benefit under any Employee Benefit Plan which is a welfare plan (as defined in section 3(1) of ERISA), other than liability for health plan continuation coverage described in Part 6 of Title I(B) of ERISA, which liability for health plan contribution coverage could not reasonably be expected to have a Material Adverse Effect.

(ii) Except as could not, either individually or in the aggregate, be reasonably expected to have a Material Adverse Effect, (A) each Employee Benefit Plan complies, in both form and operation, in all material respects, with its terms, ERISA and the IRC, and no condition exists or event has occurred with respect to any such plan which would result in the incurrence by any Loan Party or any ERISA Affiliate of any material liability, fine or penalty; (B) each Employee Benefit Plan, related trust agreement, arrangement and commitment of any Loan Party or any ERISA Affiliate is legally valid and binding and in full force and effect; (C) no Employee Benefit Plan is being audited or investigated by any government agency or is subject to any pending or threatened claim or suit; (D) none of the Loan Parties or the ERISA Affiliates nor any fiduciary of any Employee Benefit Plan has engaged in a non-exempt prohibited transaction under section 406 of ERISA or section 4975 of the IRC; and (E) none of the Loan Parties maintains a Foreign Plan.

(iii) Except as set forth on Schedule 4.01(m), none of the Loan Parties and the ERISA Affiliates contributes to or has any material contingent obligations to any Multiemployer Plan. None of the Loan Parties and the ERISA Affiliates has incurred any material liability (including secondary liability) to any Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan under section 4201 of ERISA or as a result of a sale of assets described in section 4204 of ERISA. None of the Loan Parties and the ERISA Affiliates has been notified that any Multiemployer Plan is in reorganization or insolvent under and within the meaning of section 4241 or section 4245 of ERISA or that any Multiemployer Plan intends to terminate or has been terminated under section 4041A of ERISA.

(n) Other Regulations. No Loan Party is subject to regulation under the Investment Company Act of 1940, the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act, any state public utilities code or to any other Governmental Rule limiting its ability to incur Indebtedness.

(o) Trademarks, Patents, Copyrights and Licenses. Each of the Loan Parties owns, licenses or otherwise has the full right to use, under validly existing agreements, all material patents, licenses, trademarks, trade names, trade secrets, service marks, copyrights and all rights with respect thereto, which are required to conduct their businesses as now conducted, except where the failure to own, license or otherwise have the full right to use could not reasonably be expected to result in a Material Adverse Effect. Each of the patents, trademarks, trade names, service marks and copyrights owned by a Loan Party which is registered with any Governmental Authority is set forth on Schedule 4.01(o).

(p) Governmental Charges. The Loan Parties have filed or caused to be filed all federal tax returns, tax returns in all states where they are respectively required to do so and all other material tax returns which in each case are required to be filed by them. The Loan Parties have paid, or made provision for the payment of, all taxes and other Governmental Charges which have or may have become due pursuant to said returns or otherwise and all other indebtedness, except such Governmental Charges or indebtedness, if any, which are being contested in good faith and as to which adequate reserves (determined in accordance with GAAP) have been established.

(q) Margin Stock. No Loan Party owns any Margin Stock which, in the aggregate, would constitute a substantial part of the assets of the Borrowers or the Loan Parties (taken as a whole), and no proceeds of any Loan will be used to purchase or carry, directly or indirectly, any Margin Stock or to extend credit, directly or indirectly, to any Person for the purpose of purchasing or carrying any Margin Stock.

(r) Subsidiaries, Etc. Schedule 4.01(r) (as supplemented by the Borrowers in a Compliance Certificate or in a notice delivered pursuant to Section 5.01(a)(ix)) sets forth each of the Subsidiaries of each Borrower, its jurisdiction of organization, the classes of its Equity Securities, the number of shares of each such class issued and outstanding, the percentages of shares of each such class owned directly or indirectly by each Borrower and whether such Borrower own such shares directly or, if not, the Subsidiary of such Borrower that owns such shares and the number of shares and percentages of shares of each such class owned directly or indirectly by such Borrower. All of the outstanding Equity Securities of each such Subsidiary indicated on Schedule 4.01(r) as owned by each Borrower or any Domestic Subsidiary are owned beneficially and of record by such Borrower or such Domestic Subsidiary free and clear of all Liens (other than Permitted Liens).

(s) Solvency, Etc. Each of the Loan Parties is Solvent and, after the execution and delivery of the Credit Documents and the consummation of the transactions contemplated thereby and after the consummation and the consummation of the transactions contemplated thereby (including the Acquisition), will be Solvent.

(t) Labor Matters. There are no disputes presently subject to grievance procedure, arbitration or litigation under any of the collective bargaining agreements, employment contracts or employee welfare or incentive plans to which any Loan Party is a party, and there are no strikes, lockouts, work stoppages or slowdowns, or, to the best knowledge of each Borrower, jurisdictional disputes or organizing activities occurring or threatened which alone or in the aggregate could have a Material Adverse Effect.

(u) Burdensome Contractual Obligations, Etc. None of the Loan Parties and none of their properties is subject to any Contractual Obligation or Requirement of Law which, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

(v) No Material Adverse Effect. Since September 30, 2003, no event has occurred and no condition exists which, either individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. If the results of the Phase II environmental survey result in the need for remediation, the costs associated with such remediation shall be included in the determination of whether any of the foregoing events have occurred or conditions exist only to the extent that such costs (i) are in an amount that can be paid by the Borrowers without violating any of the terms contained herein and (ii) are covered by the indemnification provided by Alliance Gaming Corporation in the Stock Purchase Agreement.

(w) Accuracy of Information Furnished. The Credit Documents and the other certificates, statements and information (excluding projections) furnished by the Loan Parties to the Administrative Agent and the Lenders in connection with the Credit Documents and the transactions contemplated thereby, taken as a whole, do not contain any untrue statement of a material fact and do not omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. All projections furnished by the Loan Parties to the Administrative Agent and the Lenders in connection with the Credit Documents and the transactions contemplated thereby have been prepared on a basis consistent with the historical financial statements described above, except as described therein, have been based upon reasonable assumptions and represent, as of their respective dates of presentations, the Loan Parties’ best estimates of the future performance of the Loan Parties, and as of such respective dates the Borrowers had no reason to believe that such estimates and assumptions are not reasonable.

(x) Brokerage Commissions. No person is entitled to receive any brokerage commission, finder’s fee or similar fee or payment in connection with the extensions of credit contemplated by this Agreement as a result of any agreement entered into by any Loan Party. No brokerage or other fee, commission or compensation is to be paid by the Lenders with respect to the extensions of credit contemplated hereby as a result of any agreement entered into by a Borrower, and the Borrowers agree to indemnify the Administrative Agent and the Lenders against any such claims for brokerage fees or commissions and to pay all expenses including, without limitation, attorney’s fees incurred by the Lenders in connection with the defense of any action or proceeding brought to collect any such brokerage fees or commissions.

(y) Policies of Insurance. The properties of the Loan Parties are insured with financially sound and reputable insurance companies not Affiliates of the Loan Parties, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the Loan Parties operate. Such insurance has not been terminated and is in full force and effect, and each of the Loan Parties has taken all action required to be taken as of the date of this Agreement to keep unimpaired its rights thereunder. Schedule 4.01(y) sets forth a true and complete listing of all insurance maintained by the Loan Parties as of the Closing Date.

(z) Agreements with Affiliates and Other Agreements. Except (i) as disclosed on Schedule 4.01(z), or (ii) as permitted by Section 5.02(j), no Loan Party has entered into and, as of the date of the applicable Credit Event does not contemplate entering into, any material agreement or contract with any Affiliate of any Loan Party, except upon terms at least as favorable to such Loan Party as an arms-length transaction with unaffiliated Persons, based on the totality of the circumstances. No Loan Party is a party to or is bound by any Contractual Obligation or is subject to any restriction under its respective charter or formation documents, which could reasonably be expected to result in a Material Adverse Effect.

(aa) Internal Controls.

(i) The Borrowers have established and maintain disclosure controls and procedures (as such term is defined in Rule 13a-14 under the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), which (i) are designed to ensure that material information relating to the Borrowers, including its consolidated subsidiaries, is made known to the Borrowers’ principal executive officer and their principal financial officer or persons performing similar functions by others within those entities, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared; (ii) have been evaluated for effectiveness as of a date within 90 days prior to the filing of the Borrowers’ most recent annual or quarterly report filed with the Securities Exchange Commission; and (iii) are effective in all material respects to perform the functions for which they were established;

(ii) Based on the evaluation of its disclosure controls and procedures, the Borrowers are not aware of (i) any significant deficiency in the design or operation of internal controls which could adversely affect the Borrowers’ ability to record, process, summarize and report financial data or any material weaknesses in internal controls or (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Borrowers’ internal controls; and

(iii) Since the date of the most recent evaluation of such disclosure controls and procedures, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses.

(bb) Zante, Inc. is a single entity that operates under each of the following “dba”s: (i) The Sands Regency and (ii) Pericles Distributing.

ARTICLE V. COVENANTS.

5.01. Affirmative Covenants. Until the termination of the Commitments and the satisfaction in full by the Borrowers of all Obligations, the Borrowers will comply, and will cause compliance by the other Loan Parties, with the following affirmative covenants, unless the Required Lenders shall otherwise consent in writing:

(a) Financial Statements, Reports, etc. The Borrowers shall furnish to the Administrative Agent and each Lender the following, each in such form and such detail as the Administrative Agent or the Required Lenders shall reasonably request:

(i) As soon as available and in no event later than forty-five (45) days after the last day of each of the first three fiscal quarters of each fiscal year of the Borrowers (i) a copy of the Financial Statements of the Borrowers and all Subsidiaries of the Borrowers (prepared on a consolidated and consolidating basis) for such quarter (beginning with the quarter ending December 31, 2003 and thereafter) and for the fiscal year to date, certified by a Responsible Officer of each Borrower to present fairly in all material respects the financial condition, results of operations and other information reflected therein and to have been prepared in accordance with GAAP (subject to normal year-end audit adjustments and the absence of footnotes) and (ii) a narrative from management of the Borrowers which discusses results and prospects;

(ii) As soon as available and in no event later than one hundred five (105) days after the close of each fiscal year of the Borrowers, (A) copies of the audited consolidated and unaudited consolidating Financial Statements of the Borrowers and all Subsidiaries of the Borrowers (prepared on a consolidated and consolidating basis, as applicable) for such year, audited (as to the consolidated Financial Statements) by Deloitte & Touche LLP or other independent certified public accountants of recognized national standing and accompanied by copies of the unqualified opinions delivered by such accountants in connection with all such Financial Statements;

(iii) Contemporaneously with the quarterly and year-end Financial Statements required by the foregoing clauses (i) and (ii), (x) a compliance certificate of a Responsible Officer of the Borrowers in substantially the form of Exhibit L (a “Compliance Certificate”) which (A) states that no Default has occurred and is continuing, or, if any such Default has occurred and is continuing, a statement as to the nature thereof and what action the Borrowers propose to take with respect thereto and (B) sets forth, for the quarter or year covered by such Financial Statements or as of the last day of such quarter or year (as the case may be), the calculation of the financial ratios and tests provided in Section 5.03;

(iv) As soon as possible and in no event later than five (5) Business Days after any Loan Party knows of the occurrence or existence of (A) any ERISA Event under any Pension Plan or Multiemployer Plan, (B) any actual or threatened litigation, suits, claims, disputes or investigations against any Loan Party involving potential monetary damages payable by any Loan Party of $250,000 or more (alone or in the aggregate) or in which injunctive relief or similar relief is sought, which if adversely determined (and there exists a reasonable possibility of such an adverse determination), could reasonably be expected to result in a Material Adverse Effect, (C) any other event or condition which, either individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect, including (I) breach or non-performance of, or any default under, a Contractual Obligation of a Borrower or any Guarantor; (II) any dispute, litigation, investigation, proceeding or suspension between a Borrower or any Guarantor and any Governmental Authority; or (III) the commencement of, or any material development in, any litigation or proceeding affecting a Borrower or any Guarantor, including pursuant to any applicable Environmental Laws; (D) any Default, or (E) any material change in accounting policies of or financial reporting practices by the applicable Loan Party, the statement of a Responsible Officer of the Borrowers setting forth details of such event, condition or Default and the action which the Borrowers propose to take with respect thereto;

(v) Promptly, and in no event later than five (5) Business Days after they are sent, made available or filed, copies of (A) all registration statements and reports filed by the Borrowers or any of its Subsidiaries with any securities exchange or the United States Securities and Exchange Commission (including all 10-Q, 10-K and 8-K reports); (B) all reports, proxy statements and financial statements sent or made available by such Borrower or any of its Subsidiaries to its security holders; and (C) all press releases and other similar public announcements concerning any material developments in the business of the Borrowers or any of their Subsidiaries made available by the Borrowers or any of their Subsidiaries to the public generally;

(vi) As soon as available and in no event later than five (5) Business Days after they are filed, copies of all IRS Form 5500 reports for all Pension Plans required to file such form;

(vii) As soon as available, and in any event not later than thirty (30) days prior to the commencement of each fiscal year of the Borrowers, projected financial statements of the Loan Parties for such fiscal year, including, in each case, projected balance sheets, statements of income and retained earnings and statements of cash flow of the Loan Parties, all in reasonable detail.

(viii) As soon as available, and in any event not later than thirty (30) days after the end of each month, monthly Financial Statements of the Loan Parties for such month (as well as a comparison of the performance of the Borrowers for such month during the prior year), prepared in accordance with GAAP.

(ix) As soon as possible and, to the extent not prohibited by applicable law, not later than five (5) Business Days prior to (or to the extent applicable law prohibits prior disclosure or in the case of casualty events, not later than five (5) Business Days after) the occurrence of any event or circumstance that would require a prepayment pursuant to Section 2.07(c), the statement of a Responsible Officer of the Borrowers setting forth the details thereof;

(x) As soon as possible and, to the extent not prohibited by applicable law, not later than five (5) Business Days prior to (or to the extent applicable law prohibits prior disclosure or in the case of casualty events, not later than five (5) Business Days after) the establishment or acquisition by a Borrower or any Subsidiary of a Borrower of any new Subsidiary or any new Equity Securities of any existing Subsidiary or any liquidation or dissolution of a Subsidiary under Section 5.02(d)(iv);

(xi) As soon as possible and in no event later than five (5) Business Days after the receipt thereof by a Borrower or any Subsidiary of a Borrower, a copy of any notice, summons, citations or other written communications concerning any actual, alleged, suspected or threatened violation of any Environmental Law, or any notice or assertion of liability of a Borrower or any Subsidiary of a Borrower for Environmental Damages, in each case, which could reasonably be expected to have a Material Adverse Effect;

(xii) As soon as possible and in no event later than five (5) Business Days after the receipt thereof by any Borrower or any of its Subsidiaries, copies of any and all material notices and other material adverse communications from any Governmental Authority or Gaming Authority with respect to any Loan Party or any Gaming Facility (including copies of the Nevada “Regulation 6.090 Report” and “6-A Report” and any other written communication to a Loan Party from any Gaming Authority advising it of a violation of or non-compliance with any Gaming Law by a Loan Party) and promptly upon the request of the Administrative Agent or any Lender, copies of any and all periodic or special reports filed by any Loan Party with any Gaming Authority or other Governmental Authority with respect to any Gaming Facility;

(xiii) As soon as possible and in no event later than ten (10) days prior to the acquisition by any Loan Party of any leasehold or ownership interest in real property, a written supplement to Schedule 4.01(h); and

(xiv) Such other instruments, agreements, certificates, opinions, statements, documents and information relating to the properties, operations or condition (financial or otherwise) of the Loan Parties, and compliance by the Borrowers with the terms of this Agreement and the other Credit Documents as the Administrative Agent or any Lender may from time to time reasonably request.

(b) Books and Records. The Loan Parties shall at all times keep proper books of record and account in which full, true and correct entries will be made of their transactions in accordance with GAAP.

(c) Inspections. The Loan Parties shall permit the Administrative Agent and each Lender, or any agent or representative thereof, upon reasonable notice and during normal business hours so long as no Event of Default shall have occurred and be continuing and otherwise any time as the Administrative Agent and any Lender may determine with or without prior notice to the Borrowers during normal business hours, to visit and inspect any of the properties and offices of the Loan Parties, to conduct audits of any or all of the Collateral, to examine the books and records of the Loan Parties and make copies thereof, and to discuss the affairs, finances and business of the Loan Parties with, and to be advised as to the same by, their officers, auditors and accountants, in each case at the Borrowers’ expense and `all at such times and intervals as the Administrative Agent or any Lender may request.

(d) Insurance. The Loan Parties shall:

(i) Carry and maintain insurance during the term of this Agreement of the types and in the amounts customarily carried from time to time by others engaged in substantially the same business as such Person and operating in the same geographic area as such Person, including, but not limited to, fire, public liability, property damage, business interruption and worker’s compensation (including, in the case of worker’s compensation, by way of self insurance);

(ii) Furnish to any Lender, upon written request, complete and accurate information as to the insurance carried;

(iii) Carry and maintain each policy for such insurance with (A) a company which is rated A or better by A.M. Best and Company at the time such policy is placed and at the time of each annual renewal thereof or (B) any other insurer which is satisfactory to the Administrative Agent; and

(iv) Obtain and maintain endorsements acceptable to the Administrative Agent for such insurance naming the Administrative Agent as an additional insured and as lender’s loss payee or mortgagee, as applicable;

provided, however, that if any Loan Party shall fail to maintain insurance in accordance with this Section 5.01(d), or if any Loan Party shall fail to provide the required endorsements with respect thereto, the Administrative Agent shall have the right (but shall be under no obligation) to procure such insurance and the Borrowers agree to reimburse the Administrative Agent for all costs and expenses of procuring such insurance.

(e) Governmental Charges and Other Indebtedness. Each Loan Party shall promptly pay and discharge when due (i) all taxes and other Governmental Charges prior to the date upon which penalties accrue thereon, (ii) all Indebtedness which, if unpaid, could become a Lien upon the property of such Loan Party (other than a Permitted Lien) and (iii) subject to any subordination provisions applicable thereto, all other Indebtedness which in each case, if unpaid, could reasonably be expected to result in a Material Adverse Effect, except such Indebtedness, taxes or Governmental Charges as may in good faith be contested or disputed, or for which arrangements for deferred payment have been made; provided that in each such case appropriate reserves are maintained to the reasonable satisfaction of the Administrative Agent and no material Property of any Loan Party is at impending risk of being seized, levied upon or forfeited.

(f) Use of Proceeds. The Borrowers shall use the proceeds of the Loans only for the respective purposes set forth in Section 2.01(g) and Section 2.02(g). No part of the proceeds of any Loan or any Letter of Credit shall be used, whether directly or indirectly, to purchase, acquire or carry and Margin Stock or for any purpose that entails a violation of any of the regulations of the Federal Reserve Board, including Regulations T, U and X.

(g) General Business Operations. Each of the Loan Parties shall (i) preserve, renew and maintain in full force its legal existence and good standing under the Governmental Rules of the jurisdiction of its organization and all of its rights, licenses, leases, qualifications, privileges franchises and other authority material to the conduct of its business, provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 5.02(d) or any sale, lease, transfer or other disposition permitted in Section 5.02(c), (ii) conduct its business activities in compliance with all Requirements of Law and Contractual Obligations applicable to such Person in all material respects, (iii) keep all Property useful and necessary in its business in good working order and condition, ordinary wear and tear excepted and from time to time make, or cause to be made, all necessary and proper repairs, except, in each case, where any failure, either individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, (iv) maintain, preserve and protect all of its rights to enjoy and use material trademarks, trade names, service marks, patents, copyrights, licenses, leases, franchise agreements and franchise registrations and (v) conduct its business as currently conducted without voluntary interruption. Each Borrower shall maintain its chief executive office and principal place of business in the United States and shall not relocate its chief executive office or principal place of business outside of the cities and states listed on Schedule 5.01(g) or change its jurisdiction of formation except upon not less than ninety (90) days prior written notice to the Administrative Agent.

(h) Compliance with Requirements of Law and Contractual Obligations; Maintenance of Licenses.

(i) Each Loan Party shall comply with all Requirements of Law (including all Environmental Laws and Gaming Laws) and Contractual Obligations, except where noncompliance therewith could not, individually or in the aggregate, have a Material Adverse Effect; and

(ii) Each Loan Party shall maintain such valid Gaming Licenses in all jurisdictions as may be necessary to operate each of its Gaming Facilities, the absence of which could reasonably be expected to result in a Material Adverse Effect. Each Loan Party shall notify the Administrative Agent promptly upon the revocation or non-renewal of any such Gaming License.

(i) Additional Collateral. If at any time from and after the Funding Date, any Loan Party acquires any fee or leasehold interest in real property, such Loan Party shall deliver to the Administrative Agent, at its own expense, as soon as possible all documentation and information in form and substance reasonably satisfactory to the Administrative Agent (including any environmental reports) to assist the Administrative Agent in obtaining deeds of trust or mortgages on such additional real property and ALTA policies of title insurance, with such endorsements as the Administrative Agent may reasonably require, issued by a company and in form and substance satisfactory to the Administrative Agent, in an amount equal to the principal amount of the sum of the Revolving Commitments and the Term Commitments on the Funding Date, insuring the Administrative Agent’s Lien on such additional real property Collateral to be of first priority, subject only to such exceptions as the Administrative Agent shall approve in its discretion, with all costs thereof to be paid by such Loan Party.

(j) New Subsidiaries. The Borrowers shall, at their own expense, promptly, and in any event within ten (10) Business Days after the formation or acquisition of any new direct or indirect Subsidiary of a Borrower after the date hereof (i) notify the Administrative Agent of such event, (ii) amend the Security Documents as appropriate in light of such event to pledge to the Administrative Agent for the benefit of itself and the Lenders 100% of the Equity Securities of each Person which becomes a Subsidiary and execute and deliver all documents or instruments required thereunder or appropriate to perfect the security interest created thereby, (iii) deliver to the Administrative Agent all stock certificates and other instruments added to the Collateral thereby free and clear of all Liens, accompanied by undated stock powers or other instruments of transfer executed in blank, (iv) cause each Person that becomes a direct or indirect Subsidiary of a Borrower after the date hereof to guarantee the Obligations pursuant to documentation which is in form and substance satisfactory to the Administrative Agent, (v) cause each such Person that becomes a direct or indirect Domestic Subsidiary after the date hereof to execute a pledge and security agreement in form and substance satisfactory to the Administrative Agent, (vi) cause each document (including each Uniform Commercial Code financing statement and each filing with respect to intellectual property owned by each such Person that becomes a direct or indirect Subsidiary of a Borrower after the date hereof) required by law or reasonably requested by the Administrative Agent to be filed, registered or recorded in order to create in favor of the Administrative Agent for the benefit of the Lenders a valid, legal and perfected first-priority security interest in and lien on the Collateral subject to the Security Documents to be so filed, registered or recorded and evidence thereof delivered to the Administrative Agent and (vii) deliver an opinion of counsel in form and substance satisfactory to the Administrative Agent with respect to each such Person and the matters set forth in this section.

(k) Appraisals. During the existence of an Event of Default or upon the written request of any Lender acting pursuant to any Requirement of Law, the Borrowers agree that the Administrative Agent may, at the expense of the Borrowers, commission an appraisal of any property (i) to which any Loan Party holds legal title and (ii) which is encumbered by any Security Document.

(l) Acquisition. The Acquisition shall be consummated on the Funding Date on terms and conditions satisfactory to the Administrative Agent.

(m) Phase II Environmental Survey. As soon as possible, and in no event later than thirty days after the Funding Date, the Borrowers shall order a Phase II environmental survey with respect to the property acquired pursuant to the Acquisition.

(n) Last Chance Prospector Documents. Last Chance and CPTLD shall perform all of their respective obligations under the Last Chance Prospector Documents in a timely manner and, from time to time, shall take all other actions necessary to keep the Last Chance Prospector Documents in full force and effect.

(o) Rail City Parking License Documents. At all times subsequent to the Acquisition date, Rail City shall perform all of its obligations under the Rail City Parking License Documents in a timely manner and, from time to time, shall take all actions necessary to keep the Rail City Parking License Documents in full force and effect.

5.02. Negative Covenants. Until the termination of the Commitments and the satisfaction in full by the Borrowers of all Obligations, no Borrower will, nor will it permit any of the other Loan Parties, to do any of the following, unless the Required Lenders shall have otherwise consented in writing:

(a) Indebtedness and Guaranty Obligations. Create, incur, assume or permit to exist any Indebtedness or Guaranty Obligations except for the following (“Permitted Indebtedness”):

(i) Indebtedness or Guaranty Obligations of the Loan Parties under the Credit Documents;

(ii) Indebtedness of the Loan Parties listed in Schedule 5.02(a) and existing on the date of this Agreement;

(iii) Indebtedness of the Loan Parties to any other Loan Party;

(iv) Indebtedness of the Loan Parties under Lender Rate Contracts entered into with respect to the Loans; provided that (A) all such Lender Rate Contracts are entered into in connection with bona fide hedging operations and not for speculation and (B) the aggregate notional principal amount under all such Rate Contracts does not exceed the Effective Amount of the Loans at any time;

(v) Guaranty Obligations of any Loan Party in respect of Permitted Indebtedness of any other Loan Party;

(vi) Capital Leases in an aggregate principal amount not to exceed $2,000,000 at any one time outstanding;

(vii) Indebtedness used to finance the purchase of slot machines in an aggregate principle amount not to exceed $2,000,000 at any one time outstanding;

(viii) Subordinated Indebtedness in favor of Alliance Gaming Corporation used to finance a portion of the Acquisition in an aggregate amount not to exceed $3,000,000 (the “Alliance Subordinated Indebtedness”), which Alliance Subordinated Indebtedness shall be subject to a subordination agreement satisfactory to the Administrative Agent including payment and remedy blockage provisions upon the occurrence of a Default or Event of Default;

(ix) Subordinated Indebtedness in favor of Belding in an aggregate amount not to exceed $1,604,000 as of the date hereof (the “Belding Subordinated Indebtedness”), which Belding Subordinated Indebtedness shall be subject to a subordination agreement satisfactory to the Administrative Agent including payment and remedy blockage provisions upon the occurrence of a Default or Event of Default; and

(x) Additional Indebtedness in an amount not to exceed $2,000,000 outstanding at any time.

(b) Liens, Negative Pledges. Create, incur, assume or permit to exist any Lien on or with respect to any of its assets or property of any character or suffer to exist any Negative Pledge with respect to any of its assets or property of any character, in either case whether now owned or hereafter acquired, except for the following (“Permitted Liens”):

(i) Liens or Negative Pledges in favor of the Administrative Agent or any Lender under the Credit Documents (including any Lender Rate Contracts);

(ii) Liens listed in Schedule 5.02(b) and existing on the date of this Agreement;

(iii) Liens for taxes or other Governmental Charges not at the time delinquent or thereafter payable without penalty or being contested in good faith; provided that adequate reserves for the payment thereof have been established in accordance with GAAP and no Property of any Loan Party is subject to impending risk of loss or forfeiture by reason of nonpayment of the obligations secured by such Liens;

(iv) Liens of carriers, warehousemen, mechanics, materialmen, repairmen, vendors, and landlords and other similar Liens imposed by law incurred in the ordinary course of business for sums which are not overdue more than 45 days or are being contested in good faith; provided that adequate reserves for the payment thereof have been established in accordance with GAAP;

(v) Deposits under workers’ compensation, unemployment insurance and social security laws or to secure the performance of bids, tenders, contracts (other than for the repayment of borrowed money) or leases, or to secure statutory obligations of surety or appeal bonds or to secure indemnity, performance or other similar bonds in the ordinary course of business;

(vi) Zoning restrictions, easements, rights-of-way, title irregularities and other similar encumbrances, which alone or in the aggregate are not substantial in amount and do not materially detract from the value of the Property subject thereto or interfere with the ordinary conduct of the business of any Loan Party; and

(vii) Liens securing some or all of the Indebtedness permitted by Section 5.02(a)(x); provided that (A) such Liens exist at the time such property or assets or such Persons are so acquired and (B) in the case of Liens securing Indebtedness described in clause (ii) of Section 5.02(a)(x), such Liens were not created in contemplation of such acquisitions;

provided, however, that the foregoing exceptions shall not permit any Lien in any Equity Securities issued by any Subsidiary and owned by any Loan Party, except for Liens in favor of the Administrative Agent securing the Obligations.

(c) Asset Dispositions. Directly or indirectly, sell, lease, convey, transfer or otherwise dispose (including via any Sale and Leaseback (but excluding the granting of a license in respect of intellectual property in the ordinary course of business)) of any of its assets or Property, whether now owned or hereafter acquired, except for the following:

(i) Sales, leases, conveyances, transfers or other dispositions by the Loan Parties of surplus, damaged, worn or obsolete equipment in the ordinary course of their businesses for not less than fair market value; and

(ii) Sales, transfers or other dispositions by any Loan Party of Investments permitted by clause (i) of Section 5.02(e) for not less than fair market value.

(d) Mergers, Acquisitions, Etc. Consolidate with or merge into any other Person or permit any other Person to merge into it, establish any new Subsidiary, acquire any Person as a new Subsidiary or acquire all or substantially all of the assets of any other Person, except that (A) the Borrowers may, subject to satisfaction of the conditions precedent set forth in Section 3.02(g), consummate the Acquisition, (B) the Borrowers may acquire the Rail City NDOT Parcel from the State of Nevada for an amount not to exceed $1,000,000 and (C) the Borrowers and the other Loan Parties may merge with each other; provided that (I) no Default will result after giving effect to any such merger, (II) in any such merger involving a Borrower and another Loan Party (other than another Borrower), such Borrower is the surviving Person.

(e) Investments. Make any Investment except for Investments in the following:

(i) Investments by the Loan Parties in cash and Cash Equivalents;

(ii) Investments listed in Schedule 5.02(e) existing on the date of this Agreement;

(iii) Extensions of trade credit in the ordinary course of business;

(iv) Subject to Section 5.02(h), Investments by the Loan Parties in each other; and

(v) Deposit accounts; provided that for deposit accounts (located in the United States of America) of the Borrowers and Domestic Subsidiaries such Investments are subject to a Control Agreement in form and substance satisfactory to the Administrative Agent.

(f) Distributions. Make any Distributions or set apart any sum for any such purpose except that any Borrower (other than Sands) and any Subsidiary may pay dividends on its Equity Securities to its parent.

(g) Change in Business. Engage, either directly or indirectly through Affiliates, in any business other than those businesses conducted by the Loan Parties on the date hereof and those businesses conducted by Rail City on the Acquisition Date.

(h) Payments of Subordinated Indebtedness. Pay, prepay, redeem, purchase, defease or otherwise satisfy in any manner prior to the scheduled payment thereof any Subordinated Indebtedness; provided, however, that so long as no Default or Event of Default exists at the time of such proposed prepayment or would result therefrom, Borrowers may pay or prepay the Permitted Subordinated Indebtedness to the extent permitted by the respective subordination agreements related thereto; provided, further, however, that with respect to any payments of principal of the Alliance Subordinated Indebtedness only (other than payments from the proceeds of Equity Securities in accordance with the final proviso in Section 2.07(c)(v) hereof), the Borrowers shall have made, or shall concurrently make, the mandatory prepayment required by Section 2.07(c)(vi)).

(i) Amendments to Documents. Amend, modify or otherwise change (i) the Last Chance Prospector Documents, the Rail City Parking License Documents or (iii) the terms of any document, instrument or agreement evidencing Subordinated Indebtedness.

(j) Last Chance Prospector Documents; Rail City Parking License Documents. Pay, prepay, redeem, purchase (whether by exercise of an option or otherwise, including, without limitation, exercise of any option to purchase under the Last Chance Prospector Documents), defease or otherwise satisfy in any manner prior to the scheduled payment thereof any obligations owed under either the Last Chance Prospector Documents or the Rail City Parking License Documents (except with respect to the Rail City NDOT Parcel as permitted by Section 5.02(d)).

(k) ERISA.

(i) (A) Adopt or institute any Pension Plan; (B) take any action which will result in the partial or complete withdrawal, within the meanings of sections 4203 and 4205 of ERISA, from a Multiemployer Plan; (C) engage or permit any Person to engage in any transaction prohibited by section 406 of ERISA or section 4975 of the IRC involving any Employee Benefit Plan or Multiemployer Plan which would subject a Borrower or any ERISA Affiliate to any tax, penalty or other liability including a liability to indemnify; (D) incur or allow to exist any accumulated funding deficiency (within the meaning of section 412 of the IRC or section 302 of ERISA); (E) fail to make full payment when due of all amounts due as contributions to any Employee Benefit Plan or Multiemployer Plan; (F) fail to comply with the requirements of section 4980B of the IRC or Part 6 of Title I(B) of ERISA; or (G) adopt any amendment to any Pension Plan which would require the posting of security pursuant to Section 401(a)(29) of the IRC, where singly or cumulatively, the above could reasonably be expected to have a Material Adverse Effect.

(ii) (A) Engage in any transaction prohibited by any Governmental Rule applicable to any Foreign Plan, (B) fail to make full payment when due of all amounts due as contributions to any Foreign Plan or (C) otherwise fail to comply with the requirements of any Governmental Rule applicable to any Foreign Plan, where singly or cumulatively, the above would be reasonably likely to have a Material Adverse Effect.

(l) Transactions With Affiliates. Enter into any Contractual Obligation with any Affiliate or engage in any other transaction with any Affiliate except upon terms at least as favorable to such Loan Party as an arms-length transaction with unaffiliated Persons.

(m) Accounting Changes. Change (i) its fiscal year (currently July 1 through June 30) or (ii) its accounting practices except as required by GAAP.

(n) Rate Contracts. Enter into any Rate Contract, except (i) Rate Contracts entered into to hedge or mitigate risks to which the Borrowers or any Subsidiary has actual exposure (other than those in respect of Equity Securities of the Borrowers or any Subsidiary of a Borrower), and (ii) Rate Contracts entered into in order to effectively cap, collar or exchange interest rates (from fixed to floating rates, from one floating rate to another floating rate or otherwise) with respect to any interest-bearing liability or investment of a Borrower or any Subsidiary.

(o) Amendment of Material Documents. Agree to amend, modify, supplement or replace any Material Document or any document executed and delivered in connection therewith, in any respect that would adversely affect any right or interest of the Lenders or any Loan Party’s ability to pay and perform the Obligations.

(p) Joint Ventures. Enter into any Joint Venture.

5.03. Financial Covenants. Until the termination of the Commitments and the satisfaction in full by the Borrowers of all Obligations, the Borrowers will comply, and will cause compliance by the other Loan Parties, with the following financial covenants, unless the Required Lenders shall otherwise consent in writing:

(a) Leverage Ratio. The Borrowers shall not permit the Leverage Ratio of the Borrowers and their Subsidiaries on a consolidated basis at any time to be greater than the following for each applicable period:

Period	Leverage Ratio
The Funding Date through and including March 31, 2005	3.50:1.00

April 1, 2005 through and including March 31, 2006	3.25:1.00

April 1, 2006 through and including March 31, 2007	3.00:1.00

April 1, 2007 through and including March 31, 2008	2.75:1.00

April 1, 2008 and thereafter	2.50:1.00

(b) Fixed Charge Coverage Ratio. The Borrowers shall not permit the Fixed Charge Coverage Ratio of the Borrowers and their Subsidiaries on a consolidated basis, as at the end of any fiscal quarter to be less than 1.15:1.00; provided, however, that during the four fiscal quarters following the repayment of final outstanding principal portion of the Alliance Subordinated Indebtedness (regardless of whether such principal amount was paid in one installment or was paid in multiple installments), such minimum ratio shall instead be 1.00:1.00.

(c) Minimum Net Worth. The Borrowers shall not permit Net Worth of the Loan Parties, as of the last day of any fiscal quarter (such date to be referred to herein as a “Determination Date”), to be less than the sum on such Determination Date of the following:

(i) Eighty percent (80%) of the Net Worth of the Loan Parties as of September 30, 2003; plus

(ii) Fifty percent (50%) of the cumulative sum of the Loan Parties’ quarterly consolidated Net Income for each fiscal year (excluding any quarters in which such Net Income is less than zero); plus

(iii) One hundred percent (100%) of the Net Proceeds from the issuance of Equity Securities by any Loan Party from and after the date hereof.

(d) Capital Expenditures. The Borrowers shall not permit the aggregate amount of Capital Expenditures (excluding any Permitted Acquisition which is treated as a Capital Expenditure under GAAP) made by the Loan Parties in any fiscal year to (i) be less than three percent (3%) of the consolidated net revenues of the Loan Parties for the prior fiscal year or (ii) to be greater than six percent (6%) of the consolidated net revenues of the Loan Parties for the prior fiscal year.

ARTICLE VI. DEFAULT.

6.01. Events of Default. The occurrence or existence of any one or more of the following shall constitute an “Event of Default” hereunder:

(a) Non-Payment. Any Borrower shall (i) fail to pay when due any principal of any Loan or any L/C Obligation or (ii) fail to pay within three (3) days after the same becomes due, any interest, fees or other amounts payable under the terms of this Agreement or any of the other Credit Documents; or

(b) Specific Defaults. Any Borrower shall fail to observe or perform any covenant, obligation, condition or agreement set forth in Section 5.01(a)(i), Section 5.01(a)(ii), Section 5.01(h), Section 5.01(i), Section 5.02 or Section 5.03; or

(c) Other Defaults. (i) Any Loan Party shall fail to observe or perform any covenant, obligation, condition or agreement contained in the Guaranty or any Security Document and such failure continues beyond any period of grace provided with respect thereto; or (ii) any Loan Party shall fail to observe or perform any other covenant, obligation, condition or agreement contained in this Agreement or any other Credit Document (other than a default described in Sections 6.01(a) or (b) or clause (i) above) and such failure shall continue for thirty (30) days after the date of such failure; or

(d) Representations and Warranties. Any representation, warranty, certificate, information or other statement (financial or otherwise) made or furnished by or on behalf of any Loan Party to the Administrative Agent or any Lender in or in connection with this Agreement or any of the other Credit Documents, or as an inducement to the Administrative Agent or any Lender to enter into this Agreement, shall be false, incorrect, incomplete or misleading in any material respect when made or furnished; or

(e) Cross-Default. (i) Any Loan Party shall fail to make any payment on account of any Indebtedness or Contingent Obligation of such Person (other than the Obligations) when due (whether at scheduled maturity, by required prepayment, upon acceleration or otherwise) and such failure shall continue beyond any grace period provided with respect thereto, if the amount of such Indebtedness or Contingent Obligation exceeds $500,000 or the effect of such failure is to cause, or permit the holder or holders thereof to cause, such Indebtedness and/or Contingent Obligation of any Loan Party (other than the Obligations) in an aggregate amount exceeding $500,000 to become redeemable, due, liquidated or otherwise payable (whether at scheduled maturity, by required prepayment, upon acceleration or otherwise) and/or to be secured by cash collateral or (ii) any Loan Party shall otherwise fail to observe or perform any agreement, term or condition contained in any agreement or instrument relating to any Indebtedness or Contingent Obligation of such Person (other than the Obligations), or any other event shall occur or condition shall exist, if the effect of such failure, event or condition is to cause, or permit the holder or holders thereof to cause, such Indebtedness and/or Contingent Obligation of any Loan Party (other than the Obligations) in an aggregate amount exceeding $500,000 to become redeemable, due, liquidated or otherwise payable (whether at scheduled maturity, by required prepayment, upon acceleration or otherwise) and/or to be secured by cash collateral; or

(f) Insolvency; Voluntary Proceedings. Any Loan Party shall (i) apply for or consent to the appointment of a receiver, trustee, liquidator or custodian of itself or of all or a substantial part of its Property, (ii) be unable, or admit in writing its inability, to pay its debts generally as they mature, (iii) make a general assignment for the benefit of its or any of its creditors, (iv) be dissolved or liquidated in full or in part (except as permitted by Section 5.02(d)(iv)), (v) become insolvent (as such term may be defined or interpreted under any applicable statute), or (vi) commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or consent to any such relief or to the appointment of or taking possession of its Property by any official in an involuntary case or other proceeding commenced against it; or

(g) Involuntary Proceedings. Proceedings for the appointment of a receiver, trustee, liquidator or custodian of any Loan Party or of all or a substantial part of the Property thereof, or an involuntary case or other proceedings seeking liquidation, reorganization or other relief with respect to any Loan Party or the debts thereof under any bankruptcy, insolvency or other similar law now or hereafter in effect shall be commenced and an order for relief entered or such proceeding shall not be dismissed or discharged within ninety (90) days of commencement; or

(h) Judgments. One or more judgments, orders, decrees or arbitration awards shall be rendered against any Loan Party in connection with any single or related series of transactions, incidents or circumstances, provided that, in the case of any such judgment, order, decree or arbitration award in an aggregate amount of less than $500,000, the same shall not constitute an Event of Default if such judgment, order, decree or arbitration award is satisfied, vacated or stayed pending appeal within thirty (30) days after the issuance thereof; (ii) any judgment, writ, assessment, warrant of attachment, tax lien or execution or similar process shall be issued or levied against a substantial part of the Property of any Loan Party and the same shall not be released, stayed, vacated or otherwise dismissed within thirty (30) days after issue or levy; or (iii) any other judgments, orders, decrees, arbitration awards, writs, assessments, warrants of attachment, tax liens or executions or similar processes which, alone or in the aggregate, are reasonably likely to have a Material Adverse Effect are rendered, issued or levied; or

(i) Credit Documents. Any Credit Document or any material term thereof shall cease to be, or be asserted by any Loan Party not to be, a legal, valid and binding obligation of such Loan Party enforceable in accordance with its terms; or

(j) Security Documents. Any Lien intended to be created by any Security Document shall at any time be invalidated, subordinated or otherwise cease to be in full force and effect, for whatever reason, or any security interest purported to be created by any Security Document shall cease to be, or shall be asserted by any Loan Party not to be, a valid, first priority (except as expressly otherwise provided in this Agreement or such Security Document) perfected Lien in the Collateral covered thereby, or any Loan Party shall issue, create or permit to be outstanding any Equity Securities which shall not be subject to a first priority perfected Lien under the Security Documents; or

(k) Pension Plans. Any Reportable Event which the Administrative Agent reasonably believes in good faith constitutes grounds for the termination of any Pension Plan by the PBGC or for the appointment of a trustee by the PBGC to administer any Pension Plan shall occur and be continuing for a period of thirty (30) days or more after notice thereof is provided to the Borrowers by the Administrative Agent, or any Pension Plan shall be terminated within the meaning of Title IV of ERISA or a trustee shall be appointed by the PBGC to administer any Pension Plan except to the extent that such Reportable Event, termination or appointment could not, either individually or in the aggregate, be reasonably expected to have a Material Adverse Effect; or

(l) Change of Control. Any Change of Control shall occur; or

(m) Involuntary Dissolution or Split Up. Any order, judgment or decree shall be entered against any Loan Party decreeing its involuntary dissolution or split up and such order shall remain undischarged and unstayed for a period in excess of sixty (60) days; or

(n) Lender Rate Contracts. The occurrence of any liquidation or termination event or event of default, beyond any applicable grace period, under any Lender Rate Contract; or

(o) Gaming and Other Licenses. The occurrence of a License Revocation in any jurisdiction in which any Loan Party owns or operates a Gaming Facility; or the failure of any Borrower to maintain gaming activities at any Gaming Facility, at least to the same general extent as is presently conducted thereon for a period in excess of ten (10) consecutive days; or

(p) Material Adverse Effect. Any event or condition which is reasonably likely to have a Material Adverse Effect shall occur or exist.

(q) Acquisition. The failure to consummate the Acquisition on the Funding Date on terms and conditions satisfactory to the Administrative Agent.

6.02. Remedies. At any time after the occurrence and during the continuance of any Event of Default (other than an Event of Default referred to in Section 6.01(f) or 6.01(g)), the Administrative Agent may or shall, upon instructions from the Required Lenders, by written notice to the Borrowers, (a) terminate the Commitments, any obligation of the L/C Issuer to make L/C Credit Extensions and the obligations of the Lenders to make Loans, (b) require that the Borrowers Cash Collateralize the Obligations in an amount equal to the then Effective Amount of the L/C Obligations; and/or (c) declare all or a portion of the outstanding Obligations payable by the Borrowers to be immediately due and payable without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the Notes to the contrary notwithstanding. Upon the occurrence or existence of any Event of Default described in Section 6.01(f) or 6.01(g), immediately and without notice, (1) the Commitments, any obligation of the L/C Issuer to make L/C Credit Extensions and the obligations of the Lenders to make Loans shall automatically terminate, (2) the obligation of the Borrowers to Cash Collateralize the Obligations in an amount equal to 107% of the then Effective Amount of the L/C Obligations shall automatically become effective and (3) all outstanding Obligations payable by the Borrowers hereunder shall automatically become immediately due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the Notes to the contrary notwithstanding. In addition to the foregoing remedies, upon the occurrence or existence of any Event of Default, the Administrative Agent may exercise any other right, power or remedy available to it under any of the Credit Documents or otherwise.

ARTICLE VII. THE ADMINISTRATIVE AGENT AND RELATIONS AMONG THE LENDERS.

7.01. Appointment, Powers and Immunities.

(a) Each Lender hereby appoints and authorizes the Administrative Agent to act as its agent hereunder and under the other Credit Documents with such powers as are expressly delegated to the Administrative Agent by the terms of this Agreement and the other Credit Documents, together with such other powers as are reasonably incidental thereto. Each Lender hereby authorizes the Administrative Agent to take such action on its behalf under the provisions of this Agreement and the other Credit Documents and to exercise such powers as are set forth herein or therein, together with such other powers as are reasonably incidental thereto. The Administrative Agent shall not have any duties or responsibilities except those expressly set forth in this Agreement or in any other Credit Document, be a trustee for any Lender or have any fiduciary duty to any Lender. Notwithstanding anything to the contrary contained herein, the Administrative Agent shall not be required to take any action which is contrary to this Agreement or any other Credit Document or any applicable Governmental Rule. Neither the Administrative Agent nor any Lender shall be responsible to any other Lender for any recitals, statements, representations or warranties made by any Loan Party contained in this Agreement or in any other Credit Document, for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Credit Document or for any failure by any Loan Party to perform its obligations hereunder or thereunder. The Administrative Agent may each employ agents and attorneys-in-fact and shall not be responsible to any Lender for the negligence or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. Neither the Administrative Agent nor any of their respective directors, officers, employees, agents or advisors shall be responsible to any Lender for any action taken or omitted to be taken by it or them hereunder or under any other Credit Document or in connection herewith or therewith, except for its or their own gross negligence or willful misconduct. Except as otherwise provided under this Agreement, the Administrative Agent shall take such action with respect to the Credit Documents as shall be directed by the Required Lenders. If Administrative Agent seeks the consent or approval of any Lender to the taking or refraining from taking any action hereunder, then Administrative Agent shall send notice thereof to each Lender.

(b) The L/C Issuer shall act on behalf of the Lenders with respect to any Letters of Credit issued by it and the documents associated therewith until such time (and except for so long) as the Administrative Agent may agree at the request of the Required Lenders to act for the L/C Issuer with respect thereto; provided, however, that the L/C Issuer shall have all of the benefits and immunities (i) provided to the Administrative Agent in this Article VII with respect to any acts taken or omissions suffered by the L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and the application and agreements for letters of credit pertaining to the Letters of Credit as fully as if the term “Administrative Agent” as used in this Article VII included the L/C Issuer with respect to such acts or omissions, and (ii) as additionally provided herein with respect to the L/C Issuer.

7.02. Reliance by the Administrative Agent. The Administrative Agent, the L/C Issuer and the Swing Line Lender shall be entitled to rely upon any certificate, notice or other document (including any cable, telegram, facsimile or telex) believed by it in good faith to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by the Administrative Agent with reasonable care. As to any other matters not expressly provided for by this Agreement, the Administrative Agent shall not be required to take any action or exercise any discretion, but shall be required to act or to refrain from acting upon instructions of the Required Lenders and shall in all cases be fully protected by the Lenders in acting, or in refraining from acting, hereunder or under any other Credit Document in accordance with the instructions of the Required Lenders (or all Lenders if required by Section 8.04), and such instructions of the Required Lenders (or all the Lenders as the case may be) and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders.

7.03. Defaults. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default unless the Administrative Agent has received a written notice from a Lender or the Borrowers, referring to this Agreement, describing such Default and stating that such notice is a “Notice of Default”. If the Administrative Agent receives such a notice of the occurrence of a Default, the Administrative Agent shall give prompt notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Default as shall be reasonably directed by the Required Lenders; provided, however, that until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default as it shall deem advisable in the best interest of the Lenders. Notwithstanding anything in the contrary contained herein, the order and manner in which the Lenders’ rights and remedies are to be exercised (including, without limitation, the enforcement by any Lender of its Note) shall be determined by the Required Lenders in their sole discretion.

7.04. Indemnification. Without limiting the Obligations of the Borrowers hereunder, each Lender agrees to indemnify the Administrative Agent, ratably in accordance with its Proportionate Share, for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may at any time be imposed on, incurred by or asserted against the Administrative Agent in any way relating to or arising out of this Agreement or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or the enforcement of any of the terms hereof or thereof; provided, however, that no Lender shall be liable for any of the foregoing to the extent they arise from the Administrative Agent’s gross negligence or willful misconduct. The Administrative Agent shall be fully justified in refusing to take or in continuing to take any action hereunder unless it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The obligations of each Lender under this Section 7.04 shall survive the payment and performance of the Obligations, the termination of this Agreement and any Lender ceasing to be a party to this Agreement (with respect to events which occurred prior to the time such Lender ceased to be a Lender hereunder).

7.05. Non-Reliance. Each Lender represents that it has, independently and without reliance on the Administrative Agent, or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of the business, prospects, management, financial condition and affairs of the Loan Parties and its own decision to enter into this Agreement and agrees that it will, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own appraisals and decisions in taking or not taking action under this Agreement. Neither the Administrative Agent nor any of their respective affiliates nor any of their respective directors, officers, employees, agents or advisors shall (a) be required to keep any Lender informed as to the performance or observance by any Loan Party of the obligations under this Agreement or any other document referred to or provided for herein or to make inquiry of, or to inspect the properties or books of any Loan Party; (b) have any duty or responsibility to provide any Lender with any credit or other information concerning any Loan Party which may come into the possession of the Administrative Agent, except for notices, reports and other documents and information expressly required to be furnished to the Lenders by the Administrative Agent hereunder; or (c) be responsible to any Lender for (i) any recital, statement, representation or warranty made by any Loan Party or any officer, employee or agent of any Loan Party in this Agreement or in any of the other Credit Documents, (ii) the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any Credit Document, (iii) the value or sufficiency of the Collateral or the validity or perfection of any of the liens or security interests intended to be created by the Credit Documents, or (iv) any failure by any Loan Party to perform its obligations under this Agreement or any other Credit Document.

7.06. Resignation or Removal of the Administrative Agent. The Administrative Agent may resign at any time by giving thirty (30) days prior written notice thereof to the Borrowers and the Lenders, and the Administrative Agent may be removed at any time with or without cause by the Required Lenders. Upon any such resignation or removal, the Required Lenders shall have the right to appoint a successor Administrative Agent, which successor Administrative Agent, if not a Lender, shall be reasonably acceptable Borrowers; provided, however, that the Borrowers shall have no right to approve a successor Administrative Agent if an Event of Default has occurred and is continuing. Upon the acceptance of any appointment as the Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from the duties and obligations thereafter arising hereunder. After any retiring Administrative Agent’s resignation or removal hereunder as the Administrative Agent, the provisions of this Article VII shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Administrative Agent. Notwithstanding the foregoing, however, Wells Fargo may not be removed as Administrative Agent at the request of the Required Lenders unless Wells Fargo shall also simultaneously be replaced and fully released as “L/C Issuer” and “Swing Line Lender” hereunder pursuant to documentation in form and substance reasonably satisfactory to Wells Fargo.

7.07. Collateral Matters.

(a) The Administrative Agent is hereby authorized by each Lender, without the necessity of any notice to or further consent from any Lender, and without the obligation to take any such action, to take any action with respect to any Collateral or any Security Document which may from time to time be necessary to perfect and maintain perfected the Liens of the Security Documents.

(b) The Lenders irrevocably authorize the Administrative Agent, at its option and in its discretion, to release (and to execute and deliver such documents, instruments and agreements as the Administrative Agent may deem necessary to release) any Lien granted to or held by the Administrative Agent upon any Collateral (i) upon termination of the Commitments and the full Cash Collateralization of the then outstanding L/C Obligations and the payment in full of all Loans and all other Obligations payable under this Agreement and under the other Credit Documents; (ii) constituting property of the Loan Parties which is sold, transferred or otherwise disposed of in connection with any transaction not prohibited by this Agreement or the Credit Documents; (iii) constituting property leased to the Loan Parties under an operating lease which has expired or been terminated in a transaction not prohibited by this Agreement or the Credit Documents or which will concurrently expire and which has not been and is not intended by the Loan Parties to be, renewed or extended; (iv) consisting of an instrument, if the Indebtedness evidenced thereby has been paid in full; or (v) if approved or consented to by those of the Lenders required by Section 8.04. Upon request by the Administrative Agent, the Lenders will confirm in writing the Administrative Agent’s authority to release particular types or items of Collateral pursuant to this Section 7.07.

(c) Unless all the Lenders otherwise consent in writing, any and all cash collateral for the Obligations shall be released to the Borrowers, to the extent not applied to the Obligations, only if (i) the Commitments have been terminated (ii) all Obligations have been paid in full and are no longer outstanding, including, without limitation, any L/C Obligations or any other contingent obligations.

7.08. The Administrative Agent in its Individual Capacity. The Administrative Agent and its affiliates may make loans to, issue letters of credit for the account of, accept deposits from and generally engage in any kind of banking or other business with the any Loan Party and its Affiliates as though the Administrative Agent were not the Administrative Agent, L/C Issuer or Swing Line Lender hereunder. With respect to Loans, if any, made by the Administrative Agent in its capacity as a Lender, the Administrative Agent in its capacity as a Lender shall have the same rights and powers under this Agreement and the other Credit Documents as any other Lender and may exercise the same as though it were not the Administrative Agent, L/C Issuer or Swing Line Lender, and the terms “Lender” or “Lenders” shall include the Administrative Agent in its capacity as a Lender.

7.09. Release of Collateral. At such time as (i) all of the Obligations, including all principal, interest and other amounts owing with respect to the Loans or the Notes, the Borrowers’ obligations to reimburse the L/C Issuer for drawings under Letters of Credit and the other obligations under the Credit Documents (other than obligations under Sections 2.12(c), 2.13, 2.14 and 8.02 that are not then due and payable) shall have been paid in full in cash, the Commitments have been terminated and all Letters of Credit shall have been discharged or cash collateralized to the reasonable satisfaction of the Administrative Agent and L/C Issuer in amount equal to 107% of the aggregate face amount thereof, and (ii) the counterparties and other beneficiaries under Lender Rate Contracts have evidenced their agreement to release of the Collateral in a writing or other manner reasonably acceptable to the Administrative Agent (or at such time as certain Collateral has been sold or disposed of in accordance with the provisions of this Agreement), the Administrative Agent shall be authorized to release the Collateral (or such portion of the Collateral, as applicable) from the Liens created by the Security Documents; provided, however, that, (x) the Administrative Agent and the Lenders shall be entitled to the benefits of all the ongoing reimbursement obligations and indemnities set forth in the Credit Documents, including without limitation those set forth in Sections 2.12(c), 2.13, 2.14 and 8.02 of this Agreement, in each case subject to the limitations set forth therein, if any, and (y) to the extent that any payments or proceeds received pursuant hereto or otherwise in respect of the Obligations, or any part of such payments, shall be subsequently invalidated, declared to be fraudulent, a fraudulent conveyance, or preferential, set aside and/or required to be repaid to the Borrowers, any Guarantor, a trustee, receiver, debtor in possession, or any other party, whether under any bankruptcy law, state or federal law, common law or equitable cause, or otherwise, then to the extent that such payment or proceeds received by any such Person is rescinded or must be otherwise restored by any such Person, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, the obligations or part thereof which were intended to be satisfied, and all rights of such Person with respect to such obligations (including all liens and security interests and other similar interests arising pursuant to the Credit Documents), shall be revived and continue in full force and effect, as if such payment or proceeds had never been received by such Person, and this section or any release thereunder shall in no way impair the claims of any of such Persons with respect to such revived obligations. The Administrative Agent shall, if so requested by any Loan Party at or after such termination, upon agreement of such Loan Party or other Person to pay all cost and expenses relating thereto (including all legal fees and costs) acceptable to the Administrative Agent and without recourse, and without any representation or warranty of any kind, express or implied, execute, deliver and (if necessary) acknowledge such termination statements or releases as may be necessary or reasonably appropriate to confirm, assure or give notice of such termination and take such actions as may be necessary to redeliver or release all Collateral within its control.

ARTICLE VIII. MISCELLANEOUS.

8.01. Notices. Except as otherwise provided herein, all notices, requests, demands, consents, instructions or other communications to or upon the Borrowers, any Lender or the Administrative Agent under this Agreement or the other Credit Documents shall be in writing and faxed, mailed or delivered, if to the Borrowers or to the Administrative Agent, the L/C Issuer or the Swing Line Lender, at its respective facsimile number or address set forth below or, if to any Lender, at the address or facsimile number specified for such Lender in Part B of Schedule I (or to such other facsimile number or address for any party as indicated in any notice given by that party to the other parties). All such notices and communications shall be effective (a) when sent by an overnight courier service of recognized standing, upon receipt; (b) when mailed, first class postage prepaid and addressed as aforesaid through the United States Postal Service, upon receipt; (c) when delivered by hand, upon delivery; and (d) when sent by facsimile transmission, upon confirmation of receipt; provided, however, that any notice delivered to the Administrative Agent, the L/C Issuer or the Swing Line Lender under Article II shall not be effective until actually received by such Person.

The Administrative Agent, the L/C Issuer and the Swing Line Lender:	Wells Fargo Bank Wholesale Loan Services - Agency Division 201 Third Street, 8th floor San Francisco, CA Fax no. (415) 512-7059

The Borrowers:

Each Notice of Borrowing, Notice of Conversion and Notice of Interest Period Selection shall be given by the Borrowers to the Administrative Agent’s office located at the address referred to above during the Administrative Agent’s normal business hours; provided, however, that any such notice received by the Administrative Agent after 11:00 a.m. on any Business Day shall be deemed received by the Administrative Agent on the next Business Day. In any case where this Agreement authorizes notices, requests, demands or other communications by the Borrowers to the Administrative Agent or any Lender to be made by telephone or facsimile, the Administrative Agent or any Lender may conclusively presume that anyone purporting to be a person designated in any incumbency certificate or other similar document received by the Administrative Agent or a Lender is such a person.

8.02. Expenses. The Borrowers shall pay on demand, whether or not any Credit Event occurs hereunder, (a) all fees and expenses, including syndication expenses, travel expenses, attorneys’ consultants’ and experts’ fees (including allocated costs of internal counsel) and expenses, incurred by the Administrative Agent in connection with the syndication of the facilities provided hereunder, the preparation, negotiation, execution and delivery of, and the exercise of its duties under, this Agreement and the other Credit Documents, and the preparation, negotiation, execution and delivery of amendments and waivers hereunder and thereunder and (b) all fees and expenses, including customary attorneys’ fees and expenses, incurred by the Administrative Agent and the Lenders in the enforcement or attempted enforcement of any of the Obligations or in preserving any of the Administrative Agent’s or the Lenders’ rights and remedies (including, without limitation, all such fees and expenses incurred in connection with any “workout” or restructuring affecting the Credit Documents or the Obligations or any bankruptcy or similar proceeding involving any Loan Party). The obligations of the Borrowers under this Section 8.02 shall survive the payment and performance of the Obligations and the termination of this Agreement.

8.03. Indemnification. To the fullest extent permitted by law, and in addition to any other indemnity set forth in the Credit Documents, the Borrowers agree to protect, indemnify, defend and hold harmless the Administrative Agent, the L/C Issuer, the Swing Line Lender, the Lenders and their Affiliates and their respective directors, officers, employees, attorneys, agents, trustees and advisors (collectively, “Indemnitees”) from and against any and all liabilities, obligations, losses, damages, penalties, judgments, costs, disbursements, or expenses of any kind or nature and from any suits, claims or demands (including in respect of or for customary attorneys’ fees and other expenses) arising on account of, in connection with or relating to (a) the Credit Documents or any transaction contemplated thereby or related thereto, including the making of any Loans and any use by a Borrower of any proceeds of the Loans or the Letters of Credit, (b) any Environmental Damages, (c) the Acquisition or any transaction contemplated in connection therewith (or any other acquisitions consummated, announced or intended to be consummated), (d) any claims for brokerage fees or commissions in connection with the Credit Documents or any transaction contemplated thereby or in connection with a Borrower’s failure to conclude any other financing, and to reimburse each Indemnitee on demand for all customary legal and other expenses incurred in connection with investigating or defending, or (e) any claim, litigation, investigation or proceeding relating to any of the foregoing, regardless of whether such Indemnitee is a party thereto; provided, however, that nothing contained in this Section 8.03 shall obligate the Borrowers to protect, indemnify, defend or hold harmless any Indemnitee against any liabilities, obligations, losses, damages, penalties, judgments, costs, disbursements, or expenses of any kind or nature and from any suits, claims or demands (i) to the extent arising out of the gross negligence or willful misconduct of such Indemnitee or any of its Affiliates or (ii) between or among Indemnitees. No Indemnitee will be liable to the Borrowers or any of their Subsidiaries or Affiliates or to their respective security holders or creditors for any special, indirect, consequential or punitive damages relating to this Agreement or any of the other Credit Documents or any of the other matters described in the preceding sentence or for any damages arising from the use by others of confidential information or other materials sent through electronic, telecommunications or other information transmittal systems. Upon receiving knowledge of any suit, claim or demand asserted by a third party that the Administrative Agent or any Lender believes is covered by this indemnity, the Administrative Agent or such Lender shall give the Borrowers written notice of the matter and the Administrative Agent or such Lender may select its own counsel or request that the Borrowers defend such suit, claim or demand, with legal counsel satisfactory to the Administrative Agent or such Lender as the case may be, at the Borrowers’ sole cost and expense; provided, however, that the Administrative Agent or such Lender shall not be required to so notify the Borrowers and the Administrative Agent or such Lender shall have the right to defend, at the Borrowers’ sole cost and expense, any such matter that is in connection with a formal proceeding instituted by any Governmental Authority having authority to regulate or oversee any aspect of the Administrative Agent’s or such Lender’s business or that of its Affiliates. The Administrative Agent or such Lender may also require the Borrowers to defend the matter. Any failure or delay of the Administrative Agent or any Lender to notify the Borrowers of any such suit, claim or demand shall not relieve the Borrowers of their obligations under this Section 8.03 but shall reduce such obligations to the extent of any increase in those obligations caused solely by any such failure or delay. Expenses of counsel to the Indemnitees shall be reimbursed on a current basis by the Borrowers. The obligations of the Borrowers under this Section 8.03 shall survive the payment and performance of the Obligations and the termination of this Agreement.

8.04. Waivers; Amendments. Any term, covenant, agreement or condition of this Agreement or any other Credit Document may be amended or waived, and any consent under this Agreement or any other Credit Document may be given, if such amendment, waiver or consent is in writing and is signed by the Borrowers and the Required Lenders (or the Administrative Agent on behalf of the Required Lenders with the written approval of the Required Lenders); provided, however, that:

(a) Any amendment, waiver or consent which would (i) increase the Total Revolving Loan Commitment or the Total Term Loan Commitment, (ii) extend the Revolving

Loan Maturity Date or the Term Loan Maturity Date, (iii) reduce the principal of, or the rate of interest specified herein on, any Loan or L/C Borrowing, or any fees or other amounts payable for the account of the Lenders hereunder or under any other Credit Document, (iv) extend any date fixed for any payment of the principal of or interest on any Loans or any fees or other amounts payable for the account of the Lenders hereunder or under any other Credit Document, (v) amend this Section 8.04 or Section 2.11, (vi) amend the definition of Required Lenders or modify in any other manner the number or percentage of the Lenders required to make any determinations or to waive any rights under, or to modify any provision of, this Agreement or any other Credit Document or (vii) release any Guarantor or any substantial part of the Collateral, except for any release in connection with a sale or other disposition of such Guarantor or such Collateral authorized by Section 5.02(c), must be in writing and signed or approved in writing by all Lenders. In connection with any such proposed amendment, modification, waiver or termination requiring the consent of all Lenders (such proposed amendment, modification, waiver or termination, a “Proposed Change”), if the consent of the Required Lenders is obtained, but the consent of other Lenders whose consent is required is not obtained (any such Lender whose consent is not obtained as described in this Section 8.04 being referred to as a “Non-Consenting Lender”), then, so long as the Lender that is acting as the Administrative Agent is not a Non-Consenting Lender and provided no Event of Default has occurred and is then continuing, at the Borrower’s request, the Lender that is acting as the Administrative Agent or an Eligible Assignee (which can include an existing Lender) that is acceptable to the Administrative Agent shall have the right with the Administrative Agent’s consent and in the Administrative Agent’s sole discretion (but shall have no obligation) to purchase from such Non-Consenting Lender, and such Non-Consenting Lender hereby agrees that it shall, upon the Administrative Agent’s request, sell and assign to the Lender that is acting as the Administrative Agent or such Eligible Assignee, all of its rights and obligations under this Agreement and the other Credit Documents (including for purposes of this subsection (a), the Revolving Loan Commitments, the Revolving Loans, the Term Loan Commitments, the Term Loans, L/C Advances and participations in Swing Line Loans) for an amount equal to the principal balance of all Revolving Loans, Term Loans, L/C Advances and aggregate amounts funded under Section 2.04(c)(ii) in respect of Swing Line Loans, by the Non-Consenting Lender and all accrued interest and fees with respect thereto through the date of sale (or such other amounts as may be agreed upon by the Non-Consenting Lender and the assignee). In such event, such Non-Consenting Lender agrees to execute an Assignment Agreement to reflect such purchase and sale, but regardless of whether such Assignment Agreement is executed, such Non-Consenting Lender’s rights hereunder, except rights under Section 8.03 with respect to actions prior to such date, shall cease from and after the date of tender by the purchaser of the amount of the purchase price;

(b) Any amendment, waiver or consent which increases or decreases the Proportionate Share of any Lender must be in writing and signed by such Lender;

(c) Any amendment, waiver or consent which affects the rights or duties of the Swing Line Lender under this Agreement must be in writing and signed by the Swing Line Lender;

(d) Any amendment, waiver or consent which affects the rights or duties of the L/C Issuer under this Agreement or any Letter of Credit Application relating to any Letter of Credit issued or to be issued by it must be in writing and signed by the L/C Issuer; and

(e) Any amendment, waiver or consent which affects the rights or obligations of the Administrative Agent must be in writing and signed by the Administrative Agent.

No failure or delay by the Administrative Agent or any Lender in exercising any right under this Agreement or any other Credit Document shall operate as a waiver thereof or of any other right hereunder or thereunder nor shall any single or partial exercise of any such right preclude any other further exercise thereof or of any other right hereunder or thereunder. Unless otherwise specified in such waiver or consent, a waiver or consent given hereunder shall be effective only in the specific instance and for the specific purpose for which given. The Lenders may condition the giving or making of any amendment, waiver or consent of any term, covenant, agreement or condition of this Agreement or any other Credit Document on payment of a fee by the Borrowers.

8.05. Successors and Assigns.

(a) Binding Effect. This Agreement and the other Credit Documents shall be binding upon and inure to the benefit of the Borrowers, the Lenders, the Administrative Agent, all future holders of the Notes and their respective successors and permitted assigns, except that no Loan Party may assign or transfer any of its rights or obligations under any Credit Document without the prior written consent of the Administrative Agent and each Lender. Any purported assignment or transfer in contravention of the foregoing shall be null and void.

(b) Participations. Any Lender may, without notice to or consent of the Borrowers, at any time sell to one or more banks or other financial institutions (“Participants”) participating interests in all or a portion of any Loan owing to such Lender, any Note held by such Lender, any Commitment of such Lender or any other interest of such Lender under this Agreement and the other Credit Documents (including for purposes of this subsection (b), participations in L/C Obligations and in Swing Line Loans). In the event of any such sale by a Lender of participating interests, such Lender’s obligations under this Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the holder of its Notes for all purposes under this Agreement and the Borrowers and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement pursuant to which any such sale is effected may require the selling Lender to obtain the consent of the Participant in order for such Lender to agree in writing to any amendment, waiver or consent of a type specified in Section 8.04(a) but may not otherwise require the selling Lender to obtain the consent of such Participant to any other amendment, waiver or consent hereunder. The Borrowers agree that if amounts outstanding under this Agreement and the other Credit Documents are not paid when due (whether upon acceleration or otherwise), each Participant shall, to the fullest extent permitted by law, be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement and any other Credit Documents to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement or any other Credit Documents; provided, however, that (i) no Participant shall exercise any rights under this sentence without the consent of the Administrative Agent, (ii) no Participant shall have any rights under this sentence which are greater than those of the selling Lender and (iii) such rights of setoff shall be subject to the obligation of such Participant to share the payment so obtained with all of the Lenders entitled thereto as provided in Section 2.11(b). The Borrowers also agree that any Lender which has transferred any participating interest in its Commitment or Loans shall, notwithstanding any such transfer, be entitled to the full benefits accorded such Lender under Sections 2.12, 2.13 and 2.14, as if such Lender had not made such transfer.

(c) Assignments. Any Lender may, at any time, sell and assign to any Lender or any Eligible Assignee (individually, an “Assignee Lender”) all or a portion of its rights and obligations under this Agreement and the other Credit Documents (including for purposes of this subsection (c), participations in L/C Obligations and in Swing Line Loans) (such a sale and assignment to be referred to herein as an “Assignment”) pursuant to an assignment agreement in substantially the form of Exhibit K (an “Assignment Agreement”), executed by each Assignee Lender and such assignor Lender (an “Assignor Lender”) and delivered to the Administrative Agent for its acceptance and recording in the Register; provided, however, that:

(i) Each Assignee Lender shall provide appropriate assurances and indemnities (which may include letters of credit) to the L/C Issuer and the Swing Line Lender as each may require with respect to any continuing obligation to purchase participation interests in any L/C Obligations or any Swing Line Loans then outstanding;

(ii) Without the written consent of the Administrative Agent and, if no Event of Default has occurred and is continuing, the Borrowers (which consent of the Administrative Agent and the Borrowers shall not be unreasonably withheld or delayed), no Lender may make any Assignment to any Assignee Lender which is not, immediately prior to such Assignment, a Lender hereunder or an Affiliate thereof;

(iii) Without the written consent of the Administrative Agent and, if no Event of Default has occurred and is continuing, the Borrowers (which consents shall not be unreasonably withheld or delayed), no Lender may make any Assignment to any Assignee Lender if, after giving effect to such Assignment, the Commitment or Loans of such Lender or such Assignee Lender would be less than Five Million Dollars ($5,000,000) (except that a Lender may make an Assignment which reduces its Commitment or Loans to zero without the written consent of the Borrowers and the Administrative Agent except to the extent such written consent is required by clause (ii) above and clause (iv) below); and

(iv) No Lender may make any Assignment which does not assign and delegate an equal pro rata interest in such Lender’s Revolving Loans, Term Loan, Commitments and all other rights, duties and obligations of such Lender under this Agreement and the other Credit Documents. Any assignment made in contravention of the foregoing shall be null and void.

Upon such execution, delivery, acceptance and recording of each Assignment Agreement, from and after the Assignment Effective Date determined pursuant to such Assignment Agreement, (A) each Assignee Lender thereunder shall be a Lender hereunder with a Revolving Loan Commitment and Loans (including, without limitation, Term Loans) as set forth on Attachment 1 to such Assignment Agreement and shall have the rights, duties and obligations of such a Lender under this Agreement and the other Credit Documents, and (B) the Assignor Lender thereunder shall be a Lender with a Revolving Loan Commitment and Loans (including, without limitation,

Term Loans) as set forth on Attachment 1 to such Assignment Agreement or, if the Revolving Loan Commitment and Loans of the Assignor Lender have been reduced to $0, the Assignor Lender shall cease to be a Lender and to have any obligation to make any Loan; provided, however, that any such Assignor Lender which ceases to be a Lender shall continue to be entitled to the benefits of any provision of this Agreement which by its terms survives the termination of this Agreement. Each Assignment Agreement shall be deemed to amend Schedule I to the extent, and only to the extent, necessary to reflect the addition of each Assignee Lender, the deletion of each Assignor Lender which reduces its Revolving Loan Commitment and Loans to $0 and the resulting adjustment of Revolving Loan Commitment and Loans arising from the purchase by each Assignee Lender of all or a portion of the rights and obligations of an Assignor Lender under this Agreement and the other Credit Documents. On or prior to the Assignment Effective Date determined pursuant to each Assignment Agreement, the Borrowers, at their own expense, shall execute and deliver to the Administrative Agent, in exchange for the surrendered Revolving Loan Note or Term Loan Note, if any, of the Assignor Lender thereunder, a new Revolving Loan Note or Term Loan Note to the order of each Assignee Lender thereunder that requests such a note (with each new Revolving Loan Note to be in an amount equal to the Revolving Loan Commitment assumed by such Assignee Lender and each new Term Loan Note to be in the original principal amount of the Term Loan then held by such Assignee Lender) and, if the Assignor Lender is continuing as a Lender hereunder, a new Revolving Loan Note or Term Loan Note to the order of the Assignor Lender if so requested by such Assignor Lender (with the new Revolving Loan Note to be in an amount equal to the Revolving Loan Commitment retained by it and the new Term Loan Note to be in the original principal amount of the Term Loan retained by it). Each such new Revolving Loan Note and Term Loan Note shall be dated the Funding Date or the applicable Assignment Effective Date, as determined by the Administrative Agent, and each such new Note shall otherwise be in the form of the Note replaced thereby. The Notes surrendered by the Assignor Lender shall be returned by the Administrative Agent to the Borrowers marked “Replaced”. Each Assignee Lender which was not previously a Lender hereunder and which is not incorporated under the laws of the United States of America or a state thereof shall, within three (3) Business Days of becoming a Lender, deliver to the Borrowers and the Administrative Agent two duly completed copies of United States Internal Revenue Service Form W-8BEN or W-8ECI (or successor applicable form), as the case may be, certifying in each case that such Lender is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes.

Notwithstanding anything to the contrary contained herein, if at any time Wells Fargo assigns all of its Commitments and Loans pursuant to subsection (c) above, Wells Fargo may, (i) upon 30 days’ notice to the Borrowers and the Lenders, resign as L/C Issuer and/or (ii) upon five Business Days’ notice to the Borrowers, terminate the Swing Line. In the event of any such resignation as L/C Issuer or termination of the Swing Line, the Borrowers shall be entitled to appoint from among the Lenders a successor L/C Issuer or Swing Line Lender hereunder; provided, however, that no failure by the Borrowers to appoint any such successor shall affect the resignation of Wells Fargo as L/C Issuer or the termination of the Swing Line, as the case may be. Wells Fargo shall retain all the rights and obligations of the L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as L/C Issuer and all L/C Obligations with respect thereto (including the right to require the Lenders to make Base Rate Revolving Loans or fund participations in Unreimbursed Amounts pursuant to Section 2.04(c)). If Wells Fargo terminates the Swing Line, it shall retain all the rights of the Swing Line

Lender provided for hereunder with respect to Swing Line Loans made by it and outstanding as of the effective date of such termination, including the right to require the Lenders to make Base Rate Revolving Loans or fund participations in outstanding Swing Line Loans pursuant to Section 2.04(c).

(d) Register. The Administrative Agent shall maintain at its address referred to in Section 8.01 a copy of each Assignment Agreement delivered to it and a register (the “Register”) for the recordation of the names and addresses of the Lenders and the Commitments or Loans of each Lender from time to time. The entries in the Register shall be conclusive in the absence of manifest error, and the Borrowers, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register as the owner of the Loans recorded therein for all purposes of this Agreement. The Register shall be available for inspection by the Borrowers or any Lender at any reasonable time and from time to time upon reasonable prior notice.

(e) Registration. Upon its receipt of an Assignment Agreement executed by an Assignor Lender and an Assignee Lender (and, to the extent required by Section 8.05(c), by the Borrowers and the Administrative Agent) together with payment to the Administrative Agent by Assignor Lender of a registration and processing fee of $3,500, the Administrative Agent shall (i) promptly accept such Assignment Agreement and (ii) on the Assignment Effective Date determined pursuant thereto record the information contained therein in the Register and give notice of such acceptance and recordation to the Lenders and the Borrowers. The Administrative Agent may, from time to time at its election, prepare and deliver to the Lenders and the Borrowers a revised Schedule I reflecting the names, addresses and respective Commitments or Loans of all Lenders then parties hereto.

(f) Confidentiality. Subject to Section 8.10, the Administrative Agent and the Lenders may disclose the Credit Documents and any financial or other information relating to the Borrowers and all Subsidiaries of a Borrower to each other or to any potential Participant or Assignee Lender.

(g) Pledges to Federal Reserve Banks. Notwithstanding any other provision of this Agreement, any Lender may at any time assign all or a portion of its rights under this Agreement and the other Credit Documents to a Federal Reserve Bank. No such assignment shall relieve the assigning Lender from its obligations under this Agreement and the other Credit Documents.

(h) Assignments by Wells Fargo. Notwithstanding any provision in this Section 8.05 to the contrary, no Assignment by Wells Fargo shall be subject to the requirements set forth in clauses (i), (ii), (iii) and (iv) of the proviso of Section 8.05(c) until the syndication of the Commitments and the Loans has been successfully completed (as determined by Wells Fargo in its sole discretion), and no registration or processing fee shall be payable in connection with any such Assignment by Wells Fargo.

8.06. Setoff by Lenders. In addition to any rights and remedies of the Lenders provided by law, each Lender shall have the right, with the prior consent of the Administrative Agent but without prior notice to or consent of the Borrowers, any such notice and consent being expressly waived by the Borrowers to the extent permitted by applicable law, upon the occurrence and during the continuance of an Event of Default, to set-off and apply against the Obligations any amount owing from such Lender to the Borrowers. The aforesaid right of set-off may be exercised by such Lender against the Borrowers or against any trustee in bankruptcy, debtor in possession, assignee for the benefit of creditors, receiver or execution, judgment or attachment creditor of the Borrowers or against anyone else claiming through or against the Borrowers or such trustee in bankruptcy, debtor in possession, assignee for the benefit of creditors, receiver, or execution, judgment or attachment creditor, notwithstanding the fact that such right of set-off may not have been exercised by such Lender at any prior time. Each Lender agrees promptly to notify the Borrowers after any such set-off and application made by such Lender; provided, that the failure to give such notice shall not affect the validity of such set-off and application.

8.07. No Third Party Rights. Nothing expressed in or to be implied from this Agreement is intended to give, or shall be construed to give, any Person, other than the parties hereto and their permitted successors and assigns hereunder (and any Indemnitees), any benefit or legal or equitable right, remedy or claim under or by virtue of this Agreement or under or by virtue of any provision herein.

8.08. Partial Invalidity. If at any time any provision of this Agreement is or becomes illegal, invalid or unenforceable in any respect under the law or any jurisdiction, neither the legality, validity or enforceability of the remaining provisions of this Agreement nor the legality, validity or enforceability of such provision under the law of any other jurisdiction shall in any way be affected or impaired thereby.

8.09. Jury Trial. EACH OF THE BORROWERS, THE LENDERS AND THE ADMINISTRATIVE AGENT, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY AS TO ANY ISSUE RELATING HERETO IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT.

8.10. Confidentiality. Neither any Lender nor the Administrative Agent shall disclose to any Person any information with respect to any Loan Party which is furnished pursuant to this Agreement or under the other Credit Documents which is marked or identified as “confidential”, except that any Lender or the Administrative Agent may disclose any such information (a) to its own directors, officers, employees, auditors, counsel and other advisors and to its Affiliates and their respective directors, officers and employees; (b) to any other Lender or the Administrative Agent; (c) which is otherwise available to the public; (d) if required or appropriate in any report, statement or testimony submitted to any Governmental Authority having or claiming to have jurisdiction over such Lender or the Administrative Agent; (e) if required in response to any summons or subpoena; (f) in connection with any enforcement by the Lenders and the Administrative Agent of their rights under this Agreement or the other Credit Documents or any litigation among the parties relating to the Credit Documents or the transactions contemplated thereby; (g) to comply with any Requirement of Law applicable to such Lender or the Administrative Agent; (h) to any Assignee Lender or Participant or any prospective Assignee Lender or Participant, provided that such Assignee Lender or Participant or prospective Assignee Lender or Participant agrees to be bound by this Section 8.10; or (i) otherwise with the prior consent of such Loan Party; provided, however, that any disclosure made in violation of this Agreement shall not affect the obligations of the Loan Parties under this Agreement and the other Credit Documents; and provided, further, however, that the parties hereto (and each of their Affiliates and each respective employee, representative or other agent thereof) may disclose to any and all persons, without limitation of any kind, the “structure” and “tax aspects” (in each case, within the meaning of Treasury Regulation Section 1.6011-4T) of the transactions contemplated hereby and all materials of any kid (including opinions or other tax analyses) that are or have been provided to such Person relating to such structure and tax aspects, except that, with respect to any document or similar item that in either case contains information concerning such tax structure or tax aspects of the transactions contemplated hereby as well as other information, this proviso shall only apply to such portions of the document or similar item that relate to such tax structure or tax aspects of the transactions contemplated hereby.

8.11. Counterparts. This Agreement may be executed in any number of identical counterparts, any set of which signed by all the parties hereto shall be deemed to constitute a complete, executed original for all purposes. Transmission by telecopier of an executed counterpart of this Agreement shall be deemed to constitute due and sufficient delivery of such counterpart.

8.12. Consent to Jurisdiction. Each of the Loan Parties irrevocably submits to the non-exclusive jurisdiction of the courts of the State of Nevada and the courts of the United States of America located in the State of Nevada and agrees that any legal action, suit or proceeding arising out of or relating to this Agreement or any of the other Credit Documents may be brought against such party in any such courts. Final judgment against any party in any such action, suit or proceeding shall be conclusive and may be enforced in any other jurisdiction by suit on the judgment, a certified or exemplified copy of which shall be conclusive evidence of the judgment, or in any other manner provided by law. Nothing in this Section 8.12 shall affect the right of any party to commence legal proceedings or otherwise sue any other party in any other appropriate jurisdiction, or concurrently in more than one jurisdiction, or to serve process, pleadings and other papers upon any other party in any manner authorized by the laws of any such jurisdiction. The Borrowers agree that process served either personally or by registered mail shall, to the extent permitted by law, constitutes adequate service of process in any such suit. Each of the Loan Parties irrevocably waives to the fullest extent permitted by applicable law (a) any objection which it may have now or in the future to the laying of the venue of any such action, suit or proceeding in any court referred to in the first sentence above; (b) any claim that any such action, suit or proceeding has been brought in an inconvenient forum; (c) its right of removal of any matter commenced by any other party in the courts of the State of Nevada to any court of the United States of America; (d) any immunity which it or its assets may have in respect of its obligations under this Agreement or any other Credit Document from any suit, execution, attachment (whether provisional or final, in aid of execution, before judgment or otherwise) or other legal process; and (e) any right it may have to require the moving party in any suit, action or proceeding brought in any of the courts referred to above arising out of or in connection with this Agreement or any other Credit Document to post security for the costs of any party or to post a bond or to take similar action.

8.13. Relationship of Parties. The relationship between the Borrowers, on the one hand, and the Lenders and the Administrative Agent, on the other, is, and at all times shall remain, solely that of borrowers and lenders. Neither the Lenders nor the Administrative Agent shall under any circumstances be construed to be partners or joint venturers of the Borrowers or any of its Affiliates; nor shall the Lenders nor the Administrative Agent under any circumstances be deemed to be in a relationship of confidence or trust or a fiduciary relationship with the Borrowers or any of their Affiliates, or to owe any fiduciary duty to the Borrowers or any of their Affiliates. The Lenders and the Administrative Agent do not undertake or assume any responsibility or duty to the Borrowers or any of their Affiliates to select, review, inspect, supervise, pass judgment upon or otherwise inform the Borrowers or any of their Affiliates of any matter in connection with its or their Property, any security held by the Administrative Agent or any Lender or the operations of the Borrowers or any of their Affiliates. The Borrowers and their Affiliates shall rely entirely on their own judgment with respect to such matters, and any review, inspection, supervision, exercise of judgment or supply of information undertaken or assumed by any Lender or the Administrative Agent in connection with such matters is solely for the protection of the Lenders and the Administrative Agent and neither the Borrowers nor any of their Affiliates is entitled to rely thereon.

8.14. Time. Time is of the essence as to each term or provision of this Agreement and each of the other Credit Documents.

8.15. Waiver of Punitive Damages. Notwithstanding anything to the contrary contained in this Agreement, each Borrower hereby agrees that it shall not seek from the Lenders or the Administrative Agent punitive damages under any theory of liability.

8.16. Arbitration.

(a) Arbitration. The parties hereto agree, upon demand by the Administrative Agent, the Required Lenders or the Borrowers, to submit to binding arbitration all claims, disputes and controversies between or among them (and their respective employees, officers, directors, attorneys, and other agents), whether in tort, contract or otherwise arising out of or relating to in any way (i) the Loans and related Credit Documents which are the subject of this Agreement and its negotiation, execution, collateralization, administration, repayment, modification, extension, substitution, formation, inducement, enforcement, default or termination, or (ii) requests for additional credit.

(b) Governing Rules. Any arbitration proceeding will (i) proceed in a location in Nevada in which the American Arbitration Association (“AAA”) has an office as selected by the party filing such proceeding; (ii) except as to the conduct of a proceeding which shall be governed as provided in clause (iii) of this Section 8.16(b), be governed by the Federal Arbitration Act (Title 9 of the United States Code), notwithstanding any conflicting choice of law provision in any of the documents between the parties; and (iii) be conducted by the AAA, or such other administrator as the parties shall mutually agree upon, in accordance with the AAA’s commercial dispute resolution procedures, unless the claim or counterclaim is at least $1,000,000.00 exclusive of claimed interest, arbitration fees and costs in which case the arbitration shall be conducted in accordance with the AAA’s optional procedures for large, complex commercial disputes (the commercial dispute resolution procedures or the optional procedures for large, complex commercial disputes to be referred to, as applicable, as the “Rules”). If there is any inconsistency between the terms hereof and the Rules, the terms and procedures set forth herein shall control. Any party who fails or refuses to submit to arbitration following a demand by any other party shall bear all costs and expenses (including fees of attorneys or expert witnesses) incurred by such other party in compelling arbitration of any dispute. Nothing contained herein shall be deemed to be a waiver by any party that is a bank of the protections afforded to it under 12 U.S.C. §91 or any similar applicable state law.

(c) No Waiver of Provisional Remedies, Self-Help and Foreclosure. The arbitration requirement does not limit the right of any party to (i) foreclose against real or personal property collateral; (ii) exercise self-help remedies relating to collateral or proceeds of collateral such as setoff or repossession; or (iii) obtain provisional or ancillary remedies such as replevin, injunctive relief, attachment or the appointment of a receiver, before during or after the pendency of any arbitration proceeding. This exclusion does not constitute a waiver of the right or obligation of any party to submit any dispute to arbitration or reference hereunder, including those arising from the exercise of the actions detailed in sections (i), (ii) and (iii) of this subsection.

(d) Arbitrator Qualifications and Powers. Any arbitration proceeding in which the amount in controversy is $5,000,000.00 or less will be decided by a single arbitrator selected according to the Rules, and who shall not render an award of greater than $5,000,000.00, then two additional arbitrators shall be appointed and the proceeding shall be decided in the manner set forth in the next sentence. Any dispute in which the amount in controversy exceeds $5,000,000.00 shall be decided by majority vote of a panel of three arbitrators; provided however, that all three arbitrators must actively participate in all hearings and deliberations. The arbitrator will be a neutral attorney licensed in the State of Nevada or a neutral retired judge of the state or federal judiciary of Nevada, in either case with a minimum of ten years experience in the substantive Nevada law applicable to the subject matter of the dispute to be arbitrated. The arbitrator will determine whether or not an issue is arbitratable and will give effect to the statutes of limitation and any other legal defense in determining any claim. In any arbitration proceeding the arbitrator will decide (by documents only or with a hearing at the arbitrator’s discretion) any pre-hearing motions which are similar to motions to dismiss for failure to state a claim or motions for summary adjudication. The arbitrator shall resolve all disputes in accordance with the substantive law of Nevada and may grant any remedy or relief that a court of such state could order or grant within the scope hereof and such ancillary relief as is necessary to make effective any award. The arbitrator shall also have the power to award recovery of all costs and fees, to impose sanctions and to take such other action as the arbitrator deems necessary to the same extent a judge could pursuant to the Federal Rules of Civil Procedure, the Nevada Rules of Civil Procedure or other applicable law. Judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction. The institution and maintenance of an action for judicial relief or pursuit of a provisional or ancillary remedy shall not constitute a waiver of the right of any party, including the plaintiff, to submit the controversy or claim to arbitration if any other party contests such action for judicial relief.

(e) Discovery. In any arbitration proceeding discovery will be permitted in accordance with the Rules. All discovery shall be expressly limited to matters directly relevant to the dispute being arbitrated and must be completed no later than 20 days before the hearing date and within 180 days of the filing of the dispute with the AAA. Any requests for an extension of the discovery periods, or any discovery disputes, will be subject to final determination by the arbitrator upon a showing that the request for discovery is essential for the party’s presentation and that no alternative means for obtaining information is available.

(f) Class Proceedings and Consolidations. The resolution of any dispute arising pursuant to the terms of this Agreement shall be determined by a separate arbitration proceeding and such dispute shall not be consolidated with other disputes or included in any class proceeding.

(g) Payment Of Arbitration Costs And Fees. The arbitrator shall award all costs and expenses of the arbitration proceeding.

(h) Miscellaneous. To the maximum extent practicable, the AAA, the arbitrators and the parties shall take all action required to conclude any arbitration proceeding within 180 days of the filing of the dispute with the AAA. No arbitrator or other party to an arbitration proceeding may disclose the existence, content or results thereof, except for disclosures of information by a party required in the ordinary course of its business or by applicable law or regulation. If more than one agreement for arbitration by or between the parties potentially applies to a dispute, this Section 8.16 shall control. The arbitration provisions set forth in this Section 8.16 shall survive termination, amendment or expiration of any of the Credit Documents or any relationship between the parties.

8.17. Application of Gaming Laws.

(a) This Agreement and the other Credit Documents are subject to Gaming Laws. Without limiting the foregoing, each of the Administrative Agent and the Lenders acknowledges that (i) it is subject to being called forward by the Gaming Authorities, in their discretion, for licensing or a finding of suitability or to file or provide other information, and (ii) all rights, remedies and powers in or under this Agreement and the other Credit Documents, including with respect to the Collateral (including Equity Securities) and the ownership and operation of Gaming Facilities, may be exercised only to the extent that the exercise thereof does not violate any applicable provisions of the Gaming Laws and only to the extent that required approvals (including prior approvals) are obtained from the requisite Governmental Authorities.

(b) Each of the Administrative Agent and the Lenders agrees to cooperate with all Gaming Authorities (or be subject to the provisions of Section 2.16) in connection with the provision of such documents or other information as may be requested by such Gaming Authorities relating to the Loan Parties or to the Credit Documents.

(c) If during the existence of an Event of Default hereunder or under any of the other Credit Documents it shall become necessary, or in the opinion of the Required Lenders advisable, for an agent, supervisor, receiver or other representative of the Administrative Agent and the Lenders to become licensed under any Governmental Rule as a condition to receiving the benefit of any Collateral encumbered by the Security Documents or other Credit Documents or to otherwise enforce the rights of the Administrative Agent and the Lenders under the Credit Documents, the Borrowers hereby agree to grant such license or licenses and to execute such further documents as may be required in connection with the evidencing of such consent.

8.18. USA Patriot Act Notification. The following notification is provided to Borrowers pursuant to Section 326 of the USA Patriot Act of 2001, 31 U.S.C. Section 5318:

IMPORTANT INFORMATION ABOUT PROCEDURES FOR OPENING A NEW ACCOUNT. To help the government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify and record information that identifies each person that opens an account, including any deposit account, treasury management account, loan, other extension of credit or other financial services product. What this means for the Borrowers: When an entity Borrower opens an account, the applicable financial institution will ask for such Borrower’s name, business address, taxpayer identification number and other information that will allow the Financial Institution to identify the entity Borrower. The Financial Institution may also ask to see such entity Borrower’s legal organizational documents or other identifying documents.

8.19. Waivers and Agreements of the Borrowers. The parties do not intend to create a suretyship relationship between the Borrowers. If it is determined that any Borrower is a surety of the other Borrowers, the following provisions in this Section 8.19 shall be effective as of the Closing Date:

(a) Without limiting the provisions of Section 1.13, the covenants, agreements and obligations of each Borrower set forth herein are joint and several and shall be primary obligations of such Borrower, and, to the extent not prohibited by applicable law, such obligations shall be absolute and unconditional, shall not be subject to any counterclaim, set-off, deduction, diminution, abatement, recoupment, suspension, deferment, reduction or defense (other than full and strict compliance by each Borrower with its obligations hereunder) based upon any claim such Borrower, any other Borrower or any other Person may have against the Administrative Agent, the Lenders or any other Person, and shall remain in full force and effect without regard to, and shall not be released, discharged or in any way affected by, any circumstance or condition whatsoever, foreseeable or unforeseeable and without regard to whether such Borrower, any other Borrower, the Administrative Agent or any Lender shall have any knowledge or notice thereof, including, without limitation:

(i) any termination, amendment, modification, addition, deletion or supplement to or other change to any of the terms of any Credit Document in accordance with its terms or any other instrument or agreement applicable to any of the parties hereto or thereto, or any assignment or transfer of any thereof, or any furnishing or acceptance or release of additional security for any Obligation or for the obligations of any Person under any Credit Document, or the failure of any security or the failure of any Person to perfect any interest in any collateral (including, without limitation, the Collateral); any waiver of, or extension of time for the performance of, the payment, performance or observance of any of the obligations, conditions, covenants or agreements contained in any Credit Document, or any other waiver, forbearance, consent, extension, renewal, indulgence, compromise, release, settlement, refunding or other action or inaction under or in respect of any Credit Document or any other instrument or agreement, or under or in respect of any obligation or liability of each Borrower, or the Administrative Agent or any exercise or non-exercise of any right, remedy, power or privilege under or in respect of any such instrument of agreement or any such obligation or liability;

(ii) any failure, omission or delay on the part of the Administrative Agent to enforce, assert or exercise any right, power or remedy conferred on it in any Credit Document to give notice to any Borrower of the occurrence of an Event of Default;

(iii) any voluntary or involuntary bankruptcy, insolvency, reorganization, moratorium, assignment for the benefit of creditors, receivership, liquidation, marshaling of assets and liabilities or similar proceedings with respect to any Borrower or any other Person or any of their respective properties or creditors, or any action taken by any trustee or receiver or by any court in any such proceeding;

(iv) any limitation on the liability or obligations of any Borrower under any Credit Document or any other instrument or agreement, which may now or hereafter be imposed by law, or any discharge, termination, cancellation, frustration, irregularity, invalidity or unenforceability, in whole or in part, of any thereof; or

(v) any other occurrence, circumstance, happening or event whatsoever, whether similar or dissimilar to the foregoing, whether foreseen or unforeseen, and any other circumstance (other than full and irrevocable performance and payment of the Obligations) which might otherwise constitute a legal or equitable defense, release or discharge or which might otherwise limit recourse against each Borrower, whether or not such Borrower shall have notice or knowledge of the foregoing.

(b) Each Borrower hereby waives, to the fullest extent permitted by law, (i) any right of redemption with respect to the Collateral after the sale hereunder, and all rights, if any, of marshalling of the Collateral or other collateral or security for the Obligations and (ii) any right (except as shall be required by applicable statute and cannot be waived) to require the Administrative Agent or any Lender to (A) proceed against any other Borrower or any other Person, (B) proceed against or exhaust any other collateral or security for any of the Obligations or (C) pursue any remedy in the Administrative Agent’s or any Lender’s power whatsoever. Each Borrower hereby waives any defense based on or arising out of any defense of any other Borrower or any other Person other than payment in full of the Obligations, including, without limitation, any defense based on or arising out of the disability of the other Borrowers or any other Person, or the enforceability of the Obligations or any part thereof from any cause, or the cessation from any cause of the liability of the other Borrowers other than payment in full of the Obligations. Subject to the terms of this Agreement, the Administrative Agent may, at its election, foreclose on any security held by the Administrative Agent by one or more judicial or non-judicial sales, whether or not every aspect of any such sale is commercially reasonable (to the extent such sale is permitted by applicable law), or exercise any other right or remedy the Administrative Agent may have against the other Borrowers or any other Person, or any security, without affecting or impairing in any way the liability of any Borrower hereunder except to the extent the Obligations have been paid in full.

(c) Each Borrower waives, to the extent permitted by law, any defense, right of set-off, claim or counterclaim whatsoever and any and all other rights, benefits, protections and other defenses available to it now or at any time hereafter.

(d) Each Borrower waives all rights and defenses arising out of an election of remedies by the Administrative Agent, even though that election of remedies, such as nonjudicial foreclosure with respect to security for a guaranteed obligation, has destroyed such Borrower’s rights of subrogation and reimbursement against the other Borrowers by the operation of law or otherwise.

(e) Each Borrower represents and warrants that it is fully aware of the financial condition of the other Borrower, and each Borrower delivers this Agreement based solely upon its own independent investigation of the other Borrower’s financial condition and in no part upon any representation or statement of the Administrative Agent or any Lender with respect thereto. Each Borrower further represents and warrants that it is in a position to and hereby does assume full responsibility for obtaining such additional information concerning the other Borrower’s financial condition as each Borrower may deem material to its obligations hereunder, and each Borrower is not relying upon, nor expecting the Administrative Agent or any Lender to furnish it any information in the Administrative Agent’s or any Lender’s possession concerning the other Borrower’s financial condition or concerning any circumstances bearing on the existence or creation, or the risk of nonpayment or nonperformance of the Obligations. Each Borrower hereby waives any duty on the part of the Administrative Agent and the Lenders to disclose to each Borrower any facts the Administrative Agent or any Lender may now or hereafter know about any other Borrower, regardless of whether the Administrative Agent or such Lender has reason to believe that any such facts materially increase the risk beyond that which each Borrower intended to assume or has reason to believe that such facts are unknown to such Borrower.

[The first signature page follows.]

IN WITNESS WHEREOF, the Borrowers, the Lenders, the Administrative Agent, the L/C Issuer and the Swing Line Lender have caused this Agreement to be executed as of the day and year first above written.

BORROWERS:

THE SANDS REGENT, a Nevada corporation

By:

Name:

Title:

LAST CHANCE, INC., a Nevada corporation

By:

Name:

Title:

ZANTE, INC., a Nevada corporation

By:

Name:

Title:

ADMINISTRATIVE AGENT, L/C ISSUER AND SWING LINE LENDER:

Wells Fargo Bank, National Association, as Administrative Agent, L/C Issuer and Swing Line Lender

By:

Name:
Title:

THE LENDERS:

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:

Name:
Title:

NEVADA STATE BANK

By:

Name:

Title:

COMMUNITY BANK OF NEVADA

By:

Name:

Title:

WEST COAST BANK

By:

Name:

Title:

NEVADA FIRST BANK

By:

Name:

Title:

FIRST NATIONAL BANK OF NEVADA

By:

Name:

Title:

HIBERNIA NATIONAL BANK

By:

Name:

Title:

U.S. BANK NATIONAL ASSOCIATION

By:

Name:

Title:

THE CIT GROUP EQUIPMENT FINANCING, INC.

By:

Name:

Title:

SCHEDULE I

THE LENDERS

Part A

Name of Lender	Revolving Loan Commitment	Revolving Proportionate Share	Term Loan Commitment as of the Original Funding Date	Term Proportionate Share	Total Proportionate Share	Total Commitment
Wells Fargo Bank, National Association	$2,095,238.10	9.52380952%	$1,904,761.90	9.52380952%	9.52380952%	$4,000,000.00

First National Bank of Nevada	$2,619,047.62	11.90476190%	$2,380,952.38	11.90476190%	11.90476190%	$5,000,000.00

Nevada State Bank	$7,333,333.33	33.33333333%	$6,666,666.67	33.33333333%	33.33333333%	$14,000,000.00

Nevada First Bank	$1,309,523.81	5.95238095%	$1,190,476.19	5.95238095%	5.95238095%	$2,500,000.00

Community Bank of Nevada	$2,619,047.62	11.90476190%	$2,380,952.38	11.90476190%	11.90476190%	$5,000,000.00

West Coast Bank	$2,619,047.62	11.90476190%	$2,380,952.38	11.90476190%	11.90476190%	$5,000,000.00

The CIT Group Equipment Financing, Inc.	$1,375,000.00	6.25000000%	$1,250,000.00	6.25000000%	6.25000000%	$2,625,000.00

U.S. Bank National Association	$654,761.90	2.97619048%	$595,238.10	2.97619048%	2.97619048%	$1,250,000.00

Hibernia National Bank	$1,375,000.00	6.25000000%	$1,250,000.00	6.25000000%	6.25000000%	$2,625,000.00

Total	$22,000,000	100.00%	$20,000,000	100.00%	100.00%	$42,000,000

Part B

WELLS FARGO BANK, NATIONAL ASSOCIATION

as a Lender

Notices:

Wells Fargo Bank, National Association

5340 Kietzke Ln

Reno, NV 89511

Attention: Felis Gallues,

Tel. No. (775) 689-6019

Fax No. (775) 689 6026

Domestic and Euro-Dollar Lending Office:

Wells Fargo Bank, National Association

5340 Kietzke Ln

Reno, NV 89511

Attention: Felis Gallues,

Tel. No. (775) 689-6019

Fax No. (775) 689 6026

FIRST NATIONAL BANK OF NEVADA

as a Lender

Notices:

First National Bank of Nevada

6275 Neil Road

Reno, Nevada 89511

Attention: Nate Stehura

Tel. No. (775) 321-5417

Fax No. (775) 826-1570

Domestic and Euro-Dollar Lending Office:

First National Bank of Nevada

6275 Neil Road

Reno, Nevada 89511

Attention:

NEVADA STATE BANK

as a Lender

Notices:

Nevada State Bank

P.O. Box 2351

Renova, Nevada 89505-2351

Attention: Rick Thomas

Tel. No. (775) 688-6959

Fax No. (775) 688-6960

Domestic and Euro-Dollar Lending Office:

Nevada State Bank

1 West Liberty Street, 2nd Floor

Reno, Nevada 89501

Mailing:

P.O. Box 2351

Reno, Nevada 89505-2351

Attention:

NEVADA FIRST BANK

as a Lender

Notices:

Nevada First Bank

777 North Rainbow

Las Vegas, Nevada 89107

Attention: Bill Paredes

Tel. No. (702) 310-4051

Fax No. (702) 310-4040

Domestic and Euro-Dollar Lending Office:

Nevada First Bank

777 North Rainbow

Las Vegas, Nevada 89107

COMMUNITY BANK OF NEVADA

as a Lender

Notices:

Community Bank of Nevada

400 South Fourth Street, Suite 110

Las Vegas, Nevada 89010

Attention: Beth Stumb

Tel. No. (702) 947-3532

Fax No. (702) 947-3503

Domestic and Euro-Dollar Lending Office:

Community Bank of Nevada

400 South Fourth Street, Suite 110

Las Vegas, Nevada 89101

WEST COAT BANK

as a Lender

Notices:

West Coast Bank

301 Church Street NE

Salem, Oregon 97301

Attention: Tim Johnson

Mailing:

P.O. Box 428

Salem, Oregon 97308

Tel. No. (503) 399-2951

Fax No. (503) 399-3937

Domestic and Euro-Dollar Lending Office:

West Coast Bank

301 Church Street NE

Salem, Oregon 97301

Attention: Tim Johnson

Mailing:

P.O. Box 428

Salem, Oregon 97308

Tel. No. (503) 399-2951

Fax No. (503) 399-3937

THE CIT GROUP EQUIPMENT FINANCING, INC.

as a Lender

Notices:

The CIT Group, Equipment Financing, Inc.

1540 West Fountainhead Parkway

Tempe, Arizona 85282

Attention: Mark Saylor

Tel. No. (480) 784-2383

Fax No. (480) 379-3466

Domestic and Euro-Dollar Lending Office:

The CIT Group, Equipment Financing, Inc.

1540 West Fountainhead Parkway

Tempe, Arizona 85282

U.S. BANK

as a Lender

Notices:

U.S. Bank

1 East Liberty Street, Mezzanine

Reno, Nevada 89501

Attention: Steve Buntin

Tel. No. (775) 688-6650

Fax No. (775) 688-6597

Domestic and Euro-Dollar Lending Office:

U.S. Bank

1 East Liberty Street, Mezzanine

Reno, Nevada 89501

HIBERNIA NATIONAL BANK

as a Lender

Notices:

Hibernia National Bank

313 Carondelet Street

New Orleans, Louisiana 70130

Attention: Ross S. Wales

Tel. No. (504) 533-5719

Fax No. (504) 533-2060

Domestic and Euro-Dollar Lending Office:

Hibernia National Bank

313 Carondelet Street

New Orleans, Louisiana 70130

SCHEDULE II

FUNDING DATE

EXHIBIT A

NOTICE OF REVOLVING LOAN BORROWING

[Date]

Wells Fargo Bank, National Association

[                            ]

[                            ]

[                            ]

Attn: [                    ]

1. Reference is made to that certain Credit Agreement, dated as of April 2, 2004 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among The Sands Regent., a Nevada corporation, Last Chance, Inc., a Nevada corporation, Zante, Inc., a Nevada corporation (collectively, the “Borrowers”), the financial institutions listed in Schedule I to the Credit Agreement (the “Lenders”) and Wells Fargo Bank, National Association, as administrative agent for the Lenders (in such capacity, the “Administrative Agent”), L/C Issuer and Swing Line Lender. Unless otherwise indicated, all terms defined in the Credit Agreement have the same respective meanings when used herein.

2. Pursuant to Section 2.01(b) of the Credit Agreement, the Borrowers hereby irrevocably request a Revolving Loan Borrowing upon the following terms:

(a) The principal amount of the requested Revolving Loan Borrowing is to be $            ;

(b) The requested Revolving Loan Borrowing is to consist of Revolving [“Base Rate” or “LIBOR”] Loans;

(c) If the requested Revolving Loan Borrowing is to consist of LIBOR Loans, the initial Interest Period for such Loans will be              month[s]; and

(d) The date of the requested Revolving Loan Borrowing is to be             ,             .

3. The Borrowers hereby certify to the Administrative Agent and the Lenders that, on the date of this Notice of Revolving Loan Borrowing and after giving effect to the requested Revolving Loan Borrowing:

(a) The representations and warranties of the Borrowers set forth in Article IV of the Credit Agreement and in the other Credit Documents are true and correct in all material respects as if made on such date (except for representations and warranties expressly made as of a specified date, which shall be true as of such date);

(b) No Default has occurred and is continuing; and

(c) All of the Credit Documents are in full force and effect.

A-1

4. Please disburse the proceeds of the requested Revolving Loan Borrowing to:

IN WITNESS WHEREOF, the Borrowers have executed this Notice of Revolving Loan Borrowing on the date set forth above.

THE SANDS REGENT, a Nevada corporation

By:

Name:

Title:

LAST CHANCE, INC., a Nevada corporation

By:

Name:

Title:

ZANTE, INC., a Nevada corporation

By:

Name:

Title:

A-2

EXHIBIT B

NOTICE OF REVOLVING LOAN CONVERSION

[Date]

Wells Fargo Bank, National Association

[                            ]

[                            ]

[                            ]

Attn: [                    ]

1. Reference is made to that certain Credit Agreement, dated as of April 2, 2004 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among The Sands Regent., a Nevada corporation, Last Chance, Inc., a Nevada corporation, Zante, Inc., a Nevada corporation (collectively, the “Borrowers”), the financial institutions listed in Schedule I to the Credit Agreement (the “Lenders”) and Wells Fargo Bank, National Association, as administrative agent for the Lenders (in such capacity, the “Administrative Agent”), L/C Issuer and Swing Line Lender. Unless otherwise indicated, all terms defined in the Credit Agreement have the same respective meanings when used herein.

2. Pursuant to Section 2.01(d) of the Credit Agreement, the Borrowers hereby irrevocably request to convert a Revolving Loan Borrowing as follows:

(a) The Revolving Loan Borrowing to be converted consists of [“Base Rate” or “LIBOR”] Loans in the aggregate principal amount of $             which were initially advanced to the Borrowers on             ,             ;

(b) The Revolving Loans in the Revolving Loan Borrowing are to be converted into [“Base Rate” or “LIBOR”] Loans;

(c) If such Revolving Loans are to be converted into LIBOR Loans, the initial Interest Period for such Revolving Loans commencing upon conversion will be              months; and

(d) The date of the requested conversion is to be             ,             .

3. The Borrowers hereby certify to the Administrative Agent and the Lenders that, on the date of this Notice of Revolving Loan Conversion, and after giving effect to the requested conversion:

(a) The representations and warranties of the Borrowers set forth in Article IV of the Credit Agreement and in the other Credit Documents are true and correct in all material respects as if made on such date (except for representations and warranties expressly made as of a specified date, which shall be true as of such date);

(b) No Default has occurred and is continuing; and

(c) All of the Credit Documents are in full force and effect.

B-1

IN WITNESS WHEREOF, the Borrowers have executed this Notice of Revolving Loan Conversion on the date set forth above.

THE SANDS REGENT, a Nevada corporation

By:

Name:

Title:

LAST CHANCE, INC., a Nevada corporation

By:

Name:

Title:

ZANTE, INC., a Nevada corporation

By:

Name:

Title:

B-2

EXHIBIT C

NOTICE OF REVOLVING LOAN INTEREST PERIOD SELECTION

[Date]

Wells Fargo Bank, National Association

[                            ]

[                            ]

[                            ]

Attn: [                    ]

1. Reference is made to that certain Credit Agreement, dated as of April 2, 2004 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among The Sands Regent., a Nevada corporation, Last Chance, Inc., a Nevada corporation, Zante, Inc., a Nevada corporation (collectively, the “Borrowers”), the financial institutions listed in Schedule I to the Credit Agreement (the “Lenders”) and Wells Fargo Bank, National Association, as administrative agent for the Lenders (in such capacity, the “Administrative Agent”), L/C Issuer and Swing Line Lender. Unless otherwise indicated, all terms defined in the Credit Agreement have the same respective meanings when used herein.

2. Pursuant to Section 2.01(e) of the Credit Agreement, the Borrowers hereby irrevocably select a new Interest Period for a Revolving Loan Borrowing as follows:

(a) The Revolving Loan Borrowing for which a new Interest Period is to be selected consists of LIBOR Loans in the aggregate principal amount of $             which were initially advanced to the Borrowers on             ,             ;

(b) The last day of the current Interest Period for such Revolving Loans is             ,             ; and

(c) The next Interest Period for such Revolving Loans commencing upon the last day of the current Interest Period is to be              month[s].

3. The Borrowers hereby certify to the Administrative Agents and the Lenders that, on the date of this Notice of Revolving Loan Interest Period Selection, and after giving effect to the requested selection:

(a) The representations and warranties of the Borrowers set forth in Article IV of the Credit Agreement and in the other Credit Documents are true and correct in all material respects as if made on such date (except for representations and warranties expressly made as of a specified date, which shall be true as of such date);

(b) No Default has occurred and is continuing; and

(c) All of the Credit Documents are in full force and effect.

C-1

IN WITNESS WHEREOF, the Borrowers have executed this Notice of Revolving Loan Interest Period Selection on the date set forth above.

THE SANDS REGENT, a Nevada corporation

By:

Name:

Title:

LAST CHANCE, INC., a Nevada corporation

By:

Name:

Title:

ZANTE, INC., a Nevada corporation

By:

Name:

Title:

C-2

EXHIBIT D

NOTICE OF TERM LOAN BORROWING

TERM LOAN

[Date]

Wells Fargo Bank, National Association

[                                                     ]

[                                                     ]

[                                                     ]

Attn: [                    ]

1. Reference is made to that certain Credit Agreement, dated as of April 2, 2004 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among The Sands Regent., a Nevada corporation, Last Chance, Inc., a Nevada corporation, Zante, Inc., a Nevada corporation (collectively, the “Borrowers”), the financial institutions listed in Schedule I to the Credit Agreement (the “Lenders”) and Wells Fargo Bank, National Association, as administrative agent for the Lenders (in such capacity, the “Administrative Agent”), L/C Issuer and Swing Line Lender. Unless otherwise indicated, all terms defined in the Credit Agreement have the same respective meanings when used herein.

2. Pursuant to Section 2.02(b) of the Credit Agreement, the Borrowers hereby irrevocably request the Term Loan Borrowing upon the following terms:

(a) The principal amount of the Term Loan Borrowing is to be $                ; and

(b) The requested Term Loan Borrowing is to consist of [“Base Rate” or “LIBOR”] Loans;

(c) The date of the Term Loan Borrowing is to be                 ,         .

3. The Borrowers hereby certify to the Administrative Agent and the Lenders that, on the date of this Notice of Term Loan Borrowing and after giving effect to the Term Loan Borrowing:

(a) The representations and warranties of the Borrowers set forth in Article IV of the Credit Agreement and in the other Credit Documents are true and correct in all material respects as if made on such date (except for representations and warranties expressly made as of a specified date, which shall be true as of such date);

(b) No Default has occurred and is continuing; and

(c) All of the Credit Documents are in full force and effect.

D-1

4. Please disburse the proceeds of the Term Loan Borrowing to:

IN WITNESS WHEREOF, the Borrowers have executed this Notice of Term Loan Borrowing on the date set forth above.

THE SANDS REGENT, a Nevada corporation

By:

Name:

Title:

LAST CHANCE, INC., a Nevada corporation

By:

Name:

Title:

ZANTE, INC., a Nevada corporation

By:

Name:

Title:

D-2

EXHIBIT E

NOTICE OF TERM LOAN CONVERSION

TERM LOAN

[Date]

Wells Fargo Bank, National Association

[                                                     ]

[                                                     ]

[                                                     ]

Attn: [                    ]

1. Reference is made to that certain Credit Agreement, dated as of April 2, 2004 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among The Sands Regent., a Nevada corporation, Last Chance, Inc., a Nevada corporation, Zante, Inc., a Nevada corporation (collectively, the “Borrowers”), the financial institutions listed in Schedule I to the Credit Agreement (the “Lenders”) and Wells Fargo Bank, National Association, as administrative agent for the Lenders (in such capacity, the “Administrative Agent”), L/C Issuer and Swing Line Lender. Unless otherwise indicated, all terms defined in the Credit Agreement have the same respective meanings when used herein.

2. Pursuant to Section 2.02(d) of the Credit Agreement, the Borrowers hereby irrevocably request to convert a Portion of the Term Loan as follows:

(a) The Portion of the Term Loan Borrowing to be converted is the [“Base Rate” or “LIBOR”] Borrowing Portion in the aggregate principal amount of $                 [which has a current Interest Period of              month[s] expiring on                 ,         ];

(b) The Portion to be converted is to be converted into [a] Portion(s) of [a] Type(s), in [an] amount(s), and, if such Portion(s) is [are] to include a LIBOR Portion(s), the Interest Period(s) therefor is [are] as follows:

Type	Amount	Interest Period

and

(c) The date of the requested conversion is to be                 ,         .

E-1

3. The Borrowers hereby certify to the Administrative Agent and the Lenders that, on the date of this Notice of Term Loan Conversion, and after giving effect to the requested conversion:

(a) The representations and warranties of the Borrowers set forth in Article IV of the Credit Agreement and in the other Credit Documents are true and correct in all material respects as if made on such date (except for representations and warranties expressly made as of a specified date, which shall be true as of such date);

(b) No Default has occurred and is continuing; and

(c) All of the Credit Documents are in full force and effect.

IN WITNESS WHEREOF, the Borrowers have executed this Notice of Term Loan Conversion on the date set forth above.

THE SANDS REGENT, a Nevada corporation

By:

Name:

Title:

LAST CHANCE, INC., a Nevada corporation

By:

Name:

Title:

ZANTE, INC., a Nevada corporation

By:

Name:

Title:

E-2

EXHIBIT F

NOTICE OF TERM LOAN INTEREST PERIOD SELECTION

TERM LOAN

[Date]

Wells Fargo Bank, National Association

[                                                     ]

[                                                     ]

[                                                     ]

Attn: [                    ]

1. Reference is made to that certain Credit Agreement, dated as of April 2, 2004 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among The Sands Regent., a Nevada corporation, Last Chance, Inc., a Nevada corporation, Zante, Inc., a Nevada corporation (collectively, the “Borrowers”), the financial institutions listed in Schedule I to the Credit Agreement (the “Lenders”) and Wells Fargo Bank, National Association, as administrative agent for the Lenders (in such capacity, the “Administrative Agent”), L/C Issuer and Swing Line Lender. Unless otherwise indicated, all terms defined in the Credit Agreement have the same respective meanings when used herein.

2. Pursuant to Section 2.02(e) of the Credit Agreement, the Borrowers hereby irrevocably select a new Interest Period for a Portion of the Term Loan as follows:

(a) The portion of the Term Loan Borrowing for which a new Interest Period is to be selected consists of LIBOR Portions in the aggregate principal amount of $             which were initially [advanced to] [converted by] the Borrowers on                 ,         ;

(b) The last day of the current Interest Period for such Portion of the Term Loan Borrowing is                 ,         ; and

(c) The next Interest Period for such Portion of the Term Loan Borrowing commencing upon the last day of the current Interest Period is to be              months.

3. The Borrowers hereby certify to the Administrative Agents and the Lenders that, on the date of this Notice of Term Loan Interest Period Selection, and after giving effect to the requested selection:

(a) The representations and warranties of the Borrowers set forth in Article IV of the Credit Agreement and in the other Credit Documents are true and correct in all material respects as if made on such date (except for representations and warranties expressly made as of a specified date, which shall be true as of such date);

(b) No Default has occurred and is continuing; and

(c) All of the Credit Documents are in full force and effect.

F-1

IN WITNESS WHEREOF, the Borrowers have executed this Notice of Term Loan Interest Period Selection on the date set forth above.

THE SANDS REGENT, a Nevada corporation

By:

Name:

Title:

LAST CHANCE, INC., a Nevada corporation

By:

Name:

Title:

ZANTE, INC., a Nevada corporation

By:

Name:

Title:

F-2

EXHIBIT G

NOTICE OF SWING LOAN BORROWING

[Date]

Wells Fargo Bank, National Association

[                                                     ]

[                                                     ]

[                                                     ]

Attn: [                    ]

1. Reference is made to that certain Credit Agreement, dated as of April 2, 2004 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among The Sands Regent., a Nevada corporation, Last Chance, Inc., a Nevada corporation, Zante, Inc., a Nevada corporation (collectively, the “Borrowers”), the financial institutions listed in Schedule I to the Credit Agreement (the “Lenders”) and Wells Fargo Bank, National Association, as administrative agent for the Lenders (in such capacity, the “Administrative Agent”), L/C Issuer and Swing Line Lender. Unless otherwise indicated, all terms defined in the Credit Agreement have the same respective meanings when used herein.

2. Pursuant to Section 2.04(b) of the Credit Agreement, the Borrowers hereby irrevocably request the Swing Loan Borrowing upon the following terms:

(a) The principal amount of the Swing Loan Borrowing is to be $            ; and

(b) The date of the Swing Loan Borrowing is to be                 ,         .

3. The Borrowers hereby certify to the Administrative Agent and the Lenders that, on the date of this Notice of Swing Loan Borrowing and after giving effect to the Swing Loan Borrowing:

(a) The representations and warranties of the Borrowers set forth in Article IV of the Credit Agreement and in the other Credit Documents are true and correct in all material respects as if made on such date (except for representations and warranties expressly made as of a specified date, which shall be true as of such date);

(b) No Default has occurred and is continuing; and

(c) All of the Credit Documents are in full force and effect.

G-1

4. Please disburse the proceeds of the Swing Loan Borrowing to:

IN WITNESS WHEREOF, the Borrowers have executed this Notice of Swing Loan Borrowing on the date set forth above.

THE SANDS REGENT, a Nevada corporation

By:

Name:

Title:

LAST CHANCE, INC., a Nevada corporation

By:

Name:

Title:

ZANTE, INC., a Nevada corporation

By:

Name:

Title:

G-2

EXHIBIT H

REVOLVING LOAN NOTE

$	,

FOR VALUE RECEIVED, THE SANDS REGENT, a Nevada corporation, LAST CHANCE, INC., a Nevada corporation and ZANTE, INC., a Nevada corporation (collectively, the “Borrowers”) hereby promise to pay to the order of                                 , a                          (the “Lender”), the principal sum of                                  DOLLARS ($            ) or such lesser amount as shall equal the aggregate outstanding principal balance of the Revolving Loans made by the Lender to the Borrowers pursuant to the Credit Agreement referred to below (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), on or before the Revolving Loan Maturity Date specified in the Credit Agreement; and to pay interest on said sum, or such lesser amount, at the rates and on the dates provided in the Credit Agreement.

The Borrowers shall make all payments hereunder, for the account of the Lender’s Applicable Lending Office, to the Administrative Agent as indicated in the Credit Agreement, in lawful money of the United States and in same day or immediately available funds.

The Borrowers hereby authorize the Lender to record on the schedule(s) annexed to this note the date and amount of each Revolving Loan and of each payment or prepayment of principal made by the Borrowers and agree that all such notations shall constitute prima facie evidence of the matters noted; provided, however, that the failure of the Lender to make, or any error by the Lender in making, any such notation shall not affect the Borrowers’ obligations hereunder.

This note is one of the Revolving Loan Notes referred to in the Credit Agreement, dated as of April 2, 2004, among the Borrowers, the Lender and the other financial institutions from time to time parties thereto (collectively, the “Lenders”) and Wells Fargo Bank, National Association, as administrative agent for the Lenders (in such capacity, the “Administrative Agent”), L/C Issuer and Swing Line Lender. This note is subject to the terms of the Credit Agreement, including the rights of prepayment and the rights of acceleration of maturity set forth therein, and is secured by the Security Documents. Terms used herein have the meanings assigned to those terms in the Credit Agreement, unless otherwise defined herein.

The transfer, sale or assignment of any rights under or interest in this note is subject to certain restrictions contained in the Credit Agreement, including Section 8.05 thereof.

The Borrowers shall pay all reasonable fees and expenses, including reasonable attorneys’ fees, incurred by the Lender in the enforcement or attempt to enforce any of the Borrower’s obligations hereunder not performed when due. The Borrowers hereby waive notice of presentment, demand, protest or notice of any other kind. This note shall be governed by and construed in accordance with the laws of the State of Nevada.

THE SANDS REGENT, a Nevada corporation

By:

Name:

Title:

LAST CHANCE, INC., a Nevada corporation

By:

Name:

Title:

ZANTE, INC., a Nevada corporation

By:

Name:

Title:

LOANS AND PAYMENTS OF PRINCIPAL

Date	Type of Loan	Amount of Loan	Interest Period Amount of Principal Paid or Prepaid	Unpaid Principal Balance	Notation Made By

EXHIBIT I

TERM LOAN NOTE

$	,

FOR VALUE RECEIVED, THE SANDS REGENT, a Nevada corporation, LAST CHANCE, INC., a Nevada corporation and ZANTE, INC., a Nevada corporation (collectively, the “Borrowers”) hereby promise to pay to the order of                     , a                      (the “Lender”), the principal sum of                                          DOLLARS ($                ) in                      (            ) installments of $                     each, payable on the                  day of each             ,             ,              and              (commencing                 ,              and ending                 ,             ); and to pay interest on the outstanding balance of said sum at the rates and on the dates provided in the Credit Agreement referred to below (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”); provided, however, that all principal and accrued interest remaining unpaid shall be payable in full on the Term Loan Maturity Date.

The Borrowers shall make all payments hereunder, for the account of the Lender’s Applicable Lending Office, to the Administrative Agent as indicated in the Credit Agreement, in lawful money of the United States and in same day or immediately available funds.

The Borrowers hereby authorize the Lender to record on the schedule(s) annexed to this note the date and amount of each Term Loan and of each payment or prepayment of principal made by the Borrowers and agree that all such notations shall constitute prima facie evidence of the matters noted; provided, however, that the failure of the Lender to make, or any error by the Lender in making, any such notation shall not affect the Borrowers’ obligations hereunder.

This note is one of the Term Loan Notes referred to in the Credit Agreement, dated as of April 2, 2004, among the Borrowers, the Lender and the other financial institutions from time to time parties thereto (collectively, the “Lenders”) and Wells Fargo Bank, National Association, as administrative agent for the Lenders (in such capacity, the “Administrative Agent”), L/C Issuer and Swing Line Lender. This note is subject to the terms of the Credit Agreement, including the rights of prepayment and the rights of acceleration of maturity set forth therein, and is secured by the Security Documents. Terms used herein have the meanings assigned to those terms in the Credit Agreement, unless otherwise defined herein.

The transfer, sale or assignment of any rights under or interest in this note is subject to certain restrictions contained in the Credit Agreement, including Section 8.05 thereof.

I-1

The Borrowers shall pay all reasonable fees and expenses, including reasonable attorneys’ fees, incurred by the Lender in the enforcement or attempt to enforce any of the Borrower’s obligations hereunder not performed when due. The Borrowers hereby waive notice of presentment, demand, protest or notice of any other kind. This note shall be governed by and construed in accordance with the laws of the State of Nevada.

THE SANDS REGENT, a Nevada corporation

By:

Name:

Title:

LAST CHANCE, INC., a Nevada corporation

By:

Name:

Title:

ZANTE, INC., a Nevada corporation

By:

Name:

Title:

I-2

EXHIBIT J

SWING LOAN NOTE

$2,000,000	[ ], 2004

FOR VALUE RECEIVED, THE SANDS REGENT, a Nevada corporation, LAST CHANCE, INC., a Nevada corporation and ZANTE, INC., a Nevada corporation (collectively, the “Borrowers”), hereby promise to pay to the order of Wells Fargo Bank, National Association (the “Lender”), the principal sum of TWO MILLION DOLLARS ($2,000,000) or such lesser amount as shall equal the aggregate outstanding principal balance of the Swing Line Loans made by the Lender to Borrowers pursuant to the Credit Agreement referred to below (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), on or before the Revolving Loan Maturity Date specified in the Credit Agreement; and to pay interest on said sum, or such lesser amount, at the rates and on the dates provided in the Credit Agreement.

The Borrowers shall make all payments hereunder, for the account of the Lender’s Applicable Lending Office, to the Administrative Agent as indicated in the Credit Agreement, in lawful money of the United States and in same day or immediately available funds.

The Borrowers hereby authorize the Lender to record on the schedule(s) annexed to this note the date and amount of each Swing Line Loan and of each payment or prepayment of principal made by Borrowers and agree that all such notations shall constitute prima facie evidence of the matters noted; provided, however, that the failure of the Lender to make, or any error by the Lender in making, any such notation shall not affect the Borrowers’ obligations hereunder.

This note is the Swing Line Note referred to in that certain Credit Agreement, dated as of April 2, 2004, among the Borrowers, the Lender and the other financial institutions from time to time parties thereto (collectively, the “Lenders”) and Wells Fargo Bank, National Association, as administrative agent for the Lenders (in such capacity, the “Administrative Agent”), L/C Issuer and Swing Line Lender. This note is subject to the terms of the Credit Agreement, including the rights of prepayment and the rights of acceleration of maturity set forth therein, and is secured by the Security Documents. Terms used herein have the meanings assigned to those terms in the Credit Agreement, unless otherwise defined herein.

The transfer, sale or assignment of any rights under or interest in this note is subject to certain restrictions contained in the Credit Agreement, including Section 8.05 thereof.

The Borrowers shall pay all reasonable fees and expenses, including reasonable attorneys’ fees, incurred by the Lender in the enforcement or attempt to enforce any of the Borrowers’ obligations hereunder not performed when due. The Borrowers hereby waive notice of presentment, demand, protest or notice of any other kind.

J-1

This note shall be governed by and construed in accordance with the laws of the State of Nevada.

THE SANDS REGENT, a Nevada corporation

By:

Name:

Title:

LAST CHANCE, INC., a Nevada corporation

By:

Name:

Title:

ZANTE, INC., a Nevada corporation

By:

Name:

Title:

J-2

EXHIBIT K

ASSIGNMENT AGREEMENT

THIS ASSIGNMENT AGREEMENT, dated as of the date set forth at the top of Attachment 1 hereto, by and among:

(1) The financial institution designated under item A of Attachment 1 hereto as the Assignor Lender (“Assignor Lender”); and

(2) The financial institution designated under item B of Attachment 1 hereto as the Assignee Lender (“Assignee Lender”).

RECITALS

A. Reference is made to that certain Credit Agreement, dated as of April 2, 2004 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among The Sands Regent., a Nevada corporation, Last Chance, Inc., a Nevada corporation, Zante, Inc., a Nevada corporation (collectively, the “Borrowers”), the financial institutions listed in Schedule I to the Credit Agreement (the “Lenders”) and Wells Fargo Bank, National Association, as administrative agent for the Lenders (in such capacity, the “Administrative Agent”), L/C Issuer and Swing Line Lender. Unless otherwise indicated, all terms defined in the Credit Agreement have the same respective meanings when used herein.

B. Assignor Lender wishes to sell, and Assignee Lender wishes to purchase, all or a portion of Assignor Lender’s rights under the Credit Agreement pursuant to Section 8.05(c) of the Credit Agreement.

AGREEMENT

Now, therefore, the parties hereto hereby agree as follows:

1. Definitions. Except as otherwise defined in this Assignment Agreement, all capitalized terms used herein and defined in the Credit Agreement have the respective meanings given to those terms in the Credit Agreement.

2. Sale and Assignment. On the terms and subject to the conditions of this Assignment Agreement, Assignor Lender hereby agrees to sell, assign and delegate to Assignee Lender and Assignee Lender hereby agrees to purchase, accept and assume the rights, obligations and duties of a Lender under the Credit Agreement and the other Credit Documents having a Revolving Loan Commitment, Term Loan and corresponding Proportionate Shares as set forth under Column 1 opposite Assignee Lender’s name on Attachment 1 hereto. Such sale, assignment and delegation shall become effective on the date designated in Attachment 1 hereto (the “Assignment Effective Date”), which date shall be, unless the Administrative Agent shall otherwise consent, at least five (5) Business Days after the date following the date counterparts of this Assignment Agreement are delivered to the Administrative Agent in accordance with Section 3 hereof.

3. Assignment Effective Notice. Upon (a) receipt by the Administrative Agent of five (5) counterparts of this Assignment Agreement (to each of which is attached a fully completed Attachment 1), each of which has been executed by Assignor Lender and Assignee Lender (and, to the extent required by Section 8.05(c) of the Credit Agreement, by Borrowers and the Administrative Agent) and (b) payment to the Administrative Agent of the registration and processing fee specified in Section 8.05(e) of the Credit Agreement by Assignor Lender, the Administrative Agent will transmit to Borrower, Assignor Lender and Assignee Lender an Assignment Effective Notice substantially in the form of Attachment 2 hereto, fully completed (an “Assignment Effective Notice”).

4. Assignment Effective Date. At or before 12:00 noon (local time of Assignor Lender) on the Assignment Effective Date, Assignee Lender shall pay to Assignor Lender, in immediately available or same day funds, an amount equal to the purchase price, as agreed between Assignor Lender and Assignee Lender (the “Purchase Price”), for the Revolving Loan Commitment (and related Loans and participations in L/C Obligations), Term Loan and corresponding Proportionate Shares purchased by Assignee Lender hereunder. Effective upon receipt by Assignor Lender of the Purchase Price payable by Assignee Lender, the sale, assignment and delegation to Assignee Lender of such Revolving Loan Commitment (and related Loans and participations in L/C Obligations), Term Loan and corresponding Proportionate Shares as described in Section 2 hereof shall become effective.

5. Payments After the Assignment Effective Date. Assignor Lender and Assignee Lender hereby agree that the Administrative Agent shall, and hereby authorize and direct the Administrative Agent to, allocate amounts payable under the Credit Agreement and the other Credit Documents as follows:

(a) All principal payments made after the Assignment Effective Date with respect to each Revolving Loan Commitment and/or Term Loan and corresponding Proportionate Shares assigned to Assignee Lender pursuant to this Assignment Agreement shall be payable to Assignee Lender.

(b) All interest, fees and other amounts accrued after the Assignment Effective Date with respect to the Revolving Loan Commitment, Term Loan and corresponding Proportionate Shares assigned to Assignee Lender pursuant to this Assignment Agreement shall be payable to Assignee Lender.

Assignor Lender and Assignee Lender shall make any separate arrangements between themselves which they deem appropriate with respect to payments between them of amounts paid under the Credit Documents on account of the Revolving Loan Commitment, Term Loan and corresponding Proportionate Shares assigned to Assignee Lender, and neither the Administrative Agent nor Borrowers shall have any responsibility to effect or carry out such separate arrangements.

6. Delivery of Notes. On or prior to the Assignment Effective Date, Assignor Lender will deliver to the Administrative Agent the Notes (if any) payable to Assignor Lender. On or prior to the Assignment Effective Date, if requested, Borrowers will deliver to the Administrative Agent new Notes for Assignee Lender and Assignor Lender, in each case in principal amounts reflecting, in accordance with the Credit Agreement, their respective Revolving Loan Commitments and Proportionate Shares of the Term Loans (as adjusted pursuant to this Assignment Agreement). As provided in Section 8.05(c) of the Credit Agreement, each such new Note shall be dated the Funding Date. Promptly after the Assignment Effective Date, if new Notes are requested the Administrative Agent will send to each of Assignor Lender and Assignee Lender, as applicable, its new Notes and, if applicable, will send to Borrowers the superseded Notes payable to Assignor Lender, marked “Replaced.”

7. Delivery of Copies of Credit Documents. Concurrently with the execution and delivery hereof, Assignor Lender will provide to Assignee Lender (if it is not already a Lender party to the Credit Agreement) conformed copies of all documents delivered to Assignor Lender on or prior to the Funding Date in satisfaction of the conditions precedent set forth in the Credit Agreement.

8. Further Assurances. Each of the parties to this Assignment Agreement agrees that at any time and from time to time upon the written request of any other party, it will execute and deliver such further documents and do such further acts and things as such other party may reasonably request in order to effect the purposes of this Assignment Agreement.

9. Further Representations, Warranties and Covenants. Assignor Lender and Assignee Lender further represent and warrant to and covenant with each other, the Administrative Agent and the Lenders as follows:

(a) Other than the representation and warranty that it is the legal and beneficial owner of the interest being assigned hereby free and clear of any adverse claim, Assignor Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or the other Credit Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or the other Credit Documents furnished or the Collateral or any security interest therein.

(b) Assignor Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of Borrowers or any of its obligations under the Credit Agreement or any other Credit Documents.

(c) Assignee Lender confirms that it has received a copy of the Credit Agreement and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment Agreement.

(d) Assignee Lender will, independently and without reliance upon the Administrative Agent, Assignor Lender or any other Lender and based upon such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement and the other Credit Documents.

(e) Assignee Lender appoints and authorizes the Administrative Agent to take such action as the Administrative Agent on its behalf and to exercise such powers under the Credit Agreement and the other Credit Documents as the Administrative Agent is authorized to exercise by the terms thereof, together with such powers as are reasonably incidental thereto, all in accordance with Article VII of the Credit Agreement.

(f) Assignee Lender agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement and the other Credit Documents are required to be performed by it as a Lender.

(g) Attachment 1 hereto sets forth administrative information with respect to Assignee Lender.

10. Effect of this Assignment Agreement. On and after the Assignment Effective Date, (a) Assignee Lender shall be a Lender with a Revolving Loan Commitment, Term Loan and corresponding Proportionate Shares equal to that set forth under Column 2 opposite Assignee Lender’s name on Attachment 1 hereto and shall have the rights, duties and obligations of such a Lender under the Credit Agreement and the other Credit Documents and (b) Assignor Lender shall be a Lender with a Revolving Loan Commitment, Term Loan and corresponding Proportionate Shares equal to that set forth under Column 2 opposite Assignor Lender’s name on Attachment 1 hereto, and shall have the rights, duties and obligations of such a Lender under the Credit Agreement and the other Credit Documents or, if the Revolving Loan Commitment and any Term Loan of Assignor Lender has been reduced to $0, Assignor Lender shall cease to be a Lender and shall have no further obligation to make any Loans.

11. Miscellaneous. This Assignment Agreement shall be governed by, and construed in accordance with, the laws of the State of Nevada. Section headings in this Assignment Agreement are for convenience of reference only and are not part of the substance hereof.

IN WITNESS WHEREOF, the parties hereto have caused this Assignment Agreement to be executed by their respective duly authorized officers as of the date set forth in Attachment 1 hereto.

________________________________________, as
Assignor Lender

By:

Name:

Title:

______________________________________, as an
Assignee Lender

By:

Name:

Title:

CONSENTED TO AND ACKNOWLEDGED BY:

THE SANDS REGENT, a Nevada corporation

By:

Name:

Title:

LAST CHANCE, INC., a Nevada corporation

By:

Name:

Title:

ZANTE, INC., a Nevada corporation

By:

Name:

Title:

ADMINISTRATIVE AGENT

[__________________________________________],
as the Administrative Agent

By:

Name:

Title:

ACCEPTED FOR RECORDATION IN REGISTER:

[___________________________________________],
as the Administrative Agent

By:

Name:

Title:

ATTACHMENT 1

TO ASSIGNMENT AGREEMENT

NAMES, ADDRESSES, REVOLVING LOAN COMMITMENTS, TERM LOANS AND

PROPORTIONATE SHARES OF ASSIGNOR LENDER AND ASSIGNEE LENDER

AND ASSIGNMENT EFFECTIVE DATE

                    , 20

	Column 1	Column 2

	Revolving Loan Commitment, Term Loan Principal and Proportionate Shares Transferred[1,2]	Revolving Loan Commitment, Term Loan Principal and Proportionate Shares After Assignment[1]
A. ASSIGNOR LENDER

_______________________________________________	______________	______________

_______________________________________________	$	$

_______________________________________________	%	%

Applicable Lending Office:

_______________________________________________

_______________________________________________

_______________________________________________

_______________________________________________

Address for Notices:

_______________________________________________

_______________________________________________

_______________________________________________

_______________________________________________

Telephone No.: __________________________________

Telecopier No.: __________________________________

Wiring Instructions:

_______________________________________________

_______________________________________________

[1]	To be expressed by a percentage rounded to the eighth digit to the right of the decimal point.

[2]	Proportionate Share of Total Revolving Loan Commitment and/or aggregate Effective Amount of all Term Loans outstanding, in each case as contemplated to be sold by Assignor Lender and purchased by Assignee Lender pursuant to this Assignment Agreement.

	Column 1	Column 2

	Revolving Loan Commitment, Term Loan Principal and Proportionate Shares Transferred[1,2]	Revolving Loan Commitment, Term Loan Principal and Proportionate Shares After Assignment[1]
B. ASSIGNEE LENDER

_______________________________________________	______________	______________

_______________________________________________	$	$

_______________________________________________	%	%

Applicable Lending Office:

_______________________________________________

_______________________________________________

_______________________________________________

_______________________________________________

Address for Notices:

_______________________________________________

_______________________________________________

_______________________________________________

_______________________________________________

Telephone No.: __________________________________

Telecopier No.: __________________________________

Wiring Instructions:

_______________________________________________

_______________________________________________

_______________________________________________	%	%

Applicable Lending Office:

_______________________________________________

_______________________________________________

_______________________________________________

_______________________________________________

[1]	To be expressed by a percentage rounded to the eighth digit to the right of the decimal point.

[2]	Proportionate Share of Total Revolving Loan Commitment and/or aggregate Effective Amount of all Term Loans outstanding, in each case as contemplated to be sold by Assignor Lender and purchased by Assignee Lender pursuant to this Assignment Agreement.

Address for Notices:

_______________________________________________

_______________________________________________

_______________________________________________

_______________________________________________

Telephone No.: __________________________________

Telecopier No.: __________________________________

Wiring Instructions:

_______________________________________________

_______________________________________________

C. ASSIGNMENT EFFECTIVE DATE:

, 20

ATTACHMENT 2

TO ASSIGNMENT AGREEMENT

FORM OF

ASSIGNMENT EFFECTIVE NOTICE

Reference is made to that certain Credit Agreement, dated as of April 2, 2004 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among The Sands Regent., a Nevada corporation, Last Chance, Inc., a Nevada corporation, Zante, Inc., a Nevada corporation (collectively, the “Borrowers”), the financial institutions listed in Schedule I to the Credit Agreement (the “Lenders”) and Wells Fargo Bank, National Association, as administrative agent for the Lenders (in such capacity, the “Administrative Agent”), L/C Issuer and Swing Line Lender. Unless otherwise indicated, all terms defined in the Credit Agreement have the same respective meanings when used herein.

1. Pursuant to such Assignment Agreement, you are advised that the Assignment Effective Date will be                     .

2. Pursuant to such Assignment Agreement, Assignor Lender is required to deliver to the Administrative Agent on or before the Assignment Effective Date the Note, if any, payable to Assignor Lender.

3. Pursuant to such Assignment Agreement and the Credit Agreement, the Borrowers is required to deliver to the Administrative Agent on or before the Assignment Effective Date the following Notes, each dated                          [Insert appropriate date]:

[Describe each new Note for Assignor Lender and Assignee Lender as to principal amount, to the extent that each such Note is requested by

Assignor Lender and/or Assignee Lender.]

4. Pursuant to such Assignment Agreement, Assignee Lender is required to pay its Purchase Price to Assignor Lender at or before 12:00 noon (local time of Assignor Lender) on the Assignment Effective Date in immediately available funds.

Very truly yours,

[ ], as the
Administrative Agent

By:

Name:

Title:

EXHIBIT L

FORM OF COMPLIANCE CERTIFICATE

L-1

EXHIBIT M

FORM OF JOINDER AGREEMENT

This JOINDER AGREEMENT, dated as of May 3, 2004, is made by Plantation Investments, Inc., dba “Rail City” (the “Additional Borrower”), in favor of the lenders from time to time party to the Credit Agreement (defined below) (the “Lenders”) and Wells Fargo Bank, National Association, as administrative agent for the Lenders (in such capacity, the “Administrative Agent”) as sole lead arranger, as L/C Issuer and as Swing Line Lender. All capitalized terms not defined herein shall have the meaning ascribed to them in the Credit Agreement.

W I T N E S S T H

WHEREAS, The Sands Regent, a Nevada corporation (“Sands”), Last Chance, Inc., a Nevada corporation (“Last Chance”), and Zante, Inc., a Nevada corporation (“Zante” and, together with Last Chance and Sands, each a “Borrower” and collectively, the “Borrowers”), the Lenders and the Administrative Agent have entered into that certain Credit Agreement dated as of April 2, 2004 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”);

WHEREAS, pursuant to that certain Stock Purchase Agreement, dated as of December 5, 2003, among Sands and Alliance Gaming Corporation and APT Games, Inc. (together with Alliance Gaming Corporation, the “Sellers”), Sands purchased from the Sellers 100% of the Stock of the Additional Borrower;

WHEREAS, the Borrowers have requested that the Additional Borrower become a party to the Credit Agreement, and the failure of Additional Borrower to become a “Borrower” under the Credit Agreement on the Funding Date constitutes an Event of Default under the Credit Agreement; and

WHEREAS, the Additional Borrower has agreed to execute and deliver this Joinder Agreement in order to become a party to the Credit Agreement;

NOW, THEREFORE, IT IS AGREED:

1. Credit Agreement. By executing and delivering this Joinder Agreement, the Additional Borrower, as provided in Sections 1.13 and 3.02(g)(v) of the Credit Agreement, hereby (i) becomes a party to the Credit Agreement as a Borrower thereunder with the same force and effect as if originally named therein as a Borrower and (ii) without limiting the generality of the foregoing, hereby expressly assumes all obligations and liabilities of a Borrower owing to the Administrative Agent, L/C Issuer, Swing Line Lender and the Lenders under the Credit Agreement and the other Credit Documents, including the Obligations. The Additional Borrower hereby represents and warrants that each of the representations and warranties contained in Article IV of the Credit Agreement is true and correct on and as of the date hereof (after giving effect to this Joinder Agreement) as if made on and as of such date. Each reference to a “Borrower” in the Credit Agreement or the other Credit Documents shall be deemed to include the Additional Borrower. Each of the Borrowers, including the Additional Borrower, acknowledge and agree that upon the effectiveness of this Joinder Agreement, the Schedules attached hereto as Exhibit A shall supplement the corresponding Schedules previously attached to the Credit

Agreement to incorporate information relating to the Additional Borrower. This Joinder Agreement (including the Schedules attached hereto) is a supplement to the Credit Agreement, which Credit Agreement is hereby incorporated herein by reference.

2. Security Agreement. By executing and delivering this Joinder Agreement, the Additional Borrower hereby becomes a Grantor under the Security Agreement (as defined in the Credit Agreement) with the same force and effect as if originally named therein as a Grantor and the Additional Borrower hereby (a) agrees to all the terms and provisions of the Security Agreement applicable to it as a Grantor thereunder and (b) represents and warrants that the representations and warranties made by it as a Grantor thereunder are true and correct on and as of the date hereof. In furtherance of the foregoing, as security for the prompt and complete payment and performance when due of all of the Obligations, the Additional Borrower does hereby sell, assign and transfer unto the Administrative Agent for the benefit of the Lenders, and does hereby Administrative Agent for the benefit of the Lenders, a continuing first priority security interest (subject to Permitted Liens) in, all of the right, title and interest of such Additional Borrower in, to and under all of the Collateral, whether now existing or hereafter from time to time acquired. Each reference to a “Grantor” in the Security Agreement shall be deemed to include the Additional Borrower. This Joinder Agreement is a supplement to the Security Agreement, which Security Agreement is hereby incorporated herein by reference.

3. Authorization. The Additional Borrower hereby represents and warrants to the Administrative Agent and the Lenders that this Joinder Agreement has been duly authorized, executed and delivered by the Additional Borrower and constitutes the legal, valid and binding obligation of the Additional Borrower, enforceable against it in accordance with its terms.

4. GOVERNING LAW. THIS JOINDER AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEVADA.

IN WITNESS WHEREOF, the undersigned has caused this Joinder Agreement to be duly executed and delivered as of the date first above written.

PLANTATION INVESTMENTS, INC. dba “Rail City”

By:

Name:

Title:

The undersigned hereby acknowledge and consent to the foregoing Joinder Agreement and confirm and agree that their respective obligations under the Credit Agreement shall remain in full force and effect in accordance with their respective terms.

THE SANDS REGENT, a Nevada corporation

By:

Name:

Title:

LAST CHANCE, INC., a Nevada corporation

By:

Name:

Title:

ZANTE, INC., a Nevada corporation

By:

Name:

Title:

AGREED TO BY: WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent

By:

Name:

Title:

EXHIBIT A

ADDITIONAL BORROWER’S SUPPLEMENT TO CERTAIN

SCHEDULES TO CREDIT AGREEMENT

SCHEDULE 4.01 (f)

NO VIOLATION OR DEFAULT

1.	Gold Ranch Casino & RV Resort

Borrowers have been provided with the following reports and related documents, copies of which have been provided to Lenders or Wells Fargo as Administrative Agent or both, as the case may be, with respect to the Gold Ranch property;

Groundwater Remediation Report Third Quarter 2003 prepared by McGinley & Associates.

2.	The Sands Regency

Borrowers have been provided with the following reports and related documents, copies of which have been provided to Lenders or Wells Fargo as Administrative Agent or both, as the case may be, with respect to the Sands Regency property;

Underground Storage Tanks Assessment prepared by Kleinfelder dated November 17, 1999.

3.	Rail City Casino

Borrowers have been provided with the following reports and related documents, copies of which have been provided to Lenders or Wells Fargo as Administrative Agent or both, as the case may be, with respect to the Rail City real property;

Asbestos Containing Material Inspection and Assessment prepared by C&G Environmental Consultants, LLC dated October 31, 2003.

Phase I Environmental Site Assessment prepared by McGinley & Associates dated October 24, 2003.

SCHEDULE 4.01 (g)

LITIGATION

Date: 7/6/2001

Parties: Ramacher, Marilyn and Marvin v. Alliance Gaming Corporation; Plantation Investments, Inc., dba Rail City Casino; Does I through X, Inclusive;

Court: Second Judicial District Court, Washoe County, Nevada

Case No. CV01 00505

Nature: A.C.-Personal injuries in slip and fall at Rail City Casino

Disposition: Trial scheduled for October 13, 2003, is continued indefinitely, Plaintiff’s counsel is ill and is looking for new counsel for Ms. Ramacher. Rail City’s attorney will advise when or if Plaintiff gets a new attorney and when matter will be reset on the court’s calendar.

Date: 8/23/2002

Parties: Rania, Della v. Alliance Gaming Corporation; Plantation Investments, Inc., dba Rail City Casino; John Does I-V. inclusive, and Black and White Companies

Court: Second Judicial District Court, Washoe County, Nevada

Case No. CV02 969

Nature: A.C.-Personal injuries suffered when Plaintiff tripped over a slot machine and/or platform bottom of the machine extending into the aisle where customers walk.

Disposition: Trial date scheduled for June 1, 2004. Mediation held on 10/9/2003 failed to settle this matter. Plaintiff served Offer of Judgment ($299,000) to be accepted/rejected by Rail City on 12/20/03. Defendants’ served offer of Judgment ($250,001) to be accepted/rejected by Plaintiff on 10/23/03.

SCHEDULE 4.01 (o)

INTELLECTUAL PROPERTY

Trademark, “Rail City Casino”

SCHEDULE 4.01 (y)

INSURANCE

PLANTATION INVESTMENTS, INC.

Prop/Bus Interruption	Affiliated FM	10-1-04	$5,000,000	$50,000

Crime	AIG	10-1-04	$1,200,000	$10,000

Auto	Affiliated FM	10-1-04	$1,000,000	$500/$1,000

General Liability	Affiliated FM	10-1-04	$1,000,000	$500/$1,000

Worker’s Comp	CHSI	12-31-04	$1,000,000	$175,000